FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286968-03

Dated September 2, 2025	BBCMS 2025-5C37
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2025-5C37
$741,518,659 (Approximate Mortgage Pool Balance)

$656,244,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C37

Barclays Capital Real Estate Inc.

3650 Capital SCF LOE I(A), LLC

Citi Real Estate Funding Inc.

UBS AG

Societe Generale Financial Corporation

Bank of Montreal

Goldman Sachs Mortgage Company

BSPRT CMBS Finance, LLC

Mortgage Loan Sellers

Barclays	BMO Capital Markets	Citigroup
Goldman Sachs & Co. LLC	Société Générale	UBS Securities LLC
Co-Lead Managers and Joint Bookrunners

Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated September 2, 2025	BBCMS 2025-5C37

This material is for your information, and none of Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Drexel Hamilton, LLC and Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-286968) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C37 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$1,881,000		30.000%	2.72	10/25-4/30	40.5%	17.4%
A-2	Aaa(sf) / AAAsf / AAA(sf)	(6)		30.000%	(6)	(6)	40.5%	17.4%
A-3	Aaa(sf) / AAAsf / AAA(sf)	(6)		30.000%	(6)	(6)	40.5%	17.4%
X-A	Aaa(sf) / AAAsf / AAA(sf)	$519,063,000	(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$137,181,000	(8)	N/A	N/A	N/A	N/A	N/A
A-S	NR / AAAsf / AAA(sf)	$70,444,000		20.500%	4.94	8/30-9/30	46.0%	15.3%
B	NR / AA-sf / AA(sf)	$38,930,000		15.250%	4.97	9/30-9/30	49.1%	14.4%
C	NR / A-sf / A(sf)	$27,807,000		11.500%	4.97	9/30-9/30	51.2%	13.8%

Privately Offered Certificates(9)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D(10)	NR / BBBsf / AAA(sf)	$15,757,000	(11)	N/A	N/A	N/A	N/A	N/A
D(10)	NR / BBBsf / A-(sf)	$15,757,000		9.375%	4.97	9/30-9/30	52.5%	13.5%
E-RR(10)	NR / BBB-sf / BBB+(sf)	$10,196,000		8.000%	4.97	9/30-9/30	53.3%	13.3%
F-RR	NR / BB-sf / BB+(sf)	$15,757,000		5.875%	4.97	9/30-9/30	54.5%	13.0%
G-RR	NR / B-sf / BB-(sf)	$11,123,000		4.375%	4.97	9/30-9/30	55.4%	12.8%
J-RR	NR / NR / NR	$32,441,658		0.000%	5.49	9/30-5/32	57.9%	12.2%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the Notional Amount of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such Notional Amount, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B or Class X-D Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 Certificates represent the approximate initial credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and September 25, 2025 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated September 2, 2025 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $517,182,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 – $180,000,000	N/A – 4.76	N/A / 4/30 – 7/30
Class A-3	$337,182,000 – $517,182,000	4.87 – 4.83	7/30 – 8/30 / 4/30 – 8/30

(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates.
(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates.
(9)	The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, and Class J-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.
(10)	The initial certificate balance of each of the Class D and Class E-RR Certificates, and the initial notional amount of the Class X-D Certificates, is subject to change based on final pricing of all Certificates and the final determination of the amounts of the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “HRR certificates”) that will be retained by 3650 Capital SCF LOE I(A), LLC (directly or through one or more of its “majority-owned affiliates”), as described under “Credit Risk Retention” in the Preliminary Prospectus to satisfy the U.S. risk retention requirements of 3650 Capital SCF LOE I(A), LLC, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Summary of Transaction Terms
Securities Offered:	$656,244,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC and UBS Securities LLC.
Co-Managers:	Drexel Hamilton, LLC and Bancroft Capital, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (24.3%), 3650 Capital SCF LOE I(A), LLC (“3650 Capital”) (22.0%), Citi Real Estate Funding Inc. (“CREFI”) (15.1%), Goldman Sachs Mortgage Company (“GSMC”) (12.7%), Bank of Montreal (“BMO”) (8.4%), Societe Generale Financial Corporation (“SGFC”) (7.8%), BSPRT CMBS Finance, LLC (“BSPRT”) (5.7%) and UBS AG New York Branch (“UBS AG”) (3.8%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	3650 REIT Loan Servicing LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Moody’s Investor Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	3650 Real Estate Investment Trust 2 LLC or an affiliate.
U.S. Credit Risk Retention:	For a discussion on the manner in which 3650 Capital, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about September 25, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in September 2025, or in the case of any mortgage loan that has its first due date after September 2025, the date that would have been its due date in September 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in October 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in October 2025.
Assumed Final Distribution Date:	The Distribution Date in May 2032 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in September 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R] Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Summary of Transaction Terms
Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	9	16	$180,500,000	24.3%
3650 Capital	7	7	$163,433,159	22.0%
CREFI	2	6	$112,250,000	15.1%
GSMC	3	3	$94,500,000	12.7%
BMO	4	105	$62,550,000	8.4%
SGFC	3	3	$58,200,000	7.8%
BSPRT	2	3	$42,250,000	5.7%
UBS AG	4	105	$27,835,500	3.8%
Total:	30	143	$741,518,659	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$741,518,659
Number of Mortgage Loans:	30
Number of Mortgaged Properties:	143
Average Cut-off Date Balance per Mortgage Loan:	$24,717,289
Weighted Average Current Mortgage Rate:	6.62150%
10 Largest Mortgage Loans as % of IPB:	60.6%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.75x
Weighted Average UW NOI Debt Yield(2):	12.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	57.9%
Weighted Average Maturity Date LTV(2)(4):	57.7%
Other Statistics
% of Mortgage Loans with Additional Debt:	19.1%
% of Mortgage Loans with Single Tenants(5):	3.9%
% of Mortgage Loans secured by Multiple Properties:	25.2%
Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	358 months
% of Mortgage Loans with Interest-Only:	92.5%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	3.7%
% of Mortgage Loans with Amortizing Balloon:	3.8%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	51.4%
% of Mortgage Loans with Springing Lockboxes:	34.2%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockboxes:	10.0%
% of Mortgage Loans with Soft Lockboxes:	4.4%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	85.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	49.3%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	70.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	42.7%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are four loans with multiple loan sellers being contributed to the pool comprised of 105 mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 5, 9, 10, 13, 23, 24, and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 6, 20, 21 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s) or Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 2, 9, 12, 20 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” value. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Dunbar Apartments	New York, NY	3650 Capital, SGFC	1	$74,000,000	9.98%	537	Multifamily	1.29x	9.0%	55.2%	55.2%
2	Vertex HQ	Boston, MA	GSMC, BMO	1	$70,000,000	9.4%	1,134,479	Mixed Use	3.29x	16.5%	34.0%	34.0%
3	Mendlowits NYC Collection	New York, NY	CREFI	5	$62,250,000	8.4%	182	Multifamily	1.29x	8.6%	66.7%	66.7%
4	The Daxton Hotel	Birmingham, MI	CREFI	1	$50,000,000	6.7%	151	Hospitality	2.02x	15.9%	54.3%	54.3%
5	Springfield Town Center	Springfield, VA	GSMC, Barclays	1	$46,000,000	6.2%	981,463	Retail	1.86x	14.0%	54.6%	54.6%
6	Shaner Philadelphia Airport Portfolio	Various, PA	Barclays	2	$33,000,000	4.5%	251	Hospitality	1.67x	14.4%	57.1%	57.1%
7	Hunter Michigan & Indiana Portfolio	Various, Various	Barclays	3	$29,650,000	4.0%	452	Multifamily	1.41x	10.1%	59.8%	59.8%
8	Home Depot Jamaica	Jamaica, NY	Barclays	1	$29,000,000	3.9%	105,196	Retail	1.40x	9.4%	60.3%	60.3%
9	Poinciana Lakes Plaza	Poinciana, FL	GSMC	1	$28,200,000	3.8%	209,088	Retail	1.28x	8.9%	69.4%	69.4%
10	Shaw Park Plaza	Clayton, MO	3650 Capital	1	$27,423,159	3.7%	277,927	Office	1.63x	13.6%	65.4%	62.1%

	Top 3 Total/Weighted Average			7	$206,250,000	27.8%			1.97x	11.4%	51.5%	51.5%
	Top 5 Total/Weighted Average			9	$302,250,000	40.8%			1.96x	12.6%	52.4%	52.4%
	Top 10 Total/Weighted Average			17	$449,523,159	60.6%			1.80x	12.2%	55.6%	55.4%
	Non-Top 10 Total/Weighted Average			127	$291,995,500	39.4%			1.66x	12.3%	61.4%	61.3%
(1)	In the case of Loan Nos. 1, 2, 5, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s), but exclude any related mezzanine loan(s) or Subordinate Companion Loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Dunbar Apartments	3650 Capital, SGFC	$74,000,000	$100,000,000	BBCMS 2025-5C37	Midland	3650	Future Securitization(s)	$26,000,000
2	Vertex HQ	GSMC, BMO	$70,000,000	$558,800,000	VRTX 2025-HQ	Trimont	Situs	VRTX 2025-HQ Future Securitization(s)	$247,300,000 $241,500,000
5	Springfield Town Center	GSMC, Barclays	$46,000,000	$150,000,000	BBCMS 2025-5C37	Midland	3650	Future Securitization(s)	$104,000,000
9	Poinciana Lakes Plaza	GSMC	$28,200,000	$48,200,000	BBCMS 2025-5C37	Midland	3650	Benchmark 2025-V16	$20,000,000
10	Shaw Park Plaza	3650 Capital	$27,423,159	$54,846,318	BBCMS 2025-5C37	Midland	3650	Benchmark 2025-V16 BMO 2025-5C11 WFCM 2025-5C5	$12,465,072 $9,972,058 $4,986,029
13	The Roosevelt New Orleans	Barclays	$24,500,000	$130,000,000	BBCMS 2025-5C36	Trimont	K-Star	BBCMS 2025-5C36 WFCM 2025-5C5 Benchmark 2025-V16 Future Securitization(s)	$40,000,000 $29,700,000 $20,000,000 $15,800,000
23	ILPT 2025 Portfolio	BMO, UBS AG	$10,285,500	$747,200,000	ILPT 2025-LPF2	Midland	KeyBank	ILPT 2025-LPF2 BANK5 2025-5YR16 BBCMS 2025-5C36 Benchmark 2025-V16 Future Securitization(s)	$522,200,000 $64,000,000 $61,000,000 $60,000,000 $29,714,500
24	500 Delaware	3650 Capital	$10,000,000	$85,000,000	3650R 2022-PF2	Midland	3650	BMO 2024-C10 3650R 2022-PF2 BBCMS 2023-C21 BMO 2025-5C9 Benchmark 2024-V9 Future Securitization(s)	$20,000,000 $20,000,000 $15,000,000 $8,000,000 $5,000,000 $7,000,000
25	1000 Portside Drive	BMO	$10,000,000	$36,000,000	(1)	(1)	(1)	Future Securitization(s)	$26,000,000
(1)	In the case of Loan No. 25, the related Whole Loan will be serviced under the BBCMS 2025-5C37 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics
Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
2	Vertex HQ	$70,000,000	$488,800,000	$441,200,000	$1,000,000,000	3.29x	1.62x	34.0%	60.8%	16.5%	9.2%
6	Shaner Philadelphia Airport Portfolio	$33,000,000	$0	$10,000,000	$43,000,000	1.67x	1.10x	57.1%	74.4%	14.4%	11.1%
20	Courtyard Fayetteville	$14,250,000	$0	$3,000,000	$17,250,000	1.71x	1.20x	59.4%	71.9%	15.8%	13.0%
21	Hampton Inn & Suites El Paso Airport	$13,900,000	$0	$2,000,000	$15,900,000	1.67x	1.37x	69.8%	79.9%	16.1%	14.1%
23	ILPT 2025 Portfolio	$10,285,500	$736,914,500	$412,800,000	$1,160,000,000	1.96x	1.06x	43.8%	68.0%	11.3%	7.3%
(1)	In the case of Loan No. 6, 20 and 21, the subordinate debt represents a mezzanine loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude any related mezzanine loan(s) or Subordinate Companion Loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Multifamily	Mid Rise	6	$136,250,000	18.4%	1.29x	8.8%	60.5%	60.5%
	Garden	3	$25,000,000	3.4%	1.79x	12.4%	56.5%	56.5%
	Student Housing	2	$22,650,000	3.1%	1.41x	10.1%	59.8%	59.8%
	High Rise	1	$10,000,000	1.3%	1.33x	8.5%	60.9%	60.9%
	Subtotal:	12	$193,900,000	26.1%	1.37x	9.4%	59.9%	59.9%
Hospitality	Full Service	2	$74,500,000	10.0%	1.97x	15.8%	54.0%	54.0%
	Extended Stay	2	$38,792,249	5.2%	1.67x	14.4%	57.4%	57.4%
	Select Service	3	$31,247,751	4.2%	1.69x	15.2%	60.4%	59.6%
	Limited Service	2	$23,260,000	3.1%	1.67x	15.5%	65.0%	64.4%
	Subtotal:	9	$167,800,000	22.6%	1.81x	15.3%	57.5%	57.3%
Retail	Anchored	3	$57,100,000	7.7%	1.42x	10.4%	66.2%	66.2%
	Super Regional Mall	1	$46,000,000	6.2%	1.86x	14.0%	54.6%	54.6%
	Single Tenant	1	$29,000,000	3.9%	1.40x	9.4%	60.3%	60.3%
	Subtotal:	5	$132,100,000	17.8%	1.57x	11.4%	60.9%	60.9%
Mixed Use	Lab/Office	1	$70,000,000	9.4%	3.29x	16.5%	34.0%	34.0%
	Office / Medical Office / Retail	1	$19,200,000	2.6%	1.40x	10.2%	61.5%	61.5%
	Office / Industrial	1	$16,250,000	2.2%	1.58x	11.7%	64.6%	64.6%
	Subtotal:	3	$105,450,000	14.2%	2.68x	14.6%	43.7%	43.7%
Office	Medical	2	$44,010,000	5.9%	1.81x	12.0%	62.9%	62.9%
	Suburban	1	$27,423,159	3.7%	1.63x	13.6%	65.4%	62.1%
	CBD	1	$10,000,000	1.3%	2.15x	10.8%	67.6%	67.6%
	Subtotal:	4	$81,433,159	11.0%	1.79x	12.4%	64.3%	63.2%
Self Storage	Self Storage	7	$32,050,000	4.3%	1.28x	8.7%	67.5%	67.5%
Industrial	Flex	1	$18,500,000	2.5%	1.51x	10.9%	62.5%	62.5%
	Warehouse / Distribution	71	$8,453,404	1.1%	1.96x	11.3%	43.8%	43.8%
	Cold Storage	1	$251,374	0.0%	1.96x	11.3%	43.8%	43.8%
	Manufacturing	1	$152,598	0.0%	1.96x	11.3%	43.8%	43.8%
	Storage Yard	1	$33,073	0.0%	1.96x	11.3%	43.8%	43.8%
	Subtotal:	75	$27,390,449	3.7%	1.66x	11.0%	56.4%	56.4%
Other	Leased Fee	28	$1,395,051	0.2%	1.96x	11.3%	43.8%	43.8%
Total / Weighted Average:		143	$741,518,659	100.0%	1.75x	12.2%	57.9%	57.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 5, 9, 10, 13, 23, 24, and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 6, 20, 21 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s) or Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 2, 9, 12, 20 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” value. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	10	$175,855,488	23.7%	1.32x	9.1%	60.4%	60.4%
Virginia	3	$72,000,000	9.7%	1.80x	14.2%	55.8%	55.8%
Massachusetts	1	$70,000,000	9.4%	3.29x	16.5%	34.0%	34.0%
Michigan	3	$57,251,374	7.7%	1.95x	15.2%	54.9%	54.9%
Florida	10	$48,157,349	6.5%	1.39x	9.7%	66.0%	66.0%
California	2	$44,010,000	5.9%	1.81x	12.0%	62.9%	62.9%
Texas	4	$41,257,386	5.6%	1.57x	12.7%	64.2%	63.9%
Pennsylvania	2	$33,000,000	4.5%	1.67x	14.4%	57.1%	57.1%
Indiana	5	$29,038,473	3.9%	1.47x	11.2%	61.5%	61.5%
New Jersey	2	$28,500,000	3.8%	1.48x	10.5%	63.5%	63.5%
Arkansas	4	$27,848,501	3.8%	1.50x	12.4%	62.9%	62.1%
Missouri	3	$27,586,308	3.7%	1.63x	13.6%	65.3%	62.0%
Louisiana	3	$24,618,239	3.3%	1.87x	15.6%	53.5%	53.5%
Nevada	2	$16,511,305	2.2%	1.59x	11.7%	64.3%	64.3%
Delaware	1	$10,000,000	1.3%	2.15x	10.8%	67.6%	67.6%
Tennessee	1	$10,000,000	1.3%	2.06x	13.8%	50.3%	50.3%
Montana	1	$6,000,000	0.8%	1.27x	8.6%	68.2%	68.2%
Wyoming	1	$4,900,000	0.7%	1.27x	8.6%	68.2%	68.2%
Colorado	7	$3,965,481	0.5%	1.41x	9.2%	63.2%	63.2%
Wisconsin	1	$3,450,000	0.5%	1.27x	8.8%	67.9%	67.9%
Hawaii	35	$1,836,441	0.2%	1.96x	11.3%	43.8%	43.8%
South Carolina	7	$1,566,411	0.2%	1.96x	11.3%	43.8%	43.8%
Minnesota	2	$1,019,596	0.1%	1.28x	8.8%	67.4%	67.4%
Ohio	6	$903,173	0.1%	1.96x	11.3%	43.8%	43.8%
Alabama	2	$418,380	0.1%	1.96x	11.3%	43.8%	43.8%
Oklahoma	3	$254,043	0.0%	1.96x	11.3%	43.8%	43.8%
Arizona	1	$212,005	0.0%	1.96x	11.3%	43.8%	43.8%
Utah	2	$190,991	0.0%	1.96x	11.3%	43.8%	43.8%
Iowa	2	$171,129	0.0%	1.96x	11.3%	43.8%	43.8%
Maryland	1	$159,337	0.0%	1.96x	11.3%	43.8%	43.8%
Nebraska	2	$158,273	0.0%	1.96x	11.3%	43.8%	43.8%
Kentucky	2	$158,095	0.0%	1.96x	11.3%	43.8%	43.8%
South Dakota	1	$144,972	0.0%	1.96x	11.3%	43.8%	43.8%
Illinois	4	$122,805	0.0%	1.96x	11.3%	43.8%	43.8%
Connecticut	2	$94,609	0.0%	1.96x	11.3%	43.8%	43.8%
North Carolina	1	$42,827	0.0%	1.96x	11.3%	43.8%	43.8%
Idaho	1	$42,827	0.0%	1.96x	11.3%	43.8%	43.8%
North Dakota	1	$28,595	0.0%	1.96x	11.3%	43.8%	43.8%
Kansas	1	$22,433	0.0%	1.96x	11.3%	43.8%	43.8%
Georgia	1	$21,812	0.0%	1.96x	11.3%	43.8%	43.8%
Total / Weighted Average:	143	$741,518,659	100.0%	1.75x	12.2%	57.9%	57.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 5, 9, 10, 13, 23, 24, and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 6, 20, 21 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s) or Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 2, 9, 12, 20 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” value. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$4,450,000	-	$9,999,999	4	25,250,000	3.4%	6.97836%	58	1.54x	11.6%	65.2%	65.2%
$10,000,000	-	$14,999,999	7	78,835,500	10.6%	6.57973%	62	1.77x	13.0%	59.4%	58.9%
$15,000,000	-	$19,999,999	5	90,450,000	12.2%	6.78785%	59	1.58x	11.3%	62.8%	62.8%
$20,000,000	-	$29,999,999	8	211,733,159	28.6%	6.78897%	58	1.54x	11.5%	62.3%	61.9%
$30,000,000	-	$39,999,999	1	33,000,000	4.5%	7.60550%	59	1.67x	14.4%	57.1%	57.1%
$40,000,000	-	$54,499,999	2	96,000,000	12.9%	6.96135%	59	1.94x	15.0%	54.4%	54.4%
$55,000,000	-	$64,499,999	1	62,250,000	8.4%	6.38000%	60	1.29x	8.6%	66.7%	66.7%
$65,000,000	-	$74,000,000	2	144,000,000	19.4%	5.88339%	59	2.26x	12.6%	44.9%	44.9%
Total / Weighted Average:			30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
4.84000	-	5.99900	3	90,285,500	12.2%	4.97511%	62	3.01x	15.3%	38.8%	38.8%
6.00000	-	6.49900	5	126,260,000	17.0%	6.34887%	60	1.54x	10.2%	63.6%	63.6%
6.50000	-	6.99900	14	359,023,159	48.4%	6.76896%	58	1.52x	11.2%	60.1%	59.8%
7.00000	-	7.49900	4	86,900,000	11.7%	7.18618%	59	1.75x	13.7%	57.9%	57.7%
7.50000	-	7.91200	4	79,050,000	10.7%	7.64685%	59	1.67x	14.8%	60.4%	60.3%
Total / Weighted Average:			30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	29	$731,518,659	98.7%	6.64585%	59	1.74x	12.2%	57.8%	57.6%
120	1	$10,000,000	1.3%	4.84000%	80	2.15x	10.8%	67.6%	67.6%
Total / Weighted Average:	30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
56	-	58	12	$250,708,659	33.8%	6.87858%	58	1.59x	12.1%	61.4%	61.0%
59	-	60	17	$480,810,000	64.8%	6.52450%	59	1.82x	12.3%	55.8%	55.8%
80	-	80	1	$10,000,000	1.3%	4.84000%	80	2.15x	10.8%	67.6%	67.6%
Total / Weighted Average:			30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%
(1)	In the case of Loan Nos. 1, 2, 5, 9, 10, 13, 23, 24, and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 6, 20, 21 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s) or Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 2, 9, 12, 20 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” value. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	27	$685,945,500	92.5%	6.56848%	59	1.75x	12.0%	57.3%	57.3%
360	3	$55,573,159	7.5%	7.27599%	58	1.66x	14.8%	65.0%	62.7%
Total / Weighted Average:	30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			27	$685,945,500	92.5%	6.56848%	59	1.75x	12.0%	57.3%	57.3%
356	-	360	3	$55,573,159	7.5%	7.27599%	58	1.66x	14.8%	65.0%	62.7%
Total / Weighted Average:			30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	27	$685,945,500	92.5%	6.56848%	59	1.75x	12.0%	57.3%	57.3%
Interest Only, Amortizing Balloon	2	$28,150,000	3.8%	7.64226%	59	1.69x	15.9%	64.5%	63.2%
Amortizing Balloon	1	27,423,159	3.7%	6.90000%	56	1.63x	13.6%	65.4%	62.1%
Total / Weighted Average:	30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.16x	-	1.29x	5	$189,850,000	25.6%	6.61081%	59	1.29x	8.8%	62.8%	62.8%
1.30x	-	1.49x	5	94,500,000	12.7%	6.64915%	59	1.39x	9.7%	60.8%	60.8%
1.50x	-	1.79x	12	218,383,159	29.5%	7.15978%	58	1.65x	13.3%	62.4%	61.8%
1.80x	-	1.99x	4	98,785,500	13.3%	6.73193%	58	1.87x	13.8%	54.3%	54.3%
2.00x	-	2.49x	3	70,000,000	9.4%	6.46400%	62	2.04x	14.9%	55.6%	55.6%
2.50x	-	3.29x	1	70,000,000	9.4%	4.93554%	60	3.29x	16.5%	34.0%	34.0%
Total / Weighted Average:			30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%
(1)	In the case of Loan Nos. 1, 2, 5, 9, 10, 13, 23, 24, and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 6, 20, 21 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s) or Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 2, 9, 12, 20 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” value. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
34.0%	-	49.9%	2	$80,285,500	10.8%	4.99194%	60	3.12x	15.8%	35.3%	35.3%
50.0%	-	54.9%	4	130,500,000	17.6%	6.89414%	59	1.94x	15.0%	53.9%	53.9%
55.0%	-	59.9%	5	176,900,000	23.9%	7.09807%	59	1.47x	11.5%	57.0%	56.9%
60.0%	-	64.9%	10	173,860,000	23.4%	6.67617%	59	1.57x	11.0%	62.3%	62.3%
65.0%	-	69.8%	9	179,973,159	24.3%	6.62951%	59	1.43x	10.4%	67.4%	66.8%
Total / Weighted Average:			30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
34.0%	-	49.9%	2	$80,285,500	10.8%	4.99194%	60	3.12x	15.8%	35.3%	35.3%
50.0%	-	54.9%	4	$130,500,000	17.6%	6.89414%	59	1.94x	15.0%	53.9%	53.9%
55.0%	-	59.9%	5	$176,900,000	23.9%	7.09807%	59	1.47x	11.5%	57.0%	56.9%
60.0%	-	64.9%	11	$201,283,159	27.1%	6.70667%	58	1.58x	11.4%	62.7%	62.3%
65.0%	-	69.4%	8	152,550,000	20.6%	6.58088%	60	1.39x	9.8%	67.8%	67.7%
Total / Weighted Average:			30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	21	$399,350,000	53.9%	6.58899%	59	1.88x	12.9%	56.3%	56.2%
Yield Maintenance	4	174,735,500	23.6%	6.53628%	59	1.33x	9.0%	60.9%	60.9%
Defeasance or Yield Maintenance	5	167,433,159	22.6%	6.78798%	58	1.86x	14.0%	58.5%	57.9%
Total / Weighted Average:	30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	24	$679,018,659	91.6%	6.57581%	59	1.77x	12.3%	57.1%	56.9%
Acquisition	6	$62,500,000	8.4%	7.11792%	58	1.45x	11.6%	66.9%	66.6%
Total / Weighted Average:	30	$741,518,659	100.0%	6.62150%	59	1.75x	12.2%	57.9%	57.7%
(1)	In the case of Loan Nos. 1, 2, 5, 9, 10, 13, 23, 24, and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 6, 20, 21 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine loan(s) or Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 2, 9, 12, 20 and 23, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an “As Is (Extraordinary Assumption)”. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
7.03	Barclays	College Towne	Lansing, MI	Multifamily	$7,000,000	0.9%	FHMS K037
8	Barclays	Home Depot Jamaica	Jamaica, NY	Retail	$29,000,000	3.9%	WFCM 2015-P2
12	BSPRT	Residence Inn Chesapeake & Springhill Suites Norfolk	Various	Hospitality	$26,000,000	3.5%	JPMCC 2016-JP2
13	Barclays	The Roosevelt New Orleans	New Orleans, LA	Hospitality	$24,500,000	3.3%	MSBAM 2015-C25, JPMBB 2015-C31
15	SGFC	Park at Sugar Creek	Sugar Land, TX	Mixed Use	$19,200,000	2.6%	CGCMT 2015-GC31
19	BSPRT	Decatur Crossing III	Las Vegas, NV	Mixed Use	$16,250,000	2.2%	JPMCC 2016-JP2
21	Barclays	Hampton Inn & Suites El Paso Airport	El Paso, TX	Hospitality	$13,900,000	1.9%	HIT 2022-HI32
23	BMO, UBS AG	ILPT 2025 Portfolio	Various	Various	$10,285,500	1.4%	ILPT 2022-LPF2
(1)	The table above represents the mortgaged properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal will be distributed:

first, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Structural Overview

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2 and Class A-3 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, and the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance premium charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all the Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E-RR Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E-RR Certificates as described above and (5) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to each of the Class F-RR, Class G-RR and Class J-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Structural Overview
reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.
■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E-RR Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview
one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Par Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Par Purchase Price, the Special Servicer may purchase the defaulted loan at the Par Purchase Price or accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 3 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer or any known affiliate, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the Par Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Par Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2025-5C37 trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class F-RR, Class G-RR and Class J-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to any Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than a Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, with respect to the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	3650 Real Estate Investment Trust 2 LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all mortgage loans (other than the Servicing Shift Mortgage Loan and any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the senior most Class of Control Eligible Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class F-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will not be deemed to be continuing (other than with respect to a Consultation Termination Event pursuant to clause (ii)) if the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:
An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal will be entitled to continue to exercise the rights of the Controlling Class until 10 days following their receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable), unless the requesting holders provide written notice of their intent to challenge such Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) to the Special Servicer and the Certificate Administrator within such 10-day period. If the requesting holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Special Servicer provides the second appraisal within such 120-day period, (ii) the determination by the Special Servicer that a recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●               preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●               to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●               to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the certificateholders who voted on the matter (provided that such Principal Balance Certificateholders who voted on the matter (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
Structural Overview

become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:
The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
Structural Overview
Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, and upon (a) the written direction of holders of the Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
Structural Overview
With respect to any Non-Serviced Whole Loan, the BBCMS 2025-5C37 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
Structural Overview
■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2025-5C37

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan, any related serviced companion loan (other than with respect to special servicing fees for the Poinciana Lakes Plaza whole loan) and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of the greater of (i) 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment and (ii) $25,000. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments (other than penalty charges and Excess Interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by either the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
Structural Overview

extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee, and only after the Special Servicer has received $25,000 in Workout Fees with respect to such Corrected Loan.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000, the Liquidation Fee will be equal to the lesser of (a) 3.0% of liquidation proceeds and (b) $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■               special notices,

■               summaries of any final asset status reports,

■              appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■               an “Investor Q&A Forum,”

■               a voluntary investor registry, and

■               SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 1 – Dunbar Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 1 – Dunbar Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 1 – Dunbar Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC, 3650 Capital	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$74,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$74,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	9.98%	Net Rentable Area (Units):	537
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	2802-2816 FDB LLC	Year Built / Renovated:	1928 / 2024
Borrower Sponsors:	Shiya Labin and Isaac Herskovitz	Occupancy:	97.4%
Interest Rate:	6.78000%	Occupancy Date:	7/1/2025
Note Date:	8/6/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,524,702 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$6,424,760 (TTM 5/31/2025)
Original Amortization:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$12,568,844
Call Protection:	L(13),YM1(40),O(7)	UW Expenses:	$3,519,376
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI(4):	$9,049,469
Additional Debt(1):	Yes	UW NCF:	$8,869,753
Additional Debt Balance(1):	$26,000,000	Appraised Value / Per Unit:	$181,000,000 / $337,058
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/1/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$186,220
Taxes:	$8,007	$4,004	N/A	Maturity Date Loan / Unit:	$186,220
Insurance:	$227,243	$75,748	N/A	Cut-off Date LTV:	55.2%
Replacement Reserves:	$100,000	$13,828	N/A	Maturity Date LTV:	55.2%
Deferred Maintenance:	$31,250	$0	N/A	UW NCF DSCR:	1.29x
				UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$100,000,000	100.0%	Loan Payoff	$83,958,442	84.0%
			Return of Equity	11,213,901	11.2
			Closing Costs	4,461,156	4.5
			Upfront Reserves	366,500	0.4
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%
(1)	The Dunbar Apartments Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $100.0 million (the “Dunbar Apartments Whole Loan”). The Financial Information in the chart above reflects the Dunbar Apartments Whole Loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Historical financial information is not applicable because the Dunbar Apartments Property (as defined below) was renovated in 2024.
(4)	The increase in the UW NOI from Most Recent NOI can be attributed to the borrower sponsors’ investment into the Dunbar Apartments Property, which contributed to lease up and in-place rental rate increases.

The Loan. The Dunbar Apartments mortgage loan (the “Dunbar Apartments Mortgage Loan”) is part of the Dunbar Apartments Whole Loan, which is evidenced by seven pari passu promissory notes in the aggregate original principal amount of $100,000,000 and secured by the borrower’s fee interest in a 537-unit multifamily property located in New York, NY (the “Dunbar Apartments Property”). The Dunbar Apartments Whole Loan has a 5-year term, is interest-only for the full term of the loan and accrues interest at a fixed rate of 6.78000% per annum on an Actual/360 basis. The Dunbar Apartments Whole Loan was co-originated on August 6, 2025, by 3650 Capital SCF LOE I(A), LLC (“3650 Capital”) and Societe Generale Financial Corporation (“SGFC”). The Dunbar Apartments Mortgage Loan is evidenced by the controlling Note A-1-A and the non-controlling Note A-2-A and Note A-2-B, with an aggregate original principal balance of $74,000,000. The Dunbar Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C37 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 1 – Dunbar Apartments

“Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below identifies the promissory notes that comprise the Dunbar Apartments Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$45,000,000	$45,000,000	BBCMS 2025-5C37	Yes
A-1-B(1)	$10,000,000	$10,000,000	3650 Capital	No
A-1-C(1)	$5,000,000	$5,000,000	3650 Capital	No
A-2-A	$20,000,000	$20,000,000	BBCMS 2025-5C37	No
A-2-B	$9,000,000	$9,000,000	BBCMS 2025-5C37	No
A-2-C(1)	$6,000,000	$6,000,000	SGFC	No
A-2-D(1)	$5,000,000	$5,000,000	SGFC	No
Whole Loan	$100,000,000	$100,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Dunbar Apartments Property is a mid-rise multifamily property totaling 537 multifamily units and nine commercial units totaling 10,397 square feet located on a 3.451-acre site within six contiguous six-story walk-up buildings situated in the Central Harlem neighborhood of Manhattan, New York. Built in 1928 by John D. Rockefeller Jr., the Dunbar Apartments Property is designated on the National Register of Historic Places and as a New York City Landmark. Upon acquisition, the borrower sponsors subsequently spent approximately $5.0 million to renovate the Dunbar Apartments Property, which included updating 130 vacant units and upgrading the boilers, roof, and common areas. The borrower sponsors spent an additional $2.0 million in legal and ancillary fees to secure an Affordable Housing Regulatory Agreement (as defined below) and related tax benefits for the Dunbar Apartments Property.

The Dunbar Apartments Property is subject to that certain Affordable Housing Regulatory Agreement among the borrower, WHGA Dunbar Housing Development Fund Corporation (“WHGA”) and the City of New York, acting by and through its Department of Housing Preservation and Development (“HPD”), which commenced in December 2023 and expires in December 2063 (the “Affordable Housing Regulatory Agreement”). Pursuant to the Affordable Housing Regulatory Agreement, legal title to the Dunbar Apartments Property is held by WHGA, however, the borrower retains beneficial ownership of the Dunbar Apartments Property. WHGA signed the related mortgage with the borrower as a tax-exempt nominee. WHGA entered into an estoppel and agreement that subordinates its interest in the Dunbar Apartments Property and states that the tax benefits will remain in place in the event of a foreclosure of the Dunbar Apartments Property.

Under the Affordable Housing Regulatory Agreement, the Dunbar Apartments Property is 100% exempt from real property tax payments on the multifamily portion of the Dunbar Apartments Property and in exchange, (i) 100% of the multifamily units at the Dunbar Apartments Property are subject to rent stabilization; (ii) certain units are required to be leased in accordance with the Area Median Income (“AMI”), as follows: 40% of AMI (94 units), 55% of AMI (110 units), 70% of AMI (109 units), 105% of AMI (175 units) and 150% of AMI (49 units); and (iii) 81 units (15%) are required to be leased to tenants that are referred by HPD. The Dunbar Apartments Property may charge rents for all units up to the maximum HPD and the New York City Housing Authority (“NYCHA”) payment standard, which is equal to $2,584 for one-bedroom units, $2,885 for two-bedroom units, and $3,606 for three-bedroom units for 2025. The borrower sponsors are required to continue to lease the units to tenants that were in place at commencement of the Affordable Housing Regulatory Agreement. However, upon the vacancy of any such unit, the borrower sponsors will be required to lease the unit in accordance with the income limits. The present value of the 40-year tax exemption is approximately $48 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 1 – Dunbar Apartments

The following table presents certain information relating to the value of the tax exemption at the Dunbar Apartments Property:

Valuation of Tax Exemption
Years Remaining	39
Appraiser Discount Rate	5.25%
Aggregate Tax Savings	$145,829,218
NPV of Tax Savings	$48,077,224

The Dunbar Apartments Property benefits from the 610 Amendment Program in accordance with Section 610 of New York State’s Private Housing Finance Law, which allows the Dunbar Apartments Property to charge the maximum payment standard or contract rent permitted under HPD or NYCHA’s Public Housing Authority Administrative Plan for units that are rented to tenants receiving federally assisted Housing Choice Voucher programs (“HCV”). The 610 Amendment Program runs concurrently with the Affordable Housing Regulatory Agreement. Currently, there are 136 tenants who receive HCV vouchers and there is no statutory or regulatory limitation on the number of tenants who can receive HCV vouchers.  Accordingly, the borrower sponsor expects to benefit from renting to more voucher tenants as more rent stabilized units become vacant over time.

The following table presents certain information relating to rent levels, tenant mix, and income at the Dunbar Apartments Property under the 610 Amendment Program:

Rent and Income Under the 610 Amendment Program
	Voucher	# of Tenants	Non-Voucher(1)	# of Tenants(1)	Delta	Rent Control	# of Tenants
1 Bed	$2,534	46	$1,646	105	$888	$474	3
2 Bed	$2,891	77	$1,537	215	$1,354	$327	33
3 Bed	$3,642	13	$2,246	32	$1,396	$354	2
W.A./Total	$2,842	136	$1,634	352	$1,208	$340	38
Annualized Income	$34,105		$19,610		$14,495	$4,082
Annualized Income x Tenants	$4,638,257		$6,902,551		$2,264,294	$155,108
Cap Rate (5.25%)					$43,129,415
(1)	Non-Voucher # of Tenants excludes 38 rent controlled units at the Dunbar Apartments Property.

Amenities at the Dunbar Apartments Property include elevators, common area laundry, an on-site manager and a residence center. Each unit is equipped with an oven/range combination and a refrigerator/freezer. The multifamily unit mix consists of 157 one-bedroom units, 329 two-bedroom units and 51 three-bedroom units. As of July 1, 2025, the residential units were 97.4% occupied. Additionally, the Dunbar Apartments Property also includes 10,397 square feet of ground floor retail space that is 75.6% occupied by seven local boutique operations and the management office.

The following table presents detailed information with respect to the unit mix at the Dunbar Apartments Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
1BR	157	29.2%	154	98.1%	600	$1,937	$3.23
2BR	329	61.3	324	98.5	700	$1,778	$2.54
3BR	51	9.5	45	88.2	750	$2,693	$3.59
Total/Wtd. Avg.	537	100.0%	523	97.4%	676	$1,903	$2.83
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate PSF are calculated using the in-place contractual rent of the Occupied Units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 1 – Dunbar Apartments

Environmental. According to the Phase I environmental assessment dated April 8, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions.

The following table presents certain information relating to the historical and current occupancy of the Dunbar Apartments Property:

Historical and Current Occupancy
2023(1)	2024(1)	Current(2)
83.1%	90.5%	97.4%
(1)	Historical occupancies are as of December 31st of each respective year.
(2)	Current occupancy is as of July 1, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the Dunbar Apartments Property:

Operating History and Underwritten Net Cash Flow(1)
	2024	TTM(2)	Underwritten	Per Unit	%(3)
Rents In-Place	$11,944,248	$11,944,248	$12,471,623	$23,225	93.5%
Gross Potential Rent(4)	$11,944,248	$11,944,248	$12,471,623	$23,225	93.5%
Other Income(5)	657,501	639,403	872,962	1,626	6.5
Net Rental Income	$12,601,749	$12,583,651	$13,344,586	$24,850	100.0%
(Vacancy/Credit Loss)	(3,843,222)	(2,899,077)	(775,741)	(1,445)	(5.8)
Effective Gross Income	$8,758,527	$9,684,574	$12,568,844	$23,406	94.2%

Total Expenses	$3,233,825	$3,259,813	$3,519,376	$6,554	28.0%

Net Operating Income(6)	$5,524,702	$6,424,760	$9,049,469	$16,852	72.0%
Replacement Reserve	0	0	179,716	335	1.4

Net Cash Flow	$5,524,702	$6,424,760	$8,869,753	$16,517	70.6%
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	TTM column represents the trailing 12 months ending May 31, 2025.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2025 with non-voucher rent-stabilized units inflated by the maximum approved rent stabilized increases (4.5% as per NYC Rent Guidelines Board).
(5)	Other Income is comprised of laundry income, commercial space income, other miscellaneous and ancillary income, primarily late, key and NSF fees and other miscellaneous income such as movie shooting fees.
(6)	The increase in the Underwritten Net Operating Income from the TTM Net Operating Income can be attributed to the borrower sponsor’s investment into the Dunbar Apartments Property (as defined below), which contributed to lease up and in-place rental rate increases.

The Market. The Dunbar Apartments Property is located in New York, New York, within the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area (“New York MSA”). Finance, health care and life sciences, high technology and biotechnology, real estate, and insurance all form the basis of New York City's economy. The New York MSA is a leading education hub with approximately 63 institutes of higher education.

The Dunbar Apartments Property is located in Central Harlem, within the Harlem Submarket in Upper Manhattan, bordering Washington Heights to the north, Strivers’ Row to the south, Sugar Hill to the west, and to the Harlem River to the east. The Dunbar Apartments Property has access to the subway (3, A, B, C, D), bus, and Harlem River Drive, providing connectivity to Midtown and Downtown Manhattan. The neighborhood also has access to Interstates 95 and 278. Major roadways in the local area include Harlem River Drive, West Side Highway, and Interstate 95. Manhattan is the largest commercial, entertainment, and media center in the United States. Manhattan is also the nation’s largest central business district. Numerous companies are headquartered in the area, including Calvin Klein, Barnes & Noble, The New York Times Company, and MetLife. Land uses within the neighborhood predominantly consist of multifamily developments.

According to the appraisal, the Dunbar Apartments Property is located in the Morningside Heights/Washington Heights apartment submarket within the New York Metro apartment market. As of the fourth quarter of 2024, the New York Metro apartment market contained 499,727 units, with a vacancy rate of 2.9%. The asking rental rate in the market stood at $4,232 per unit. A total of 3,559 units were completed and delivered while the market experienced a positive net absorption of 2,896

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 1 – Dunbar Apartments

units. The Morningside Heights/Washington Heights submarket contained 54,063 units, with a vacancy rate of 2.9% and an asking rental rate of $2,965 per unit as of the fourth quarter of 2024. The submarket reported 222 units of completions with a positive net absorption of 215 units.

According to the appraisal, the Dunbar Apartments Property is located in the 10039 Zip Code retail submarket within the North Manhattan / Harlem retail market. As of the third quarter of 2024, the North Manhattan / Harlem market reported inventory of 9.0 million square feet, with a vacancy rate of 7.8% and an asking rental rate of $56 per square foot. The market experienced a positive net absorption of 41,994 square feet. No space was completed as of the third quarter of 2024. The asking rental rate stood at $56.12 per square foot. As of the third quarter of 2024, the 10039 Zip Code submarket reported inventory of 114,926 square feet with a vacancy rate of 4.5% and an asking rental rate of $35.00 per square foot.

The following table presents multifamily rental data at comparable properties with respect to the Dunbar Apartments Property:

Comparable Rental Summary(1)
Property Name	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Location
Dunbar Apartments(2)	1928 / 2024(1)	97.4%	537	1 BR/1 BA	600	$3.23	$1,937
2802 Frederick Douglas Boulevard,				2 BR/1 BA	700	$2.54	$1,778
New York, NY				3 BR/1 BA	750	$3.59	$2,693
	1910 / NAV	100.0%	39	Studio	500	$4.39	$2,195
603 West 140th Street				1 BR/1 BA	650	$3.99	$2,595
New York, NY				2 BR/1 BA	954	$3.14	$2,995
				3 BR/1 BA	1,360	$2.35	$3,195
940 St Nicholas Avenue	1922 / NAV	99.9%	68	2 BR/1 BA	800	$3.19	$2,550
New York, NY				3 BR/2 BA	1,250	$3.20	$4,000
Strivers West Condominiums	2006 / NAV	100.0%	20	Studio	535	$4.56	$2,442
2597-2603 Frederick Douglass Boulevard				1 BR/1 BA	642	$4.05	$2,603
New York, NY				2 BR/1 BA	906	$4.14	$3,750
				3 BR/1 BA	1,159	$3.90	$4,516
	1922 / NAV	99.9%	70	Studio	600	$3.50	$2,100
920 Riverside Drive				1 BR/1 BA	600	$4.00	$2,399
New York, NY				2 BR/1 BA	962	$3.14	$3,025
				3 BR/1 BA	1,300	$2.73	$3,550
	1920 / NAV	92.9%	28	Studio	338	$4.50	$1,521
295 Convent Avenue				1 BR/1 BA	650	$3.54	$2,300
New York, NY				2 BR/1 BA	938	$2.99	$2,800
				3 BR/1 BA	1,265	$3.16	$4,000
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 1 – Dunbar Apartments

The following table presents competitive properties to the Dunbar Apartments Property:

Competitive Retail Center Summary(1)
Property(2)	Year Built	Total NRA (SF)	Distance to Subject (Miles)	Major Tenants	Lease	Lease	Lease	Base Rent
					Area (SF)	Date	Term (Yrs.)
Dunbar Apartments(3)	1928(1)	373,147	--	Food Valley Gourmet Deli	1,630	May-14	20	$47.85
100-106 W 141st Street	1920	65,036	0.5	Express Hair Braiding	1,020	Mar-24	-	$65.00
1661-1669 Amsterdam Avenue	1897	13,191	0.6	Talent Cycle	1,300	Aug-23	10	$69.23
750-754 Saint Nicholas Avenue	1993	13,250	0.3	Lee Heritage Media LLC	2,000	Jun-24	10	$55.00
267 W 139th Street	1891	14,715	0.5	Full Circle Dance School	1,500	Jun-24	10	$57.50
2467-2469 Frederick Douglass Boulevard	1901	14,929	0.9	Timbo Fashion	792	Jun-24	5	$60.61
541-547 West 145th Street	1930	18,984	0.6	Confidential	2,200	Feb-24	5	$75.00
(1)	Source: Appraisal.
(2)	All properties located in New York, NY.
(3)	Based on the underwritten rent roll dated July 1, 2025.

The Borrower. The borrower is 2802-2816 FDB LLC, a special purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dunbar Apartments Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Isaac Herskovitz and Shiya Labin. Isaac Herskovitz, of Paradise Management, is a local NYC investor and operator with extensive experience in affordable housing assets. Paradise Management’s current portfolio (ownership and management) includes 1,818 units in the Bronx, 736 units in Manhattan, 228 units in Brooklyn and Queens, and 850 units in Pennsylvania. Paradise Management’s portfolio also includes approximately 38 commercial spaces. Shiya Labin is a real estate investor primarily in the tri-state area with over 15 years of commercial real estate experience in nationwide acquisition and operations. As a key principal at North East Capital Group for the past 10 years, Mr. Labin has executed transactions across multiple asset classes, including office buildings, retail centers, and healthcare facilities throughout the United States.

In addition to customary recourse carveouts, the borrower sponsors provided a payment guaranty in an amount up to $10,000,000. Each of the borrower sponsors will be individually responsible for $5,000,000, on a several (but not joint) basis.

Property Management. The Dunbar Apartments Property is managed by Paradise Management LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $8,007 into a real estate tax reserve, (ii) $227,243 into an insurance reserve, (iii) $31,250 into a deferred maintenance reserve and (iv) $100,000 into a replacement reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $4,004 per month).

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $75,748 per month).

Replacement Reserves – On each monthly payment date commencing on September 6, 2025, through and including December 6, 2025, the borrower is required to deposit approximately $13,828 for replacement reserves. On each monthly payment date commencing on January 6, 2026, through and including December 6, 2026, the borrower is required to deposit approximately $14,243. On each monthly payment date commencing on January 6, 2027, through and including December 6, 2027, the borrower is required to deposit approximately $14,670. On each monthly payment date commencing on January 6, 2028, through and including December 6, 2028, the borrower is required to deposit approximately $15,110. On each monthly payment date commencing on January 6, 2029, through and including December 6, 2029, the borrower is required

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 1 – Dunbar Apartments

to deposit approximately $15,563. On each monthly payment date commencing on January 6, 2030, and for the remainder of the Dunbar Apartments Whole Loan term, the borrower is required to deposit approximately $16,030.

Lockbox / Cash Management. The Dunbar Apartments Whole Loan is structured with a soft lockbox (for residential tenants) and hard lockbox (for non-residential tenants) and springing cash management. At origination, the borrower delivered a tenant direction letter to each commercial tenant doing business at the Dunbar Apartments Property instructing such tenants to remit all payments directly to the lockbox bank. If the borrower or property manager receives any commercial rents, the borrower or property manager is required to deposit such amounts into the lockbox account within two business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis into the borrower's operating account until a Cash Management Period (as defined below) has commenced, in which event funds will be swept on a daily basis into a lender-controlled lockbox account and applied in accordance with the Dunbar Apartments Whole Loan documents.

A “Cash Management Period” will (x) commence upon: (i) August 6, 2030, (ii) the occurrence of an event of default or (iii) if, at the end of any calendar quarter, the debt yield is less than 7.0%, and (y) terminate upon: (A) the Dunbar Apartments Whole Loan and all other obligations under the Dunbar Apartments Whole Loan documents being repaid in full, (B) with respect to clause (ii), a cure of the event of default and (C) with respect to clause (iii), the Dunbar Apartments Property has achieved a debt yield of at least 7.0% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 2 – Vertex HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 2 – Vertex HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 2 – Vertex HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 2 – Vertex HQ

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type – Subtype:	Mixed Use – Lab/Office
% of IPB:	9.4%	Net Rentable Area (SF):	1,134,479
Loan Purpose:	Refinance	Location:	Boston, MA
Borrower:	SNH Seaport LLC	Year Built / Renovated:	2013 / NAP
Borrower Sponsor:	Diversified Healthcare Trust	Occupancy:	99.6%
Interest Rate:	4.93554%(2)	Occupancy Date:	7/1/2025
Note Date:	8/6/2025	4th Most Recent NOI (As of):	$76,591,028 (12/31/2022)
Maturity Date:	9/1/2030	3rd Most Recent NOI (As of)(5):	$77,205,139 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$63,072,063 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(6):	$63,118,234 (5/31/2025 TTM)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$124,653,510
Call Protection(3):	L(24),D(30),O(6)	UW Expenses:	$32,447,856
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$92,205,654
Additional Debt(1):	Yes	UW NCF:	$91,922,034
Additional Debt Balance(1):	$488,800,000 / $441,200,000	Appraised Value / Per SF(7):	$1,644,000,000 / $1,449
Additional Debt Type:	Pari Passu / Subordinate Debt	Appraisal Date:	6/10/2025

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$493
RE Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$493
Insurance:	$0	Springing	N/A	Cut-Off Date LTV:	34.0%
Vertex TI Reserve:	$173,530,598	$0	N/A	Maturity Date LTV:	34.0%
Vertex Free Rent	$58,450,518	$0	N/A	UW NCF DSCR:	3.29x
Vertex Parking Garage Credit:	$1,402,908	$0	N/A	UW NOI Debt Yield:	16.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$558,800,000	55.9%	Loan Payoff:	$618,746,993	61.9%
Subordinate Loan Amount:	$441,200,000	44.1	Reserves:	$233,384,025	23.3
			Return of Equity:	$136,419,187	13.6
			Closing Costs	$11,449,796	1.1
Total Sources	$1,000,000,000	100.0%	Total Uses	$1,000,000,000	100.0%
(1)	The Vertex HQ Mortgage Loan (as defined below) is part of the Vertex HQ Whole Loan (as defined below) with an aggregate principal balance of $1,000,000,000 evidenced by 14 senior pari passu promissory notes with an aggregate original principal balance of $558,800,000 (the “Vertex HQ Senior Notes”) and 16 junior promissory notes with an aggregate balance of $441,200,000 (the “Vertex HQ Junior Notes”). The Cut-off Date Loan / SF, Maturity Date Loan / SF, UW NOI Debt Yield, , UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV numbers presented above are based on the Vertex HQ Senior Notes. The Cut-off Date Loan / SF, Maturity Date Loan / SF, UW NOI Debt Yield, UW NCF DSCR, Cut-off Date LTV and Maturity Date LTV based on the Vertex HQ Whole Loan is $881, $881, 9.2%, 1.62x, 60.8% and 60.8%, respectively (and in the case of the UW NCF DSCR, based on the weighted average interest rate for the Vertex HQ Whole Loan, as set forth in footnote (2) below).
(2)	4.93554% represents the per annum interest rate associated with the Vertex HQ Senior Notes. The weighted average interest rate associated with the Vertex HQ Junior Notes is 6.43191708975521% per annum and the weighted average interest rate for the Vertex HQ Whole Loan is 5.595741572% per annum.
(3)	Defeasance of the Vertex HQ Whole Loan is permitted at the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) August 6, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-5C37 securitization trust in September 2025. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” section below for further discussion.
(5)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is due to free rent provided in connection with the extension of the Vertex (as defined below) lease.
(6)	The increase from Most Recent NOI to UW NOI is due to the expiration of free rent periods at the Vertex HQ Property (as defined below) and the inclusion of tenant rent credits which assumes straight lined rent for the first 10 years of the Vertex lease.
(7)	The appraisal concluded to an “As Is with Escrow Reserve” value for the Vertex HQ Property (as defined below) of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvement reserves and $58 million in upfront free rent reserves held in escrow. At origination, the borrower reserved $173.5 million for tenant improvements and $58.5 million for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025, resulting in an Appraised Value / SF of $1,243, and a Cut-off Date LTV and Maturity Date LTV of 39.6% for the Vertex HQ Senior Notes and 70.9% for the Vertex HQ Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 2 – Vertex HQ

The Loan. The Vertex HQ mortgage loan (the “Vertex HQ Mortgage Loan”) is part of a whole loan (the “Vertex HQ Whole Loan”) that is evidenced by 14 Vertex HQ Senior Notes and 16 Vertex HQ Junior Notes in the aggregate original principal amount of $1,000,000,000. The Vertex HQ Whole Loan is secured by the borrower’s fee interest in a mixed-use building located in Boston, Massachusetts (the “Vertex HQ Property”). The Vertex HQ Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS Bank”) and JPMorgan Chase Bank, National Association (“JPMCB”) on August 6, 2025. The Vertex HQ Mortgage Loan is evidenced by the non-controlling Notes A-2-2-A, A-2-2-D and A-3-2-A, with an aggregate original principal balance of $70,000,000. The Vertex HQ Whole Loan will be serviced pursuant to the trust and servicing agreement for the VRTX 2025-HQ securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Vertex HQ A/B Whole Loan” and “The Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$98,920,000	$98,920,000	VRTX 2025-HQ	Yes
A-1-2-1(1)	$60,000,000	$60,000,000	MSBNA	No
A-1-2-2(1)	$64,600,000	$64,600,000	MSBNA	No
A-2-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-2-2-A	$24,000,000	$24,000,000	BBCMS 2025-5C37	No
A-2-2-B(1)	$21,000,000	$21,000,000	BMO	No
A-2-2-C(1)	$10,000,000	$10,000,000	BMO	No
A-2-2-D	$7,300,000	$7,300,000	BBCMS 2025-5C37	No
A-3-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-3-2-A	$38,700,000	$38,700,000	BBCMS 2025-5C37	No
A-3-2-B(1)	$23,600,000	$23,600,000	GS Bank	No
A-4-1	$49,460,000	$49,460,000	VRTX 2025-HQ	No
A-4-2-A(1)	$30,000,000	$30,000,000	JPMCB	No
A-4-2-B(1)	$32,300,000	$32,300,000	JPMCB	No
Senior Loan	$558,800,000	$558,800,000
B-1	$42,920,000	$42,920,000	VRTX 2025-HQ	No
B-2	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-3	$21,460,000	$21,460,000	VRTX 2025-HQ	No
B-4	$21,460,000	$21,460,000	VRTX 2025-HQ	No
C-1	$46,720,000	$46,720,000	VRTX 2025-HQ	No
C-2	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-3	$23,360,000	$23,360,000	VRTX 2025-HQ	No
C-4	$23,360,000	$23,360,000	VRTX 2025-HQ	No
D-1	$55,200,000	$55,200,000	VRTX 2025-HQ	No
D-2	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-3	$27,600,000	$27,600,000	VRTX 2025-HQ	No
D-4	$27,600,000	$27,600,000	VRTX 2025-HQ	No
E-1	$31,640,000	$31,640,000	VRTX 2025-HQ	No
E-2	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-3	$15,820,000	$15,820,000	VRTX 2025-HQ	No
E-4	$15,820,000	$15,820,000	VRTX 2025-HQ	No
Whole Loan	$1,000,000,000	$1,000,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Vertex HQ Property is a Class A, LEED Gold, corporate global headquarters for Vertex Pharmaceuticals Incorporated (“Vertex”) consisting of two, fifteen-story towers interconnected by a skybridge. The Vertex HQ Property consists of approximately 52.3% office space, 42.0% lab space, 4.4% ground floor retail and 1.3% storage use. The Vertex HQ Property features floor plates of approximately 40,000 square feet on the lab floors (floors 2-8) and floor plates of approximately 28,000 square feet on the office floors (floors 9-15) with a total of 1,134,479 square feet. The Vertex HQ Property features flexible layouts that can accommodate full floor or multi-tenant users, with laboratory and research space, floor to ceiling glass exteriors, and exterior signage. The buildings also feature a 1,852-space underground parking garage (of which, 740 spaces will serve as collateral for the Vertex Whole Loan, with an additional 90 spaces under control by the borrower sponsor). The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 2 – Vertex HQ

Vertex HQ Property has averaged 99.9% occupancy since 2014 by the borrower sponsor. As of July 1, 2025, the Vertex HQ Property was 99.6% occupied by 10 tenants.

Major Tenants.

Vertex Pharmaceuticals Incorporated (1,082,417 square feet; 95.4% of NRA; 96.7% of underwritten base rent). Vertex is a pharmaceutical company that specializes in treatments for cystic fibrosis, but is also developing drugs for pain management, sickle cell disease, beta thalassemia, alpha-1 antitrypsin deficiency, APOL1-mediated kidney disease, autosomal dominant polycystic kidney disease, IgA nephropathy, Duchenne muscular dystrophy, myotonic dystrophy type 1, and type 1 diabetes. Vertex currently has eight approved medicines, six treatments in Phase 4 trials, three treatments in Phase 3 trials, two treatments in Phase 2 trials, seven treatments in Phase 1 trials, and multiple other concepts in early research and development. However, there can be no assurance that any of such trials will be successful. Vertex holds the largest and most advanced Cystic Fibrosis drug portfolio, serving an estimated 94,000 patients globally, and is currently on its fifth iteration of the treatment, ALFYTREK. Vertex had approximately 6,100 employees as of the end of 2024, and reportedly 60% of those employees are primarily researchers. 4,000 of their employees are based out of the Vertex HQ Property. The firm’s headcount has grown by 13% each year for the 2023 and 2024 fiscal years. Over the last year, Vertex has been included in a business magazine’s list of “100 Most Influential Companies” in 2024, a business website’s list of “World’s 50 Most Innovative Companies” in 2024, another business magazine’s list of “100 Best Companies to Work For”, and a science magazine’s “Top Employer” list. The company’s balance sheet reported $22.5 billion of assets, with $4.6 billion of cash, $6.1 billion of liabilities, with no long-term debt, and $16.4 billion of shareholder’s equity. The Vertex HQ Property is the global headquarters for Vertex, which has occupied the property since 2014, leasing 100% of the office and lab space at the Vertex HQ property. Vertex has recently extended their lease to an expiration date of June 30, 2044, and has two, 10-year extension options.

Bright Horizons Children’s Center LLC (12,665 square feet; 1.1% of NRA; 1.0% of underwritten base rent). Bright Horizons Children’s Center LLC (“Bright Horizons”) is a global provider of early education and childcare, back-up care, and workforce education services. Bright Horizons operates more than 1,000 early education and childcare centers in the United States, United Kingdom, the Netherlands, Australia, and India serving more than 1,450 employers. Bright Horizons has been a tenant at the Vertex HQ Property since May of 2014, has a lease expiration date of May 31, 2035, and has two, 5-year extension options.

11 Fan Pier Restaurant, LLC (dba Serafina) (8,747 square feet; 0.8% of NRA; 0.4% of underwritten base rent). Serafina is an Italian pizza and pasta concept restaurant started by Vittorio Assaf and Fabio Granato in 1995. Since the opening of the original location in New York City, Serafina has expanded into three continents, with dozens of restaurants in the United States and around the world. The Serafina location at the Vertex HQ Property opened in June 2022 and provides diners with an extended menu and large dining space with floor-to-ceiling windows, an outdoor patio, and a dedicated pizza kitchen and bar. The leasing entity for Serafina is 11 Fan Pier Restaurant, LLC. Serafina has a lease expiration date of June 30, 2032 and has two, 5-year extension options.

The following table presents certain information relating to the historical and current occupancy of the Vertex HQ Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
99.9%	99.9%	99.6%	99.6%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 2 – Vertex HQ

The following table presents certain information relating to the tenants at the Vertex HQ Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Vertex Pharmaceuticals Incorporated	NR/NR/NR	1,082,417	95.4%	$77,971,013	96.7%	$72.03	6/30/2044	2 x 10 yr	N
Bright Horizons Children's Centers LLC	NR/NR/NR	12,665	1.1%	$823,225	1.0%	$65.00	5/31/2035	2 x 5 yr	N
11 Fan Pier Restaurant, LLC (dba Serafina)	NR/NR/NR	8,747	0.8%	$349,880	0.4%	$40.00	6/30/2032	2 x 5 yr	N
Pier 50, LLC (dba Committee)	NR/NR/NR	7,404	0.7%	$457,444	0.6%	$61.78	5/31/2035	1 x 5 yr	N
Subtotal/Wtd. Avg.		1,111,233	98.0%	$79,601,562	98.8%	$71.63

Other Tenants		18,710	1.6%	$1,000,599	1.2%	$53.48
Occupied Subtotal/Wtd. Avg.		1,129,943	99.6%	$80,602,161	100.0%	$71.33

Vacant Space		4,536	0.4%
Total/Wtd. Avg.		1,134,479	100.0%

(1)	Information is based on the underwritten rent roll dated July 1, 2025.

Appraisal. The appraisal concluded to an “As Is with Escrow Reserve” value for the Vertex HQ Property of $1,644,000,000 as of June 10, 2025, which assumes that there are $176 million in upfront tenant improvements and $58 million in upfront free rent held in escrow. At origination, the borrower reserved $173.5 million for tenant improvements and $58.5 for free rent. The appraisal concluded to an “As Is” appraised value of $1,410,000,000 as of June 10, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$1,644,000,000	5.50%
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 2 – Vertex HQ

The following table presents certain information relating to the tenant lease expiration at the Vertex HQ Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	4,536	0.4%	NAP	NAP	4,536	0.4%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	4,536	0.4%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	4,536	0.4%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	4,536	0.4%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	4,536	0.4%	$0	0.0%
2029	3	9,580	0.8%	$369,666	0.5%	14,116	1.2%	$369,666	0.5%
2030(3)	1	2,651	0.2%	$280,688	0.3%	16,767	1.5%	$650,354	0.8%
2031	1	4,200	0.4%	$204,708	0.3%	20,967	1.8%	$855,062	1.1%
2032	1	8,747	0.8%	$349,880	0.4%	29,714	2.6%	$1,204,942	1.5%
2033	0	0	0.0%	$0	0.0%	29,714	2.6%	$1,204,942	1.5%
2034	0	0	0.0%	$0	0.0%	29,714	2.6%	$1,204,942	1.5%
2035	3	22,348	2.0%	$1,426,206	1.8%	52,062	4.6%	$2,631,148	3.3%
Thereafter	1	1,082,417	95.4%	$77,971,013	96.7%	1,134,479	100.0%	$80,602,161	100.0%
Total	10	1,134,479	100.00%	$80,602,161	100.00%
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The maturity date of the Vertex HQ Whole Loan is September 1, 2030.

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Vertex HQ Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024	TTM 5/31/2025(1)	UW(1)	UW PSF	%(2)
Gross Potential Rent(3)	$74,371,640	$75,078,971	$75,516,734	$80,906,848	$81,138,181	$95,819,110	$84.46	73.0%
Other Income	3,714,039	4,023,874	4,192,426	4,186,002	4,236,981	4,192,427	$3.70	3.2%
Recoveries	26,659,132	28,255,759	29,963,764	30,217,931	29,986,255	31,202,684	$27.50	23.8%
Free Rent	0	0	0	(19,439,403)	(19,481,761)	0	$0.00	0.0%
Net Rental Income	$104,744,812	$107,358,604	$109,672,924	$95,871,378	$95,879,656	$131,214,221	$115.66	100.0%
(Vacancy & Credit Loss)	0	0	0	0	0	(6,560,711)	($5.78)	(5.0%)
Effective Gross Income	$104,744,812	$107,358,604	$109,672,924	$95,871,378	$95,879,656	$124,653,510	$109.88	95.0%
Real Estate Taxes	21,692,441	23,093,856	24,258,466	24,814,654	24,481,889	25,975,029	$22.90	20.8%
Insurance	1,272,128	1,307,149	1,421,006	1,591,309	1,572,855	1,656,901	$1.46	1.3%
Other Expenses	6,021,366	6,366,571	6,788,313	6,393,353	6,706,678	4,815,926	$4.25	3.9%
Total Expenses	$28,985,935	$30,767,576	$32,467,786	$32,799,316	$32,761,422	$32,447,856	$28.60	26.0%
Net Operating Income	$75,758,877	$76,591,028	$77,205,139(4)	$63,072,063(4)	$63,118,234(5)	$92,205,654(5)	$81.28	74.0%
Capital Expenditures	0	0	0	0	0	283,620	$0.25	0.2%
TI/LCs	0	0	0	0	0	0	$0.00	0.0%
Net Cash Flow	$75,758,877	$76,591,028	$77,205,139	$63,072,063	$63,118,234	$91,922,034	$81.03	73.7%
(1)	The increase in TTM 5/31/2025 Net Operating Income and UW Net Operating Income is due to the expiration of free rent periods at the Vertex HQ Property and the inclusion of tenant rent credits which assumes straight line rent for the first ten years of the Vertex lease.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2025 and includes rent steps through July 2026 totaling $28,474, a credit tenant rent of $14,720,942 and $496,008 of gross up.
(4)	The decrease in Net Operating Income from 2023 to 2024 is due to free rent provided in connection with the extension of the Vertex lease.
(5)	The increase in Net Operating Income from TTM 5/31/2025 to UW is due to the expiration of free rent periods at the Vertex HQ Property and the inclusion of tenant rent credits which assumes straight lined rent for the first 10 years of the Vertex lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 2 – Vertex HQ

Environmental. According to the Phase I environmental site assessment dated June 16, 2025, there was no evidence of any recognized environmental conditions at the Vertex HQ Property.

The Market. The Vertex HQ Property is located in the Seaport district of Boston, Massachusetts. Seaport is emerging as a location for lab projects, benefiting from tenant spillover from supply-constrained Cambridge and Back Bay, plus demand for modern, well-located research and development space. Seaport has a diverse array of nearly 100 restaurants and has access to Boston’s major transportation systems, including I-90, the silver line (MBTA), Boston Logan Airport, and South Station.

According to a third-party market research report, as of the first quarter of 2025, the vacancy rate in the Boston life science market was 22.8%, with average asking rents of $94.13 PSF NNN and an inventory of approximately 16,306,769 square feet. According to a third-party market research report, as of the first quarter of 2025, the Seaport life science submarket had a vacancy rate of 33.0%, with average asking rents of $93.40 PSF NNN and an inventory of approximately 5,785,901 square feet. According to the appraisal, the 2024 total population within a one-, three-, and five-mile radius of the Vertex HQ Property was 36,107, 349,249, and 899,212, respectively. According to the appraisal, the 2024 average household income within the same radii was $199,494, $158,395, and $146,651, respectively.

The following table presents recent leasing data at comparable lab/office properties with respect to Vertex HQ Property:

Comparable Leases Summary(1)
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(2) Boston, MA	2013 / NAP	1,134,479	Vertex	1,082,417	Aug. 2024	19.9	$72.03	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	88,153	Jan. 2028	9.8	$115.00	NNN
Confidential Boston, MA	1970 / 1996	192,140	Confidential	84,324	Jul. 2028	5.0	$110.00	NNN
100-700 Technology Square Cambridge, MA	1964 / 2001	1,660,578	Intellia Therapeutics	147,000	Jul. 2025	13.4	$108.00	NNN
100 Cambridgeside Place Cambridge, MA	1985 / 2023	163,000	Smartlabs, Inc.	163,000	Sep. 2024	15.0	$135.00	NNN
441 Morgan Avenue Cambridge, MA	2024 / NAP	375,000	Astellas Pharma	63,000	Jul. 2024	11.0	$106.00	NNN
585 Third Street Cambridge, MA	2026 / NAP	605,000	Takeda Pharmaceuticals	605,000	Mar. 2026	15.0	$135.00	NNN
Confidential Boston, MA	1958 / 2019	705,465	Confidential	58,063	May 2024	10.0	$87.00	NNN
(1)	Source: Appraisal, unless specified otherwise.
(2)	Information is based on the underwritten rent roll dated July 1, 2025, other than Year Built / Renovated.

The following table presents recent leasing data at comparable retail properties with respect to the Vertex HQ Property:

Comparable Leases Summary(1)
Property/Location	Year Built / Renovated	Size (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Lease Term (Years)	Rent PSF	Lease Type
Vertex HQ Property (subject)(2) Boston, MA	2013 / NAP	1,134,479	Pier 50, LLC (dba Committee)(3) Starbucks Corporation	6,704 2,089	Jul. 2024 Sep. 2024	10.9 5.0	$64.58 $78.54	NNN NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	12,310	Nov. 2024	15.0	$95.00	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	15,978	May 2024	10.0	$81.32	NNN
Confidential Boston, MA	2018 / NAP	58,578	Confidential	1,714	Nov. 2023	7.0	$110.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Pure Glow Tanning LLC	1,221	Apr. 2024	10.0	$105.00	NNN
100 Northern Avenue Boston, MA	2016 / NAP	514,737	Circle Furniture	5,966	Mar. 2022	10.0	$60.00	NNN
30 Thompson Place Boston, MA	1900 / 2010	56,000	Lineage Brands, LLC	5,731	Dec. 2023	10.0	$85.00	NNN
1 Marina Park Drive Boston, MA	2009 / NAP	500,000	Empire	13,839	Sep. 2023	10.0	$61.50	NNN
(1)	Source: Appraisal, unless specified otherwise.
(2)	Information is based on the underwritten rent roll dated July 1, 2025, other than Year Built / Renovated.
(3)	Pier 50, LLC (dba Committee) also leases 700 square feet of storage space. The information presented in the table above excludes this storage space, other than Size (SF).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 2 – Vertex HQ

The following table presents information relating to the appraisal’s market rent conclusion for the Vertex HQ Property:

Market Rent Summary(1)
Tenant Category	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Life Science	$90.00	126	3.0% per annum	$150.00	$75.00
Retail	$65.00	120	3.0% per annum	$50.00	$12.11(2)
Daycare	$50.00	120	3.0% per annum	$30.00	$10.00
Storage	$25.00	120	$0.00 per annum	$0.00	$0.00
Charity/Public	$0.00	120	$0.00 per annum	$0.00	$0.00
Bank	$100.00	120	3.0% per annum	$50.00	$15.00
Starbucks	$75.00	120	3.0% per annum	$50.00	$15.00
(1)	Source: Appraisal, unless specified otherwise.
(2)	Represents the weighted average between the 11 Fan Pier Boulevard building ($10.00) and the 50 Northern Avenue building ($15.00).

The Borrower. The borrower for the Vertex HQ Whole Loan is SNH Seaport LLC, a Delaware limited liability company and special purpose entity with one independent director. Special legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Vertex HQ Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Diversified Healthcare Trust (“DHC”). DHC is a real estate investment trust focused on owning and operating a portfolio of healthcare properties across the United States. Its portfolio includes medical office buildings, life science facilities, senior living communities, and other healthcare related real estate. DHC currently holds approximately $6.8 billion in assets located in 34 states and Washington, D.C. DHC is managed by The RMR Group LLC (“RMR”). RMR is a leading U.S. alternative asset management company focused on commercial real estate and related businesses. The RMR Group’s vertical integration is strengthened by over 900 real estate professionals in more than 30 offices nationwide who manage approximately $40 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. RMR is headquartered in Newton, Massachusetts and was founded in 1986.

Property Management. The Vertex HQ Property is managed by RMR.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $233,384,024.64 for unfunded obligations (the “Unfunded Obligations Reserve”), which are allocated as follows: approximately (i) $173,530,598 for tenant improvements, (ii) $58,450,518 for free rent credits and (iii) $1,402,908 for parking garage credits as a lease incentive. The lender is required to disburse Unfunded Obligations Reserve funds to the borrower with respect to leases to which such deposit into the Unfunded Obligations Reserve relates, provided (a) no event of default is continuing, (b) the borrower submits a request for payment of tenant improvement costs and/or leasing commissions at least 10 days prior to the date the borrower requests the payment to be made and (c) satisfaction of other terms and conditions as set forth in the Vertex HQ Whole Loan documents.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows – On a monthly basis during a Trigger Period, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Lockbox / Cash Management. The Vertex HQ Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Vertex HQ Property are required to be deposited directly by the borrower or manager on behalf of the borrower, as applicable, to the lockbox account and, so long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Trigger Period, the borrower will not be permitted access to the funds in the lockbox account, and such funds will be required to be transferred to the lender-controlled cash management account and disbursed according to the Vertex HQ Whole Loan documents. During a Trigger Period, all excess cash is required to be held by the lender as additional security for the Vertex HQ Whole Loan or guaranteed by DHC pursuant to an excess cash flow guaranty; provided, that, so long as no event of default exists, excess cash will be available to the borrower (i) to fund shortfalls in debt service on the Vertex HQ Whole Loan, and (ii) to fund

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by the lender.

A “Trigger Period” will commence upon the earliest of (i) the occurrence of an event of default under the Vertex HQ Whole Loan documents; (ii) the debt yield being less than 7.50% for two consecutive calendar quarters; or (iii) a Tenant Credit Event (as defined below).

A Trigger Period and will end upon (a) with respect to clause (i) above, the cure of such event of default; (b) with respect to clause (ii) above, (x) the Vertex HQ Whole Loan having a debt yield equal to or greater than 7.50% for two calendar quarters, (y) the borrower prepays the Vertex HQ Whole Loan in an amount sufficient to increase the debt yield to no less than 7.50% or (z) the date that borrower delivers cash or a letter of credit in an amount sufficient to reach a debt yield greater than 7.50%; or (c) with respect to clause (iii) above, the obligations of the tenant with respect to the relevant portion of the Vertex HQ Property are affirmed in bankruptcy, such tenant is open for business and in occupancy of the relevant portion of the Vertex HQ Property or such portion of the Vertex HQ Property is re-leased to a new tenant on terms and conditions reasonably approved by the lender.

A “Tenant Credit Event” means (x) a bankruptcy event with respect to Vertex or (y) the space demised under the Vertex lease as of the origination date is less than 80% leased at any time during the term of the Vertex HQ Whole Loan.

Subordinate and Mezzanine Debt. The Vertex HQ Junior Notes have an outstanding principal balance as of the Cut-off Date of $441.2 million, weighted average interest rate associated with the Vertex HQ Junior Notes is 6.43191708975521% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Vertex HQ A/B Whole Loan” in the prospectus.

Permitted Future Mezzanine Debt. After the earlier of 120 days from the origination date or the securitization of the Vertex HQ Whole Loan, the borrower will have a one-time right without the consent of the lenders to obtain one or more mezzanine loans, subject to certain conditions, including (a) no event of default under the Vertex HQ Whole Loan is then continuing, (b) the principal amount of the mezzanine loan(s) do not exceed an amount that would result in (i) an aggregate loan-to-value ratio for the total debt being no greater than 60.8% or (ii) the debt yield for the total debt being not less than 8.3%, and (c) the lender under such mezzanine loan(s) must satisfy certain eligibility requirements (as described in the Vertex HQ Whole Loan documents). Otherwise, the borrower may not incur additional debt, whether unsecured or secured, provided, that the foregoing restrictions will specifically exclude (x) any permitted encumbrances and taxes and other charges that are being contested in good faith and (y) trade payables and lease agreements for equipment used at the Vertex HQ Property and other similar arrangements, which may not exceed, at any one time, 5% of the original amount of the Vertex HQ Whole Loan.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$62,250,000	Title:	Fee
Cut-off Date Principal Balance:	$62,250,000	Property Type – Subtype:	Multifamily - Mid Rise
% of Pool by IPB:	8.4%	Net Rentable Area (Units):	182
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(1):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Eugene Mendlowits	Occupancy(4):	92.3%
Interest Rate:	6.38000%	Occupancy Date:	7/31/2025
Note Date:	8/7/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/6/2030	3rd Most Recent NOI (As of):	$4,781,018 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,101,163 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$4,741,554 (TTM 6/30/2025)
Original Amortization:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$8,828,460
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$3,462,188
Lockbox / Cash Management:	Springing	UW NOI(5):	$5,366,272
Additional Debt:	No	UW NCF:	$5,192,822
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$93,350,000 / $512,912
Additional Debt Type:	N/A	Appraisal Date:	6/24/2025

Escrows and Reserves(2)
	Initial	Monthly	Initial Cap
Taxes:	$724,737	$181,184	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$0	$5,994	$215,775
TI/LC Reserves:	$0	$7,959	$286,512
Deferred Maintenance:	$363,273	$0	N/A

Financial Information
Cut-off Date Loan / Unit:	$342,033
Maturity Date Loan / Unit:	$342,033
Cut-off Date LTV:	66.7%
Maturity Date LTV:	66.7%
UW NCF DSCR:	1.29x
UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$62,250,000	99.7%	Loan Payoff	$57,370,574	91.9%
Borrower Sponsor Equity	160,000	0.3	Closing Costs(6)	3,951,416	6.3
			Upfront Reserves	1,088,010	1.7
Total Sources	$62,410,000	100.0%	Total Uses	$62,410,000	100.0%
(1)	The borrowers are 2500 Seventh Owner LLC, 706 Amsterdam Owner LLC, 593 Tenth Owner LLC, 676 Ninth Owner LLC, 790 Ninth Owner LLC, 796 Ninth Owner LLC, and 1697 Amsterdam Owner LLC.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	See “Portfolio Summary” below.
(4)	Occupancy is based on the multifamily component of the Mendlowits NYC Collection Portfolio Properties (as defined below) which also includes 23,876 square feet of ground floor retail and antenna space which was 97.9% occupied as of July 31, 2025.
(5)	The increase from Most Recent NOI to UW NOI is primarily attributable to commercial rent steps of $79,375 and five new commercial leases commencing in 2024 and 2025 which account for $309,180 of underwritten base rent.
(6)	Closing Costs include a rate buydown fee of $622,500.

The Loan. The Mendlowits NYC Collection mortgage loan (the “Mendlowits NYC Collection Mortgage Loan”) is secured by the borrowers’ fee interests in a five property, 182-unit, mid-rise multifamily portfolio with 23,876 square feet of ground floor retail space located across the Hell’s Kitchen, Harlem, Upper West Side, and Hamilton Heights neighborhoods of New York, New York (the “Mendlowits NYC Collection Properties”). The Mendlowits NYC Collection Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.38000% per annum on an Actual/360 basis.

The Properties.The Mendlowits NYC Collection Properties are comprised of five, mid-rise multifamily properties totaling 182 units located across the Hell’s Kitchen, Harlem, Upper West Side, and Hamilton Heights neighborhoods of New York,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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New York. The Mendlowits NYC Collection Properties also feature 23,876 square feet of ground floor retail space, and antenna space. As of July 31, 2025, the multifamily component of the Mendlowits NYC Collection Properties was 92.3% occupied and the commercial component was 97.9% occupied. Of the 182 multifamily units at the Mendlowits NYC Collection Properties, 69 units are rent stabilized and four are rent controlled.

The following table presents certain information relating to the Mendlowits NYC Collection Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)(3)	Occ.(2)(3)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
676, 790, 796, 798 9th Avenue	New York, NY	1900, 1920 / NAP	49	100.0%	$21,425,000	34.4%	$1,928,111	35.9%	$30,350,000
593-597 10th Avenue	New York, NY	1900 / NAP	40	92.5%	$18,500,000	29.7%	$1,564,488	29.2%	$25,700,000
2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard	New York, NY	1920 / 2018	43	86.0%	$9,150,000	14.7%	$763,443	14.2%	$17,100,000
706-708 Amsterdam Avenue	New York, NY	1920 / NAP	18	100.0%	$7,925,000	12.7%	$648,967	12.1%	$11,300,000
1697-1705, 1707-1717 Amsterdam Avenue	New York, NY	1926 / 1983	32	84.4%	$5,250,000	8.4%	$461,264	8.6%	$8,900,000
Total/ Wtd. Avg			182	92.3%	$62,250,000	100.0%	$5,366,272	100.0%	$93,350,000
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated July 31, 2025.
(3)	# of Units and Occ. represents the multifamily component of the Mendlowits NYC Collection Portfolio Properties.

676, 790, 796, 798 9th Avenue

The 676, 790, 796, 798 9th Avenue property consists of a 49-unit, mid-rise multifamily property located in the Hell’s Kitchen neighborhood of New York, New York (the “676, 790, 796, 798 9th Avenue Property”). The 676, 790, 796, 798 9th Avenue Property was originally constructed in 1900, expanded in 1920, and is comprised of four, four- and five-story buildings located along 9th Avenue. The 676, 790, 796, 798 9th Avenue Property has a unit mix of 35 one-bedroom units, 11 two-bedroom units, and three three-bedroom units. Of the 49 units at the 676, 790, 796, 798 9th Avenue Property, 11 are rent stabilized and three are rent controlled. Amenities at the 676, 790, 796, 798 9th Avenue Property include stainless steel appliances, granite countertops, hardwood floors, and in-unit washers and dryers in select units. As of July 31, 2025, the multifamily component of the 676, 790, 796, 798 9th Avenue Property was 100.0% leased. Additionally, the 676, 790, 796, 798 9th Avenue Property includes 5,935 square feet of ground floor retail and antenna space which, as of July 31, 2025, was 100.0% occupied by eight tenants.

593-597 10th Avenue

The 593-597 10th Avenue property consists of a 40-unit, mid-rise multifamily property located in the Hell’s Kitchen neighborhood of New York, New York (the “593-597 10th Avenue Property”). The 593-597 10th Avenue Property was originally constructed in 1900 and is comprised of five, four- and five-story buildings located along 10th Avenue. The 593-597 10th Avenue Property has a unit mix of 29 one-bedroom units, six two-bedroom units, and five three-bedroom units. Of the 40 units at the 593-597 10th Avenue Property, seven are rent stabilized. Amenities at the 593-597 10th Avenue Property include stainless steel appliances, granite countertops, hardwood floors, and in-unit washers and dryers in select units. As of July 31, 2025, the multifamily component of the 593-597 10th Avenue Property was 92.5% leased. Additionally, the 593-597 10th Avenue Property includes 7,100 square feet of ground floor retail and antenna space which, as of July 31, 2025, was 100.0% occupied by five tenants.

2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard

The 2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard property consists of a 43-unit, mid-rise multifamily property located in the Harlem neighborhood of New York, New York (the “2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard Property”). The 2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard Property was originally constructed in 1920 and is comprised of two, six-story buildings located on the northwest corner of West 145th Street and Adam Clayton Powell Boulevard. The 2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard Property has a unit mix of four one-bedroom units, ten two-bedroom units, and 29 three-bedroom units. Of the 43 units at the 2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard Property, 21 are rent stabilized and one is rent controlled. Amenities at the 2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard Property include stainless steel appliances, granite countertops, hardwood floors,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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and in-unit washers and dryers in select units. As of July 31, 2025, the multifamily component of the 2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard Property was 86.0% leased. Additionally, the 2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard Property includes 4,411 square feet of ground floor retail space which, as of July 31, 2025, was 100.0% occupied by six tenants.

706-708 Amsterdam Avenue

The 706-708 Amsterdam Avenue property consists of an 18-unit, mid-rise multifamily property located in the Upper West Side neighborhood of New York, New York (the “706-708 Amsterdam Avenue Property”). The 706-708 Amsterdam Avenue Property was originally constructed in 1920 and is comprised of one, five story building located on the west side of Amsterdam Avenue between 94th Street and West 95th Street. The 706-708 Amsterdam Avenue Property has a unit mix of 16 two-bedroom units and two three-bedroom units. Of the 18 units at the 706-708 Amsterdam Avenue Property, two are rent stabilized units. Amenities at the 706-708 Amsterdam Avenue Property include stainless steel appliances, granite countertops, hardwood floors, and in-unit washers and dryers in select units. As of July 31, 2025, the multifamily component of the 706-708 Amsterdam Avenue Property was 100.0% leased. Additionally, the 706-708 Amsterdam Avenue Property includes 1,148 square feet of ground floor retail space which, as of July 31, 2025, was 100.0% occupied by two tenants.

1697-1705, 1707-1717 Amsterdam Avenue

The 1697-1705, 1707-1717 Amsterdam Avenue property consists of a 32-unit, mid-rise multifamily property located in the Hamilton Heights neighborhood of New York, New York (the “1697-1705, 1707-1717 Amsterdam Avenue Property”). The 1697-1705, 1707-1717 Amsterdam Avenue Property was originally constructed in 1926 and consists of two, five-story buildings located on the east side of Amsterdam Avenue. The 1697-1705, 1707-1717 Amsterdam Avenue Property has a unit mix of four one-bedroom units, six two-bedroom units, and 22 three-bedroom units. Of the 32 units at the 1697-1705, 1707-1717 Amsterdam Avenue Property, 28 are rent stabilized. Amenities at the 1697-1705, 1707-1717 Amsterdam Avenue Property include stainless steel appliances, granite countertops, hardwood floors, and in-unit washers and dryers in select units. As of July 31, 2025, the multifamily component of the 1697-1705, 1707-1717 Amsterdam Avenue Property was 84.4% leased. Additionally, the 1697-1705, 1707-1717 Amsterdam Avenue Property includes 5,282 square feet of ground floor retail space which, as of July 31, 2025, was 90.5% occupied by nine tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the multifamily unit mix at the Mendlowits NYC Collection Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit
676, 790, 796, 798 9th Avenue
1 BR-Market Rate	34	69.4%	34	100.0%	485	$3,456	$3,400
1 BR-Stabilized	1	2.0%	1	100.0%	485	$2,235	$2,235
2 BR-Controlled	3	6.1%	3	100.0%	645	$1,137	$1,137
2 BR-Stabilized	7	14.3%	7	100.0%	645	$2,293	$2,303
2 BR-Market Rate	1	2.0%	1	100.0%	645	$4,150	$4,400
3 BR-Stabilized	3	6.1%	3	100.0%	805	$1,679	$1,785
Property Total / Wtd Avg.	49	100.0%	49	100.0%	541	$3,029	$3,003
593-597 10th Avenue
1 BR-Market Rate	28	70.0%	27	96.4%	695	$3,362	$3,500
1 BR-Stabilized(2)	1	2.5%	1	100.0%	695	$0	$900
2 BR-Market Rate	1	2.5%	1	100.0%	930	$5,000	$4,500
2 BR-Stabilized	5	12.5%	3	60.0%	930	$777	$735
3 BR-Market Rate	4	10.0%	4	100.0%	1,160	$4,400	$5,750
3 BR-Stabilized	1	2.5%	1	100.0%	1,160	$911	$911
Property Total / Wtd Avg.(2)	40	100.0%	37	92.5%	788	$3,239	$3,275
2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard
1 BR-Market Rate(3)	4	9.3%	4	100.0%	405	$2,453	$2,500
2 BR-Stabilized	10	23.3%	7	70.0%	540	$1,872	$2,173
3 BR-Stabilized	11	25.6%	10	90.9%	723	$1,557	$2,441
3 BR-Market Rate	17	39.5%	15	88.2%	675	$2,894	$3,750
3 BR-Controlled	1	2.3%	1	100.0%	675	$277	$277
Property Total / Wtd Avg.(3)	43	100.0%	37	86.0%	631	$2,215	$2,852
706-708 Amsterdam Avenue
2 BR-Market Rate	16	88.9%	16	100.0%	560	$3,903	$4,000
3 BR-Stabilized	2	11.1%	2	100.0%	840	$1,011	$1,011
Property Total / Wtd Avg.	18	100.0%	18	100.0%	591	$3,582	$3,668
1697-1705, 1707-1717 Amsterdam Avenue
1 BR-Market Rate	4	12.5%	4	100.0%	560	$2,302	$2,500
2 BR-Stabilized	6	18.8%	5	83.3%	560	$2,110	$2,285
3 BR-Stabilized(4)	19	59.4%	15	78.9%	560	$1,252	$1,356
3 BR-Temp. Exempt – Rent Stabilized(5)	3	9.4%	3	100.0%	560	$1,209	$1,209
Property Total / Wtd Avg.(4)	32	100.0%	27	84.4%	560	$1,573	$1,660
Portfolio Total / Wtd Avg.(2)(3)(4)	182	100.0%	168	92.3%	625	$2,728	$2,856
(1)	Based on the underwritten rent rolls dated July 31, 2025. Average Monthly Rent Per Unit is based on occupied units and excludes the superintendent units.
(2)	The 593-597 10th Avenue Property includes one, one-bedroom stabilized superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(3)	The 2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard Property includes one, one-bedroom market rate superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Monthly Rent Per Unit.
(4)	The 1697-1705, 1707-1717 Amsterdam Avenue Property includes a three-bedroom stabilized superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Monthly Rent Per Unit.
(5)	The 1697-1705, 1707-1717 Amsterdam Avenue Property includes three, three-bedroom units that are leased to The Jewish Board for an average rent of $1,209 per month. These units are included in the total unit and occupancy count as well as the Monthly Rent Per Unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the ground floor commercial tenants at the Mendlowits NYC Collection Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Commercial Tenants
798 Ninth Restaurant LLC	NR/NR/NR	2,500	10.5%	$438,404	13.3%	$175.36	6/30/2032	N	N
Canard Inc.	NR/NR/NR	2,500	10.5%	$241,885	7.3%	$96.75	12/31/2028	N	N
10th Ave Deli Grocery Corp	NR/NR/NR	1,900	8.0%	$395,232	12.0%	$208.02	8/31/2027	N	N
Rite Check Cashing	NR/NR/NR	1,800	7.5%	$129,173	3.9%	$71.76	10/31/2026	N	N
Tenth Avenue Steakhouse	NR/NR/NR	1,400	5.9%	$214,920	6.5%	$153.51	1/31/2030	N	N
Coffee On Hudson 31 LLC	NR/NR/NR	1,265	5.3%	$127,308	3.9%	$100.64	12/31/2035	1 x 5 yr	N
Dunkin Donuts Baskin-Robbins	NR/NR/NR	1,230	5.2%	$94,800	2.9%	$77.07	6/30/2040	1 x 5 yr	N
Abdullah Middle Eastern Food Corp.	NR/NR/NR	1,134	4.7%	$41,038	1.2%	$36.19	3/31/2031	N	N
PJ National New York	NR/NR/NR	1,000	4.2%	$80,635	2.4%	$80.63	3/31/2026	N	N
JMC Custom Framing Inc.	NR/NR/NR	600	2.5%	$152,012	4.6%	$253.35	4/30/2027	N	N
Total Major Commercial Tenants		15,329	64.2%	$1,915,407	58.1%	$124.95
Other Tenants		8,047	33.7%	$1,383,496	41.9%	$171.93
Occupied Subtotal/Wtd. Avg.		23,376	97.9%	$3,298,904	100.0%	$141.12
Vacant Space		500	2.1%
Total/Wtd. Avg.		23,876	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025 and inclusive of $79,375 of contractual rent steps through July 1, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule for the commercial tenants at the Mendlowits NYC Collection Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	500	2.1%	NAP	NAP	500	2.1%	NAP	NAP
2025 & MTM	2	950	4.0%	$64,463	2.0%	1,450	6.1%	$64,463	2.0%
2026	2	2,800	11.7%	$209,807	6.4%	4,250	17.8%	$274,271	8.3%
2027	2	2,500	10.5%	$547,245	16.6%	6,750	28.3%	$821,515	24.9%
2028(2)	4	2,826	11.8%	$342,781	10.4%	9,576	40.1%	$1,164,296	35.3%
2029	2	920	3.9%	$175,113	5.3%	10,496	44.0%	$1,339,409	40.6%
2030	4	2,625	11.0%	$353,103	10.7%	13,121	55.0%	$1,692,513	51.3%
2031	4	2,634	11.0%	$284,660	8.6%	15,755	66.0%	$1,977,172	59.9%
2032	3	3,100	13.0%	$657,031	19.9%	18,855	79.0%	$2,634,203	79.9%
2033	2	1,062	4.4%	$249,900	7.6%	19,917	83.4%	$2,884,103	87.4%
2034	2	1,086	4.5%	$152,522	4.6%	21,003	88.0%	$3,036,626	92.0%
2035 & Beyond	3	2,873	12.0%	$262,278	8.0%	23,876	100.0%	$3,298,904	100.0%
Total	30	23,876	100.0%	3,298,904	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025 and inclusive of $79,375 of contractual rent steps through July 1, 2026. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	2028 includes two antenna leases which account for 70 square feet and $76,407 of UW Base Rent at the 676, 790, 796, 798 9th Avenue and 593-597 10th Avenue properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisals. According to the appraisals, the Mendlowits NYC Collection Properties had an aggregate “as-is” appraised value of $93,350,000 as of the appraisals dated June 24, 2025.

Mendlowits NYC Collection Appraised Value(1)
Property	Value	Capitalization Rate
676, 790, 796, 798 9th Avenue	$30,350,000	6.00%
593-597 10th Avenue	$25,700,000	5.75%
2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard	$17,100,000	6.25%
706-708 Amsterdam Avenue	$11,300,000	5.50%
1697-1705, 1707-1717 Amsterdam Avenue	$8,900,000	6.75%
Total / Wtd. Avg.	$93,350,000	5.99%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessments dated July 9, 2025 and July 10, 2025, recognized environmental conditions were identified at three of the Mendlowits NYC Collection Properties related to previous occupancy of each such property or an adjoining property by a dry-cleaning tenant and identified contamination or potential contamination related to such occupancy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current multifamily occupancy of the Mendlowits NYC Collection Properties:

Historical and Current Occupancy(1)
Property	12/31/2023	12/31/2024	6/30/2025	Current(2)
676, 790, 796, 798 9th Avenue	98.8%	98.3%	98.0%	100.0%
593-597 10th Avenue	95.5%	94.4%	93.7%	92.5%
2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard	96.4%	94.1%	94.5%	86.0%
706-708 Amsterdam Avenue	97.9%	95.2%	96.1%	100.0%
1697-1705, 1707-1717 Amsterdam Avenue	85.7%	87.5%	88.6%	84.4%
Total / Wtd. Avg.	95.1%	94.2%	94.4%	92.3%
(1)	Historical occupancies represent the average annual occupancy of each respective year.
(2)	Current occupancy represents occupancy as of the underwritten rent rolls dated July 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Mendlowits NYC Collection

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Mendlowits NYC Collection Properties:

Cash Flow Analysis
	2023	2024	TTM 6/30/2025(1)	Underwritten(1)	Per Unit(2)	%(3)
Base Rent - Residential	$5,087,637	$5,532,936	$5,300,536	$5,401,416	$29,678	59.3%
Potential Income from Vacant Units	0	0	0	360,814	$1,982	4.0%
Gross Potential Rent - Residential	$5,087,637	$5,532,936	$5,300,536	$5,762,229	$31,661	63.3%
Other Income – Residential(4)	0	26,144	42,885	42,885	$236	0.5%
Net Rental Income - Residential	$5,087,637	$5,559,080	$5,343,421	$5,805,114	$31,896	63.8%
(Vacancy / Credit Loss)	$0	($89,011)	($106,072)	($360,814)	($1,982)	(4.0%)
Effective Gross Income - Residential	$5,087,637	$5,470,069	$5,237,349	$5,444,300	$29,914	59.8%

Base Rent - Commercial	$2,754,891	$2,736,017	$2,745,249	$3,298,904	$138	36.2%
Potential Income from Vacant Units	$0	$0	$0	$42,500	$2	0.5%
Gross Potential Rent - Commercial	$2,754,891	$2,736,017	$2,745,249	$3,341,404	$140	36.7%
Other Income – Commercial(5)	$77,065	$286,155	$265,153	$242,039	$10	2.7%
Net Rental Income - Commercial	$2,831,956	$3,022,172	$3,010,402	$3,583,443	$150	39.4%
(Vacancy / Credit Loss)	$0	$0	$0	($199,283)	($8)	(2.2%)
Effective Gross Income - Commercial	$2,831,956	$3,022,172	$3,010,402	$3,384,160	$142	37.2%

Total Effective Gross Income	$7,919,594	$8,492,241	$8,247,751	$8,828,460	$30,055	100.0%

Real Estate Taxes	1,886,534	2,051,469	2,047,169	2,070,678	$11,377	23.5%
Insurance	177,230	231,452	322,218	261,557	$1,437	3.0%
Management Fee	237,588	248,716	254,323	264,854	$1,455	3.0%
Utilities	587,677	578,447	576,280	576,280	$3,166	6.5%
Other Operating Expenses(6)	249,547	280,994	306,207	288,819	$1,587	3.3%
Total Expenses	$3,138,575	$3,391,078	$3,506,196	$3,462,188	$19,023	39.2%

Net Operating Income	$4,781,018	$5,101,163	$4,741,554	$5,366,272	$29,485	60.8%
Replacement Reserves - Apts.	$0	$0	$0	$67,150	$369	0.8%
Replacement Reserves - Comm'cl	$0	$0	$0	$4,775	$26	0.1%
Normalized TI/LC - Comm'cl	0	0	0	101,525	$558	1.1%
Net Cash Flow	$4,781,018	$5,101,163	$4,741,554	$5,192,822	$28,532	58.8%
(1)	The increase in Net Operating Income from TTM 6/30/2025 to Underwritten is primarily attributable to commercial rent steps of $79,395 and five new commercial leases commencing in 2024 and 2025 which account for $309,180 of underwritten base rent.
(2)	The Per Unit Column is based on the 182 multifamily units for all Residential line items and is based on 23,876 SF for all commercial line items.
(3)	The % column represents percentage of Total Gross Potential Rent for all revenue line items and percentage of Total Effective Gross Income for the remainder of the fields.
(4)	Other Income-Residential includes items such as forfeited deposits, bike racks, lost keys, lock replacement, application fees, and pet fees.
(5)	Other Income-Commercial is inclusive of commercial reimbursements, which includes real estate taxes as well as water and sewer.
(6)	Other Operating Expenses includes payroll and benefits, repairs and maintenance, and general and administrative expenses.

The Market. The Mendlowits NYC Collection Properties are located in the Hell’s Kitchen (two properties, 65.1% of underwritten net operating income), Harlem (one property, 14.2% of underwritten net operating income), Upper West Side (one property, 12.1% of underwritten net operating income), and Hamilton Heights (one property, 8.6% of underwritten net operating income) neighborhoods of New York, New York.

The 676, 790, 796, 798 9th Avenue Property and 593-597 10th Avenue Property are located in the Hell’s Kitchen neighborhood of the Midtown West submarket of New York City. Hell’s Kitchen features a diverse array of restaurants, bars, and off-Broadway theaters and is part of the broader Midtown West area of Manhattan which includes Times Square, the Theatre District, Hudson Yards, the Javits Center, the High Line, and nearby access to Bryant Park. According to the appraisal, as of the first quarter of 2025, the Midtown West multifamily submarket had inventory of 11,841 units, a vacancy rate of 3.9%, and average asking rent per unit of $5,037.

The 2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard Property is located in the Central Harlem multifamily submarket of New York City. Harlem is located in Upper Manhattan and is known for its cultural significance, with institutions including the Apollo Theater, Studio Museum, and Schomburg Center, as well as an array of dining, entertainment, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Mendlowits NYC Collection

retail options. Harlem benefits from access to the 2, 3, A, B, C, and D subway lines, multiple bus routes, and access to the Metro-North. According to the appraisal, as of the first quarter of 2025, the Central Harlem submarket had inventory of 41,472 units, a vacancy rate of 1.7%, and average asking per unit of $2,234.

The 706-708 Amsterdam Avenue Property is located in the Upper West Side multifamily submarket of New York City. The Upper West Side is located along the West Side of Central Park and the Hudson River. As of the first quarter of 2025, the Upper West Side multifamily submarket had inventory of 48,348 units, a vacancy rate of 3.0%, and average asking rent of $4,488 per unit.

The 1697-1705, 1707-1717 Amsterdam Avenue Property is located in the Hamilton Heights multifamily submarket of New York City. Hamilton Heights is located in the northwestern section of Manhattan, bordered by the Hudson River, and is anchored by institutions such as the City College, Riverside Park, and the Sugar Hill district. Hamilton Heights benefits from access to the 1, A, B, C, and D subway lines. As of the first quarter of 2025, the Hamilton Heights multifamily submarket had inventory of 13,277 units, a vacancy rate of 1.6%, and average asking rent of $2,372 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Mendlowits NYC Collection

The following table presents certain information relating to multifamily properties comparable to the Mendlowits NYC Collection Properties:

Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Unit Type	Unit Size (SF)	Average Rent per Unit
676, 790, 796, 798 9th Avenue(2) New York, NY	-	1 BR-Market Rate	485 SF	$3,456
		1 BR-Stabilized	485 SF	$2,235
		2 BR-Controlled	645 SF	$1,137
		2 BR-Stabilized	645 SF	$2,293
		2 BR-Market Rate	645 SF	$4,150
		3 BR-Stabilized	805 SF	$1,679
344 West 47th Street New York, NY	0.4 mi	1 BR / 1 BA	1,000 SF	$3,695
772 Ninth Avenue New York, NY	0.6 mi	2 BR / 1 BA	800 SF	$4,695
360 West 51st Street New York, NY	0.6 mi	3 BR / 1 BA	1,250 SF	$6,000
593-597 10th Avenue(2) New York, NY	-	1 BR-Market Rate	695 SF	$3,362
		1 BR-Stabilized	695 SF	$0
		2 BR-Market Rate	930 SF	$5,000
		2 BR-Stabilized	930 SF	$777
		3 BR-Market Rate	1,160 SF	$4,400
		3 BR-Stabilized	1,160 SF	$911
444 West 51st Street New York, NY	0.8 mi	2 BR / 1 BA	800 SF	$4,795
819 Ninth Avenue New York, NY	0.9 mi	1 BR / 1 BA	550 SF	$3,895
360 West 51st Street New York, NY	0.9 mi	3 BR / 1 BA	1,250 SF	$6,000
2500-2502, 2504-2506 Adam Clayton Powell Jr. Boulevard(2) New York, NY	-	1 BR-Market Rate	405 SF	$2,453
		2 BR-Stabilized	540 SF	$1,872
		3 BR-Stabilized	723 SF	$1,557
		3 BR-Market Rate	675 SF	$2,894
		3 BR-Controlled	675 SF	$277
350 Lenox Avenue New York, NY	1.5 mi	3 BR / 1 BA	1,000 SF	$3,600
1858 Adam Clayton Powell Jr. Boulevard New York, NY	1.6 mi	2 BR / 1 BA	750 SF	$3,100
235 West 115th Street New York, NY	1.6 mi	1 BR / 1 BA	600 SF	$2,550
706-708 Amsterdam Avenue(2) New York, NY	-	2 BR-Market Rate	560 SF	$3,903
		3 BR-Stabilized	840 SF	$1,011
216 West 99th Street New York, NY	0.3 mi	3 BR / 2 BA	986 SF	$6,095
240 West 104th Street New York, NY	0.7 mi	2 BR / 1 BA	515 SF	$4,300
324 West 96th Street New York, NY	1.9 mi	2 BR / 1 BA	450 SF	$3,795
1697-1705, 1707-1717 Amsterdam Avenue(2) New York, NY	-	1 BR-Market Rate	560 SF	$2,302
		2 BR-Stabilized	560 SF	$2,110
		3 BR-Stabilized	560 SF	$1,252
		3 BR-Temp. Exempt - RS	560 SF	$1,209
3474 Broadway New York, NY	0.4 mi	2 BR / 1 BA	1,000 SF	$3,375
527 West 141st Street New York, NY	0.9 mi	1 BR / 1 BA	550 SF	$2,500
1838 Adam Clayton Powell Jr. Boulevard New York, NY	2.0 mi	3 BR / 1 BA	1,000 SF	$4,195
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated July 31, 2025. Average Monthly Rent Per Unit is based on occupied units and excludes the superintendent units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Mendlowits NYC Collection

The Borrowers. The borrowers are 2500 Seventh Owner LLC, 706 Amsterdam Owner LLC, 593 Tenth Owner LLC, 676 Ninth Owner LLC, 790 Ninth Owner LLC, 796 Ninth Owner LLC, and 1697 Amsterdam Owner LLC, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Mendlowits NYC Collection Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Eugene Mendlowits, an experienced real estate investor with ownership interests in 48 properties in New York and New Jersey.

Property Management. The Mendlowits NYC Collection Properties are managed by Coney Management LLC, a third-party property management company.

Escrows and Reserves. At origination of the Mendlowits NYC Collection Mortgage Loan, the borrowers deposited approximately (i) $724,737 into a reserve account for real estate taxes and (ii) $363,273 into an immediate repairs reserve.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $181,184 monthly).

Insurance Escrows – If the liability or casualty policies maintained by the borrowers do not constitute an approved blanket or umbrella policy or the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination of The Mendlowits NYC Collection Mortgage Loan a blanket policy was in place.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $5,994; provided that the borrowers will not be required to make any such deposit to the extent it would cause the funds in such reserve to exceed $215,775.

Leasing Reserve – The borrowers are required to deposit into a leasing reserve, on a monthly basis, approximately $7,959; for future tenant improvements and leasing commissions, provided that the borrowers will not be required to make any such deposit to the extent it would cause the funds in such reserve to exceed $286,512.

Lockbox / Cash Management. The Mendlowits NYC Collection Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Restricted Account Trigger Event (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to immediately deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager into such lockbox. Within five business days after the first occurrence of a Restricted Account Trigger Event, the borrowers are required to deliver a notice to all tenants with respect to the Mendlowits NYC Collection Properties directing them to remit all rent and other sums due under the applicable leases directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period (as defined below), the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists, in which case such funds will be transferred on each business day to the cash management account. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Mendlowits NYC Collection Mortgage Loan documents are required to be (i) if a Trigger Period is continuing, deposited into an excess cash flow reserve account as additional collateral or (ii) to the extent that no Trigger Period exists, disbursed to the borrowers. If all funds in the leasing reserve have been disbursed, the borrowers may request that funds in the excess cash flow reserve be disbursed to cover approved leasing costs, which request will be subject to the lender’s approval in its sole but reasonable discretion. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers (other than funds that were requested by the borrowers to cover approved leasing costs, which must be retained until such time as all leasing costs with respect to the related lease have been paid in full, and the related tenant is open for business and paying full contractual rent). Upon an event of default under the Mendlowits NYC Collection Mortgage Loan documents, the lender may apply funds in the accounts as it determines in its sole discretion, including but not limited to payment of the debt. Upon the discontinuance of the first Restricted Account Trigger Event, the borrowers may close the lockbox account and terminate the notices to tenants to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Mendlowits NYC Collection

pay funds into the lockbox account; provided that upon the second Restricted Account Trigger Event the borrowers will be required to re-establish the lockbox account and maintain it at all times thereafter.

“Restricted Account Trigger Event” means the first to occur of (i) a Trigger Period and (ii) the debt service coverage ratio being less than 1.20x (provided, however, no Restricted Account Trigger Period will be deemed to exist pursuant to this clause (ii) during any period the Collateral Cure Conditions (as defined below) are satisfied).

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Mendlowits NYC Collection Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.15x and (B) expiring upon (y) with regard to clause (i) above, the cure (if applicable) of such event of default under the Mendlowits NYC Collection Mortgage Loan documents and (z) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

“Collateral Cure Conditions” exist if the borrowers deposit into an account with the lender, (i) cash or a letter of credit in an amount equal to the Collateral Deposit Amount (as defined below) and (ii) thereafter, for so long as the borrowers elect to satisfy the Collateral Cure Conditions to avoid a Restricted Account Trigger Period, on each one year anniversary of the date the borrowers made such deposit, the borrowers deposit additional collateral (in the form of cash or a letter of credit) in the amount of the Collateral Deposit Amount.

“Collateral Deposit Amount” means $805,342.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default has occurred and is continuing, the borrowers have the right at any time after the date that is two years from the closing date of the BBCMS 2025-5C37 securitization to obtain the release of any individual Mendlowits NYC Collection property, provided that, among other conditions, (i) the borrowers prepay, with respect to such individual Mendlowits NYC Collection property, an amount equal to the greater of (a) 110% of the allocated loan amount with respect to such individual Mendlowits NYC Collection property and (b) the net sales proceeds applicable to such individual Mendlowits NYC Collection property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt yield with respect to the remaining Mendlowits NYC Collection Properties must be greater than the greater of (1) the debt yield of all Mendlowits NYC Collection Properties immediately prior to the release and (2) 8.34%, (iv) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mendlowits NYC Collection Properties must be greater than the greater of (1) the debt service coverage ratio of all Mendlowits NYC Collection Properties immediately prior to the release and (2) 1.30x,and (v) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mendlowits NYC Collection Properties must be no greater than the lesser of (1) a loan-to-value ratio of 66.2% or (2) the loan-to-value ratio with respect to all of the Mendlowits NYC Collection Properties immediately prior to the release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – The Daxton Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – The Daxton Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – The Daxton Hotel
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	6.7%	Net Rentable Area (Rooms):	151
Loan Purpose:	Refinance	Location:	Birmingham, MI
Borrower:	Woodward Brown Ventures, LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors:	Mark T. Mitchell and Mark T. Mitchell Living Trust U/A dated July 31, 1998	Occupancy / ADR / RevPAR:	66.6% / $335.42 / $223.31
Interest Rate:	6.82000%	Occupancy / ADR / RevPAR Date:	6/30/2025
Note Date:	7/31/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of)(2):	$4,829,866 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$7,053,451 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(2):	$8,508,002 (TTM 6/30/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	66.6% / $335.42 / $223.31
Amortization Type:	Interest Only	UW Revenues:	$23,694,047
Call Protection:	L(25),DorYM1(28),O(7)	UW Expenses:	$15,754,032
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,940,014
Additional Debt:	No	UW NCF:	$6,992,252
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$92,100,000 / $609,934
Additional Debt Type:	N/A	Appraisal Date:	7/1/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$331,126
Taxes:	$63,555	$63,555	N/A	Maturity Date Loan / Room:	$331,126
Insurance:	$109,653	$21,931	N/A	Cut-off Date LTV:	54.3%
FF&E Reserves:	$0	$78,980	N/A	Maturity Date LTV:	54.3%
Seasonality Reserve:	$0	$125,000(3)	$500,000	UW NCF DSCR:	2.02x
				UW NOI Debt Yield:	15.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	100.0%	Loan Payoff	$45,320,331	90.6%
			Sponsor Equity	3,000,774	6.0
			Closing Costs	1,505,687	3.0
			Upfront Reserves	173,208	0.3
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The increase in Net Operating Income from 3rd Most Recent to 2nd Most Recent and the subsequent increase from 2nd Most Recent to Most Recent is primarily attributable to The Daxton Hotel Property (as defined below) changing from an independent unflagged hotel to a Curio Collection by Hilton property in October 2024.
(3)	The Monthly Seasonality Reserve is only required from April through December each year. See “Escrows and Reserves” below for more information.

The Loan. The Daxton Hotel mortgage loan (“The Daxton Hotel Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is secured by the borrower’s fee interest in a 151-room, full-service hotel located in Birmingham, Michigan (the “The Daxton Hotel Property”). The Daxton Hotel Mortgage Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 6.82000% per annum on an Actual/360 basis.

The Property. The Daxton Hotel Property is a 151-room, full-service, Hilton flagged hotel located in Birmingham, Michigan, approximately 19 miles northwest of Detroit. The Daxton Hotel Property was developed in 2021 on an approximately 0.62-acre site and is comprised of five stories plus a two-level subterranean parking garage with 55 parking spaces. The Daxton Hotel previously operated as an independent unflagged hotel until recently converting to a Curio Collection by Hilton property in October 2024 on a 20-year franchise agreement through October 31, 2044. The Curio Collection is considered an upscale brand within the Hilton Worldwide portfolio with hotels focused in key urban and resort destinations. Each property within

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the Curio Collection features high-end architecture and locally inspired designs. The Curio Collection is comprised of 184 hotels located across 45 different countries and territories.

The Daxton Hotel Property contains 99 king rooms, 31 double queen rooms and 21 suites. Amenities at The Daxton Hotel Property include approximately 7,658 square feet of meeting space, a shuttle with a mile radius, a fitness center, a guest laundry room, three food and beverage outlets, all-day room service, electric vehicle charging, valet parking, and an over 400-piece art collection. The food and beverage outlets at The Daxton Hotel Property include Madam, an award-winning restaurant offering a modern American menu for lunch and dinner, Geode Bar & Lounge, located adjacent to Madam, offering craft cocktails, wines and spirits, and Café Dax, offering breakfast and lunch along with their own house roast coffee served in partnership with Hyperion Coffee Co.

As of June 30, 2025, The Daxton Hotel Property had a 66.6% occupancy rate, $335.42 ADR and $223.31 RevPAR. According to a third-party market research report, the estimated year to date demand segmentation as of June 2025 for The Daxton Hotel Property consisted of 56.0% transient and 44.0% group.

The following table presents certain information relating to the year to date demand analysis as of June 2025 with respect to The Daxton Hotel Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group
The Daxton Hotel	151	56.0%	44.0%
(1)	Source: Third-party hospitality research report.

The following table presents certain information relating to the performance of The Daxton Hotel Property:

Historical Occupancy, ADR, RevPAR
	The Daxton Hotel(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	62.4%	$332.82	$207.73	60.3%	$194.72	$117.42	103.5%	170.9%	176.9%
2024	64.2%	$338.54	$217.50	66.5%	$191.61	$127.50	96.6%	176.7%	170.6%
TTM 6/30/2025	66.6%	$335.42	$223.31	67.6%	$190.79	$129.05	98.4%	175.8%	173.0%
(1)	Occupancy, ADR and RevPAR for The Daxton Hotel Property are based on the underwritten cash flow.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at The Daxton Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for 2023 includes The Kingsley Bloomfield Hills - a Doubletree by Hilton, Crowne Plaza Auburn Hills, The Townsend Hotel, Marriott Detroit Troy, Marriott Auburn Hills Pontiac and Royal Park Hotel. The Competitive Set for 2024 and TTM 6/30/2025 include the same hotels as 2023, as well as Saint John’s Resort and Hollywood Casino at Greektown.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Environmental. According to the Phase I environmental site assessment dated July 17, 2025, there was no evidence of any recognized environmental conditions at The Daxton Hotel Property.

The Market. The Daxton Hotel Property is located at 298 South Old Woodward Avenue in Birmingham, Michigan, approximately 19 miles northwest of Detroit. The neighborhood surrounding The Daxton Hotel Property is known for its shopping district that features a variety of upscale boutiques, national retail stores, and a diverse range of dining options. The local area also benefits from a well-established arts and culture scene, with local galleries and theaters attracting both locals and tourists. Local area attractions include the Birmingham Museum and the Cranbook Education Community with art museum, contemporary art gallery, and gardens. Additionally, Restoration Hardware, a high-end American home furnishing company, is developing a 50,000 square foot flagship storage and gallery across the street from The Daxton Hotel Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the primary hotel competition for The Daxton Hotel Property:

Competitive Set(1)
Property	Distance from Subject	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
The Daxton Hotel(2) 298 South Old Woodward Avenue Birmingham, MI	-	2021	151	66.6%	$335.42	$223.31
The Kingsley Bloomfield Hills, Doubletree 39475 Woodward Avenue Bloomfield Hills, MI	0.1 mi	1958	144	60% - 65%	$165- $170	$100 - $105
Auburn Hills Marriott Pontiac 3600 Centerpoint Parkway Pontiac, MI	16.6 mi	2000	290	65% - 70%	$190- $195	$130 - $135
The Townsend Hotel 100 Townsend Street Birmingham, MI	16.8 mi	1988	150	65% - 70%	$200- $205	$135 - $140
Marriott Detroit Troy 200 W Big Beaver Road Troy, MI	17.0 mi	1990	350	65% - 70%	$185- $190	$120 - $125
Crowne Plaza Auburn Hills 1500 Opdyke Road Auburn Hills, MI	17.2 mi	1989	190	55% - 60%	$150- $155	$85 - $90
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	The Daxton Hotel Property metrics are based on the underwriting as of June 30, 2025.

The following table presents certain information relating to the historical operating performance and underwritten cash flows of The Daxton Hotel Property:

Operating History and Underwritten Net Cash Flow
	2023(1)	2024(1)	TTM 6/30/2025(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	62.4%	64.2%	66.6%	66.6%
ADR	$332.82	$338.54	$335.42	$335.42
RevPAR	$207.73	$217.50	$223.31	$223.31

Room Revenue	$11,448,786	$12,020,259	$12,307,712	$12,307,712	$81,508	51.9%
Food & Beverage Revenue	9,805,186	9,421,865	9,805,918	9,805,918	64,940	41.4%
Other Departmental Revenue(4)	1,703,412	1,585,883	1,580,416	1,580,416	10,466	6.7%
Total Revenue	$22,957,383	$23,028,007	$23,694,047	$23,694,047	$156,914	100.0%
Room Expense	3,696,787	3,170,808	2,619,465	2,619,465	17,347	21.3%
Food & Beverage Expense	7,593,122	6,648,178	6,030,024	6,030,024	39,934	61.5%
Other Departmental Expenses	604,632	484,996	523,842	523,842	3,469	33.1%
Departmental Expenses	$11,894,541	$10,303,981	$9,173,331	$9,173,331	$60,751	38.7%
Departmental Profit	$11,062,842	$12,724,025	$14,520,715	$14,520,715	$96,164	61.3%
Management Fee	0	298,268	473,446	710,821	4,707	3.0%
Marketing and Franchise Fee	1,320,399	965,540	1,479,830	1,845,922	12,225	7.8%
Other Undistributed Expenses(5)	3,824,226	3,261,813	2,877,738	2,877,738	19,058	12.1%
Total Undistributed Expenses	$5,144,625	$4,525,621	$4,831,013	$5,434,481	$35,990	22.9%
Real Estate Taxes	887,202	893,034	883,897	895,585	5,931	3.8%
Property Insurance	201,149	251,919	297,803	250,635	1,660	1.1%
Net Operating Income	$4,829,866	$7,053,451	$8,508,002	$7,940,014	$52,583	33.5%
FF&E	919,059	928,310	948,907	947,762	6,277	4.0%
Net Cash Flow	$3,910,807	$6,125,141	$7,559,095	$6,992,252	$46,306	29.5%
(1)	The increase in Net Operating Income from 2023 to 2024 and the subsequent increase from 2024 to TTM 6/30/2025 is primarily attributable to The Daxton Hotel Property changing from an independent unflagged hotel to a Curio Collection by Hilton property in October 2024.
(2)	Per Room is based on 151 rooms.
(3)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(4)	Other Departmental Revenue includes proceeds from miscellaneous departments. Other Departmental Revenue also includes income generated from parking at The Daxton Hotel Property in which the revenue is split with a third-party operator.
(5)	Other Undistributed Expenses includes administrative and general expenses, operations and maintenance, heat, power and light and information and telecom expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Borrower. The borrower is Woodward Brown Ventures, LLC, a Michigan limited liability company and special purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Daxton Hotel Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve out guarantors are Mark T. Mitchell, founder of the Mitchell Family Office and the Mark T. Mitchell Living Trust U/A dated July 31, 1998, as amended, a Michigan revocable trust. Mark Mitchell is an entrepreneur who has founded multiple businesses and invested in companies across numerous industries over the past 30 years.

Property Management. The Daxton Hotel Property is managed by Superior Hospitality of Birmingham LLC, an independent third-party property management company.

Escrows and Reserves. At origination of The Daxton Hotel Mortgage Loan, the borrower deposited approximately (i) $63,555 into a reserve account for taxes and (ii) $109,653 into an insurance reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $63,555).

Insurance Escrows – At the option of the lender, if the liability or casualty policy maintained by the borrower is not an approved blanket or umbrella policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $21,931).

FF&E Reserve – The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the greater of (x) the annual gross revenues for the hotel-related operations at The Daxton Hotel Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at The Daxton Hotel Property for the calendar year in which such monthly deposit occurs as set forth in the approved annual budget (initially estimated to be approximately $78,980), and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement.

Seasonality Reserve – The borrower is required to deposit into a seasonality reserve, on a monthly basis April through December (inclusive), an amount equal to the Seasonality Reserve Monthly Deposit (as defined below) unless the amount on deposit in the reserve account is equal to or exceeds $500,000. Provided that no event of default has occurred and is continuing on any monthly payment date occurring in January, February and/or March, if an Operating Shortfall (as defined below) exists, lender will, upon receipt of borrower’s request together with any supporting backup documentation as may be required, disburse a portion of the seasonality reserve funds in an amount equal to such Operating Shortfall.

“Seasonality Reserve Monthly Deposit” means (i) with respect to the monthly payment date occurring in September through December (inclusive) in 2025, $125,000; and (ii) with respect to any applicable monthly payment dates occurring in each calendar year commencing with the calendar year of 2026, an amount equal to the quotient obtained on the monthly payment date occurring in January of each calendar year (the “Seasonality Reserve Calculation Date”) by dividing (A) the positive difference, if any, between (x) the greater of (1) the sum of the Negative Monthly Amounts (as defined below) for the monthly payment dates occurring in the months of January, February and March immediately preceding such Seasonality Reserve Calculation Date and (2) the sum of the Negative Monthly Amounts projected for the monthly payment dates occurring in the months of January, February and March immediately following such Seasonality Reserve Calculation Date, pursuant to the approved annual budget, and (y) the amount of seasonality reserve funds, if any, that are on deposit in the seasonality reserve account on such Seasonality Reserve Calculation Date, by (B) three (3).

“Operating Shortfall” means as of any applicable monthly payment date: (i) in the event a Trigger Period (as defined below) does not exist, the amount by which operating expenses (as evidenced by supporting documentation submitted by borrower to lender) incurred for the calendar month immediately preceding such monthly payment date (and paid or required to be paid during such calendar month) and debt service, deposits to the tax account, insurance account, and the FF&E reserve account required on such monthly payment date pursuant to the terms of The Daxton Hotel Mortgage Loan documents (the “Monthly Required Payments”), exceeds (b) operating income and other gross revenues received for The Daxton Hotel Property for the calendar month immediately preceding such monthly payment date (as evidenced by supporting documentation submitted by borrower to lender); and (ii) in the event a Trigger Period does exist, the amount by which the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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sum in the cash management account is insufficient to make all the deposits required under The Daxton Hotel Mortgage Loan documents for the Monthly Required Payments and certain other amounts.

“Negative Monthly Amounts” means with respect to any monthly payment date, (a) the amount by which operating expenses (as evidenced by supporting documentation submitted by borrower to lender or as projected pursuant to the approved annual budget, as applicable) incurred (or projected to be incurred, as applicable) for the calendar month immediately preceding such monthly payment date (and paid or required to be paid during such calendar month or projected to be payable during such calendar month, as applicable) and debt service, deposits to the tax account, insurance account, and the FF&E reserve account required on such monthly payment date pursuant to the terms of The Daxton Hotel Mortgage Loan documents, exceeds (b) operating income and other gross revenues received from The Daxton Hotel Property (or projected to be received, as applicable) for the calendar month immediately preceding such monthly payment date (as evidenced by supporting documentation submitted by borrower to lender or as projected pursuant to the approved annual budget, as applicable). Notwithstanding the foregoing, in the event that borrower has not delivered to lender supporting documentation or the approved annual budget, as applicable, sufficient for lender to determine the applicable negative monthly amounts, such negative monthly amounts will be determined by lender in its sole discretion.

Lockbox / Cash Management. The Daxton Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. The Daxton Hotel Mortgage Loan documents required the borrower to establish a lockbox account within ten business days of the origination date, subject to extension in the lender’s sole discretion, and within three days after establishment of the lockbox account, to deliver a notice to each tenant (if any) and each credit card company which has entered into a merchant’s or other credit card agreement directing them to remit all payments under the applicable lease or credit-card processing agreement directly to the lender-controlled lockbox account. The borrower has applied to open the lockbox account and is awaiting approval from the lockbox bank. All revenue received by the borrower or the property manager is required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, whereby the lender instructs the institution maintaining the lockbox account to transfer all funds on deposit in the lockbox account on each business day to a lender-controlled cash management account, in which case such funds will be so transferred to be applied and disbursed in accordance with The Daxton Hotel Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for The Daxton Hotel Mortgage Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under The Daxton Hotel Mortgage Loan documents, the lender may apply funds to The Daxton Hotel Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the DSCR being less than 1.25x, unless the Collateral Cure Conditions (as defined below) are satisfied, (iii) the occurrence of a Franchise Agreement Trigger Period and (iv) any bankruptcy or similar insolvency of the property manager and (B) expiring upon, with regard to (w) clause (i) above, the cure (if applicable) of such event of default, (x) clause (ii) above, the date that the DSCR is equal to or greater than 1.30x for two consecutive calendar quarters, (y) clause (iii) above, a Franchise Agreement Trigger Period ceasing to exist and (z) clause (iv) above, the borrower’s replacement of the applicable property manager in accordance with the terms of The Daxton Hotel Mortgage Loan documents.

“Collateral Cure Conditions” exists if the borrower deposit into an account with the lender, (i) cash or a letter of credit in an amount equal to the Collateral Deposit Amount (as defined below) and (ii) every three months thereafter, the borrower deposits any additional cash collateral (in the form of cash or a letter of credit) into such account in the amount of any deficiency such that the total amount of funds deposited by the borrower for purposes of satisfying the Collateral Cure Conditions equal the Collateral Deposit Amount.

“Franchise Agreement Trigger Period” means period (A) commencing upon the first to occur of (i) borrower being in default under the franchise agreement beyond any applicable notice and cure periods, (ii) borrower or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of franchisor) and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of any franchisor, (v) The Daxton Hotel Property failing to be operated, “flagged” and/or branded pursuant to the franchise

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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agreement and (vi) any permit applicable to the franchise agreement ceasing to be in full force in effect; and (B) expiring upon lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable franchisor in form and substance reasonably acceptable to lender) of (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of The Daxton Hotel Property pursuant to a replacement qualified franchise agreement entered into in accordance with the terms of the Daxton Hotel Mortgage Loan documents (which qualified franchise agreement shall be in full force and effect with no defaults thereunder).

“Franchise Agreement Cure Conditions” means each of the following (i) borrower has cured all defaults (if any) under the franchise agreement to the satisfaction of the applicable franchisor, (ii) borrower and the applicable franchisor have re-affirmed the franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) The Daxton Hotel Property continues to be operated, “flagged” and branded pursuant to the franchise agreement and (v) all permits applicable to the related franchise agreement are in full force and effect. For purposes of clarification, the Franchise Agreement Cure Conditions will only be deemed to be satisfied hereunder to the extent that each of the items listed in subsections (i) through (v) above are fully satisfied (unless lender, in its reasonable discretion, determines that any of said items should be deemed inapplicable due to the nature of the events giving rise to any then existing Franchise Agreement Trigger Period).

“Collateral Deposit Amount” means an amount equal to the difference between (i) the outstanding principal balance of The Daxton Hotel Mortgage Loan at the time of an applicable deposit of funds and (ii) an assumed balance of The Daxton Hotel Mortgage Loan that would cause the debt service coverage ratio to equal 1.30x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Springfield Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Springfield Town Center
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GSMC, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$46,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$46,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	6.2%	Net Rentable Area (SF):	981,463
Loan Purpose:	Refinance	Location:	Springfield, VA
Borrower:	PR Springfield Town Center LLC	Year Built / Renovated:	1972, 1975, 1979, 1996 / 2014
Borrower Sponsor:	PREIT Realty, LLC	Occupancy:	93.2%
Interest Rate:	7.11500%	Occupancy Date:	5/31/2025
Note Date:	6/20/2025	4th Most Recent NOI (As of):	$20,006,654 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$20,584,353 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$20,930,217 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$20,464,386 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$34,303,091
Call Protection(2):	L(26),DorYM1(27),O(7)	UW Expenses:	$13,313,358
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$20,989,733
Additional Debt(1):	Yes	UW NCF:	$20,080,870
Additional Debt Balance(1):	$104,000,000	Appraised Value / Per SF:	$274,600,000 / $280
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/1/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$440,784	$440,784	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.6%
Replacement Reserves:	$0	Springing	$392,585(4)	Maturity Date LTV:	54.6%
TI / LC Reserve:	$0	$171,431	N/A	UW NCF DSCR:	1.86x
Additional TI / LC Reserve:	$1,500,000	$0	N/A	UW NOI Debt Yield:	14.0%
Unfunded Obligations Reserve:	$980,567	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$150,000,000	99.8%	Loan Payoff	$143,057,024	95.2%
Principal Cash Contribution	250,000	0.2	Closing Costs	4,271,624	2.8
			Upfront Reserves	2,921,351	1.9

Total Sources	$150,250,000	100.0%	Total Uses	$150,250,000	100.0%
(1)	The Springfield Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $150.0 million (the “Springfield Town Center Whole Loan”). The Financial Information in the chart above reflects the Springfield Town Center Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on August 6, 2025. Defeasance of the Springfield Town Center Whole Loan in full is permitted at any time after the earlier to occur of (i) July 6, 2028 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Lockout Release Date”). In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Springfield Town Center Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in January 2030, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Springfield Town Center Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2025-5C37 securitization in September 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Replacement Reserves Initial Cap equals 24 times the required monthly deposit amount.

The Loan. The Springfield Town Center mortgage loan (the “Springfield Town Center Mortgage Loan”) is part of the Springfield Town Center Whole Loan secured by the borrower’s fee and leasehold interest in an approximately 981,463 SF portion of a super-regional mall located in Springfield, Virginia (such portion, the “Springfield Town Center Property”). The Springfield Town Center Whole Loan is evidenced by eight pari passu promissory notes and accrues interest at a rate of 7.11500% per annum on an Actual/360 basis. The Springfield Town Center Whole Loan has a 5-year term and is interest only for the entire duration of the term. The Springfield Town Center Whole Loan was co-originated on June 20, 2025 by Goldman Sachs Bank USA (“GSBI”) and Barclays Capital Real Estate Inc. (“BCREI”). The Springfield Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 5 – Springfield Town Center

Mortgage Loan is evidenced by the controlling Note A-1-1 contributed by Goldman Sachs Mortgage Company and non-control Note A-2-1 contributed by BCREI with an aggregate original principal balance of $46,000,000. The Springfield Town Center Whole Loan is serviced pursuant to the pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Springfield Town Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$27,600,000	$27,600,000	BBCMS 2025-5C37	Yes
A-1-2(1)	$42,400,000	$42,400,000	GSBI	No
A-1-3(1)	$20,000,000	$20,000,000	GSBI	No
A-2-1	$18,400,000	$18,400,000	BBCMS 2025-5C37	No
A-2-2(1)	$16,000,000	$16,000,000	Barclays	No
A-2-3(1)	$11,600,000	$11,600,000	Barclays	No
A-2-4(1)	$6,000,000	$6,000,000	Barclays	No
A-2-5(1)	$8,000,000	$8,000,000	Barclays	No
Whole Loan	$150,000,000	$150,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Springfield Town Center Property is an approximately 981,463 SF portion of a super-regional mall located at 6500 Springfield Mall in Springfield, Fairfax County, VA (the “Mall”). The Mall is a two-story, enclosed super-regional mall that encompasses approximately 1,372,594 square feet of gross leasable area (“GLA”) on a 75.99-acre parcel. The borrower owns the fee interest in the Springfield Town Center Property, except for a portion of the parking lot which is owned in fee by a third party, and ground leased by the borrower. The Mall includes non-collateral JC Penney (third-party owned) and Target who owns their store and underlying land. Constructed between 1972 and 1996, the Springfield Town Center Property underwent extensive remodeling in 2014.

The Mall is anchored by JC Penney (non-collateral), Macy's, and Target (non-collateral), and complemented by junior anchor tenants including Burlington, Dave & Buster's, Dick's Sporting Goods, H & M, LA Fitness, Lego Discovery Center, Nordstrom Rack, and Regal Cinemas. All junior anchor stores and the cinema are owned by the borrower as part of the Springfield Town Center Property.

Its location in the northeast quadrant of the intersection of Interstates 95, 395, and 495 provides regional accessibility. The center also benefits from local access via Franconia-Springfield Parkway and South Van Dorn Street, and mass transit access through the nearby Franconia-Spring Metrorail Station and Virginia Railway Express station. The surrounding area is experiencing developments such as the new TSA headquarters, the proposed Springfield Gateway project, and Inova's medical campus expansion. A 2.42-acre parcel was recently sold for a 450-unit multifamily complex, further contributing to the mixed-use vision for the area, which is scheduled to be delivered by the end of 2025. Additionally, the borrower sponsor has designated a parcel for a multifamily Phase II project (approximately 400 units), and the borrower sponsor plans to sell the land to a third-party developer. There is also a parcel slated for a 150-key hotel adjacent to the JCPenney parking garage on the western border of the site, and this parcel is owned by a non-affiliated third party.

The following table presents certain information relating to the historical capital Investment at the Springfield Town Center Property:

Historical Capital Investment
	2019	2020	2021	2022	2023	2024	2025 YTD	Grand Total
General CapEx	$ 1,288,791	$ 61,675	$ 468,120	$ 3,643,530	$ 1,381,107	$ 840,846	$ 230,466	$ 7,914,534
Tenant Improvements	$ 1,552,301	$ 139,258	$ 871,290	$ 1,282,012	$ 3,835,134	$ 880,377	$ 88,281	$ 8,648,653
Development	$ 65,798	$ 143,203	$ 69,846	$ 736,862	$ 2,460,801	$ 486,476	$ 22,854	$ 3,985,840
Grand Total	$ 2,906,890	$ 344,136	$ 1,409,255	$ 5,662,404	$ 7,677,042	$ 2,207,699	$ 341,601	$ 20,549,028
(1)	Source: Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 5 – Springfield Town Center

The following tables presents certain information relating to the historical inline tenant sales and anchor tenant sales at the Springfield Town Center Property:

Sales Performance History (In-Line Tenancy)
Sales	2019	2021	2022	2023	2024	April 2025 TTM
Total Property Sales(1)	$ 213,322,922	$ 188,864,207	$ 203,787,331	$ 214,051,968	$ 214,523,519	$ 209,180,482
Total Comp Sales (<10,000 SF)	$ 118,823,657	$ 116,228,797	$ 121,806,507	$ 125,307,781	$ 125,939,047	$ 115,489,324
Comp Sales (<10,000 SF) PSF	$ 555	$ 558	$ 572	$ 601	$ 607	$ 614
Occupancy Cost	13.9%	13.7%	13.2%	12.5%	12.3%	11.3%
(1)	Total sales are based on reporting inline tenants only.

Sales Performance History (Anchor Tenancy)
		2019		2021		2022		2023		2024		April 2025 TTM
Anchor	SF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF
Macy's	252,245	$39,800,000	$157.78	$37,000,000	$146.68	$38,600,000	$153.03	$37,500,000	$148.66	$36,967,677	$146.55	$36,580,403	$145.02
JCPenney(1)	209,144	NAV	NAV	$14,000,000	$55.50	$13,000,000	$51.54	$12,500,000	$49.55	NAV	NAV	NAV	NAV
Target	180,841	NAV	NAV	NAV	NAV	$52,000,000	$206.15	$52,000,000	$206.15	NAV	NAV	NAV	NAV
(1)	Sales for JCPenney are estimated.

Major Tenants.

Dave & Buster's (38,778 SF; 4.0% of NRA; 7.6% of underwritten base rent): Dave & Buster's Entertainment, Inc. operates entertainment and dining venues across North America. Their establishments offer food and beverages, along with entertainment attractions such as games, live sports, and other televised events. Dave & Buster's began its lease at Springfield Town Center in December 2015. Their lease is scheduled to expire in December 2030.

Dick's Sporting Goods (53,891 SF; 5.5% of NRA; 6.3% of underwritten base rent): DICK'S Sporting Goods, Inc. operates as an omni-channel sporting goods retailer across the United States. The company provides a selection of authentic sports equipment, apparel, footwear, and accessories. In addition to its primary brand, DICK'S Sporting Goods, the company also owns and operates specialty concept stores such as Golf Galaxy, Public Lands, Moosejaw, and Going Going Gone!, along with offering products online and through mobile applications. This junior anchor store is owned by the borrower as part of the Springfield Town Center Property. The company's lease is scheduled to expire in January 2030, with an in place rent of $25.00 per square foot.

Regal Cinemas (49,788 SF; 5.1% of NRA; 6.1% of underwritten base rent): Regal Cinemas, Inc., a subsidiary of Cineworld Group, operates one of the largest and most geographically diverse movie theater circuits in the United States, spanning over 40 states, the District of Columbia, and Guam. It manages 425 theaters and 5,774 screens under the Regal Cinemas, Edwards Theatres, and United Artists Theatres banners. This cinema is owned by the borrower as part of the Springfield Town Center Property.

The following table presents certain information relating to the historical and current occupancy of the Springfield Town Center Property:

Historical and Current Occupancy(1)
2020	2021	2022	2023	2024	Trailing 12	Current(2)
90.2%	91.7%	91.1%	96.1%	97.3%	95.8%	93.2%
(1)	Based on December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll as of May 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 5 – Springfield Town Center

The following table presents certain information relating to the largest tenants by net rentable area at the Springfield Town Center Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Retail Anchor Tenants
J.C. Penney	NR/NR/NR	209,144	NAP	$0.00	$0	0.0%	8/8/2041
Target	A/A2/A	180,841	NAP	$0.00	$0	0.0%	8/8/2041
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.		389,985	NAP	$0.00	$0	0.0%

Remaining Tenants
Dave & Buster's	NR/NR/NR	38,778	4.0%	$41.50	$1,609,260	7.6%	12/31/2030
Dick's Sporting Goods	NR/Baa2/BBB	53,891	5.5%	$25.00	$1,347,275	6.3%	1/31/2030
Regal Cinemas	NR/NR/NR	49,788	5.1%	$25.83	$1,286,024	6.1%	10/31/2031
LA Fitness	NR/NR/NR	41,173	4.2%	$30.17	$1,242,189	5.8%	10/31/2029
Nordstrom Rack	BB+/Ba2/BB	33,107	3.4%	$25.41	$841,249	4.0%	4/30/2030
Burlington	NR/NR/BB+	29,909	3.0%	$26.00	$777,634	3.7%	2/28/2034
Macy's	BBB-/Ba2/BB+	252,245	25.7%	$2.28	$575,000	2.7%	2/28/2035
Yard House	NR/NR/NR	10,296	1.0%	$50.82	$523,243	2.5%	11/30/2029
Chuy's	NR/NR/NR	7,864	0.8%	$50.82	$399,648	1.9%	12/31/2029
Maggiano's Little Italy	NR/B1/BB+	10,750	1.1%	$36.50	$392,394	1.8%	10/31/2029
Major Tenants Subtotal / Wtd. Avg.		527,801	53.8%	$17.04	$8,993,916	42.3%
Non Major Tenants Collateral Total / Wtd. Avg.		386,530	39.4%	$31.71	$12,256,630	57.7%
Occupied Collateral Total / Wtd. Avg.		914,331	93.2%	$23.24	$21,250,546
Vacant Space		67,132	6.8%
Collateral Total		981,463	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2025 (including signed not open tenants), with rent steps through June 1, 2026
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 5 – Springfield Town Center

The following table presents certain information relating to the lease rollover schedule at the Springfield Town Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	67,132	6.8%	NAP	NAP	67,132	6.8%	NAP	NAP
2025 & MTM	20	56,228	5.7%	$704,629	3.3%	123,360	12.6%	$704,629	3.3%
2026	26	73,960	7.5%	$2,514,696	11.8%	197,320	20.1%	$3,219,325	15.1%
2027	26	59,728	6.1%	$2,208,379	10.4%	257,048	26.2%	$5,427,703	25.5%
2028	19	50,106	5.1%	$1,649,121	7.8%	307,154	31.3%	$7,076,824	33.3%
2029	17	89,680	9.1%	$3,994,177	18.8%	396,834	40.4%	$11,071,001	52.1%
2030	13	152,790	15.6%	$4,742,122	22.3%	549,624	56.0%	$15,813,123	74.4%
2031	3	57,238	5.8%	$1,551,774	7.3%	606,862	61.8%	$17,364,897	81.7%
2032	2	7,958	0.8%	$289,941	1.4%	614,820	62.6%	$17,654,838	83.1%
2033	2	8,770	0.9%	$258,600	1.2%	623,590	63.5%	$17,913,438	84.3%
2034	5	56,726	5.8%	$1,099,157	5.2%	680,316	69.3%	$19,012,595	89.5%
2035	13	266,322	27.1%	$1,977,951	9.3%	946,638	96.5%	$20,990,546	98.8%
2036 & Thereafter	2	34,825	3.5%	$260,000	1.2%	981,463	100.0%	$21,250,546	100.0%
Total	148	981,463	100.0%	$21,250,546	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2025 (including signed not open tenants), with rent steps through June 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated May 20, 2025 there was a historical recognized environmental condition at the Springfield Town Center Property but no investigation was warranted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 5 – Springfield Town Center

The following table presents certain information relating to the historical and underwritten cash flows of the Springfield Town Center Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	2024	TTM	Underwritten	Per SF	%(2)
Base Rental Revenue	$20,290,398	$17,728,285	$18,936,817	$18,580,264	$19,451,131	$20,648,719	$20,593,476	$21,250,546	$21.65	57.5%
Overage / Percentage Rent	$1,262,532	$1,095,975	$1,860,505	$2,822,619	$2,152,620	$1,978,200	$1,872,471	$1,091,796	$1.11	3.0%
Kiosks / Temporary / Specialty	$1,803,883	$1,481,663	$1,484,491	$1,571,179	$1,433,896	$1,541,411	$1,517,944	$1,573,424	$1.60	4.3%
Utility Reimbursement	$2,437,658	$1,927,392	$2,078,531	$2,085,006	$2,295,632	$2,470,278	$2,480,799	$2,480,799	$2.53	6.7%
Total Commercial Reimbursement Revenue	$9,400,840	$8,364,633	$7,136,206	$6,909,354	$6,966,106	$6,864,889	$6,880,189	$7,091,877	$7.23	19.2%
Market Revenue from Vacant Units	0	0	0	0	0	0	0	2,321,134	$2.36	6.3%
Other Revenue	1,242,933	1,233,339	886,119	1,082,931	1,308,836	1,124,050	1,113,027	1,115,790	$1.14	3.0%
Potential Gross Revenue	$36,438,245	$31,831,287	$32,382,670	$33,051,353	$33,608,221	$34,627,547	$34,457,908	$36,925,366	$37.62	100.0%
Vacancy Loss	0	0	0	0	0	0	0	(2,321,134)	($2.36)	(6.3%)
Commercial Credit Loss	(561,468)	(3,478,183)	(451,689)	262,775	305,678	(381,347)	(360,626)	(301,141)	($0.31)	(0.8%)
Effective Gross Revenue	$35,876,777	$28,353,105	$31,930,981	$33,314,128	$33,913,899	$34,246,200	$34,097,281	$34,303,091	$34.95	92.9%
Real Estate Taxes	6,336,690	6,085,151	4,932,178	5,043,056	4,532,027	4,418,655	4,471,781	4,506,048	$4.59	13.1%
Insurance	276,921	323,396	391,793	443,424	484,349	501,495	512,936	604,078	$0.62	1.8%
Ground Rent	611,727	611,727	611,727	611,727	611,727	611,727	611,727	884,373	$0.90	2.6%
Utilities	2,701,093	2,318,003	2,207,875	2,654,308	2,823,475	2,792,089	2,790,814	2,558,472	$2.61	7.5%
Repairs & Maintenance	2,479,309	2,183,816	2,380,294	2,472,661	2,757,984	2,811,441	2,675,171	859,899	$0.88	2.5%
Janitorial	524,758	447,434	488,343	515,238	545,720	563,695	552,684	437,450	$0.45	1.3%
Management Fee	0	0	0	0	0	0	424,647	1,000,000	$1.02	2.9%
Payroll (Office, Security, Maintenance)	445,994	355,202	327,554	378,253	395,111	100,000	441,158	1,438,206	$1.47	4.2%
Advertising	350,532	313,486	248,083	421,175	306,527	250,702	250,645	250,000	$0.25	0.7%
General and Administrative - Direct	768,568	768,111	759,129	767,631	872,627	1,266,179	901,333	774,832	$0.79	2.3%
Total Expenses	14,495,594	13,406,327	12,346,976	13,307,474	13,329,546	13,315,983	13,632,895	13,313,358	$13.56	38.8%
Net Operating Income	$21,381,183	$14,946,778	$19,584,005	$20,006,654	$20,584,353	$20,930,217	$20,464,386	$20,989,733	$21.39	61.2%
Replacement Reserves	0	0	0	0	0	0	0	196,293	$0.20	0.6%
TI/LC	0	0	0	0	0	0	0	712,570	$0.73	2.1%
Net Cash Flow	$21,381,183	$14,946,778	$19,584,005	$20,006,654	$20,584,353	$20,930,217	$20,464,386	$20,080,870	$20.46	58.5%
(1)	Based on the underwritten rent roll dated May 31, 2025 (including signed not open tenants), with rent steps through June 1, 2026.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Market. The Springfield Town Center Property is located in the Springfield-Interstate Corridor, which is subdivided into three sub-regions: Burke, Newington/Lorton, and Springfield Franconia, with Springfield Town Center located in the Springfield Franconia sub-region. According to the appraisal, the vacancy rate for neighborhood and community centers was 10.3% in the fourth quarter of 2024. Asking and effective rents grew 0.3% to $21.85 PSF and $19.15 PSF, respectively, during the fourth quarter of 2024. The immediate area is going through a development of the new TSA headquarters and the proposed Springfield Gateway project as well as the expansion by Inova for a medical campus and full-service hospital.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 5 – Springfield Town Center

Appraisal. According to the appraisal, the Springfield Town Center Property had an “As-Is” value of $274,600,000 as of April 1, 2025.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Springfield Town Center	$274,600,000	7.50%
(1)	Source: Appraisal.

The Borrower. The borrower for the Springfield Town Center Whole Loan is PR Springfield Town Center LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Springfield Town Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is PREIT Realty, LLC (“PREIT”). PREIT is a leading owner and operator of retail real estate located in the eastern half of the United States. Headquartered in Philadelphia, PA, the company owns over 16.5 million square feet of retail space in the eastern half of the United States with a concentration in the Mid-Atlantic region’s top metropolitan statistical areas. Recently, the company has driven a transformation guided by an emphasis on balance sheet strength, disciplined asset management and implementing efficiencies to improve enterprise cash flow. PREIT recently emerged from bankruptcy as a private Delaware LLC and embarked on the pre-packaged reorganization plan which was supported by 100% of PREIT’s secured lenders. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Springfield Town Center Property is managed by PREIT Services, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $1,500,000 for outstanding tenant improvements and leasing costs, (ii) $980,567 for unfunded obligations and (iii) $440,784 for one month of real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, except if the Springfield Town Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced or an enforcement action is continuing, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to the gross leasable area of the Springfield Town Center Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Macy’s Retail Holdings, LLC, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.20 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required monthly deposit.

Rollover Reserves – On a monthly basis, the borrower is required to escrow an amount equal to the gross leasable area of the Springfield Town Center Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Macy’s Retail Holdings, LLC) multiplied by $1.50 and divided by 12 on a monthly basis for ongoing rollover reserves. During a Trigger Period, the borrower is also required to escrow any lease termination payments in excess of $2,000,000.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Yield Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrower have cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Yield Period has ended pursuant to the definition thereof, or, after the Lockout Release Date, the borrower has prepaid the Springfield Town Center Whole Loan in an amount that would result in a debt yield of at least 11% in accordance with the Springfield Town Center Whole Loan documents or provided

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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additional credit support in an amount such that when added to the underwritten net operating income, would result in a debt yield of 11% or above.

A “Low Debt Yield Period” commences upon the debt yield coverage being less than 11% for two consecutive calendar quarters, and will end upon the Springfield Town Center Whole Loan achieving a debt yield of at least 11% for two consecutive calendar quarters.

Lockbox / Cash Management. The Springfield Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Springfield Town Center Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrower has the right to obtain releases of outparcels, which include specified portions of the Springfield Town Center Property each identified in the Springfield Town Center Whole Loan documents as a “Release Parcel” and as the “Multifamily Release Parcel”, it being acknowledged and agreed that (i) the boundary lines of such Multifamily Release Parcel are not yet final and may be subject to further adjustments to address city or county approval requirements and/or redevelopment needs, which boundary line adjustments may be permitted without further approval of the lender or the applicable servicer, provided the same do not increase the size of the parcel by more than fifteen percent (15%) or would not otherwise be reasonably expected to have a material adverse effect (as certified by the borrower) on the remaining Springfield Town Center Property and (ii) such Multifamily Release Parcel may be subdivided into two or more separate parcels prior to or concurrently with a potential release of the same. In addition, the Springfield Town Center Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrower, (ii) the ability of the borrower to repay the Springfield Town Center Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the Springfield Town Center Whole Loan origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) the borrower certifies that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Release Parcel) the remaining improvements located on the Springfield Town Center Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

Ground Lease. Part of the collateral represents the borrower’s leasehold interest in a 4.367-acre surface parking area, which sits between the future hotel parcel and the office building on the corner of Loisdale Road and Franconia Road. The ground lease’s initial expiration is October 22, 2030, with two, 20-year automatic renewal options resulting in a fully-extended maturity date of October 22, 2070. Additionally, the borrower has a right of first refusal to purchase the fee interest in the parcel in the event that the ground landlord is selling the fee interest; provided, however, any exercise of such right will be a violation of the Springfield Town Center Whole Loan documents unless the lenders’ prior consent is obtained. The Springfield Town Center Whole Loan documents generally contain language such that in the event the right of first refusal is exercised, such parcel will be included as collateral for the Springfield Town Center Whole Loan. There is recourse for any termination of the ground lease, except if the borrower acquires title and the mortgage covers such portion. The landlord has agreed to accept the lender’s exercise of any renewal or purchase option as if it had been exercised by the borrower. The actual ground rent is $784,000 from January 2017 - December 2026, and there is a fair market value reset in January 2027, and every 10 years thereafter. The ground rent last reset in January 2017. The fair market value reset will be calculated by 8% of the appraised value of the ground lease area. The lender is currently underwriting to the average of the ground rent payable over the loan term, which incorporates the borrower sponsor’s budgeted increase in 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Broomall
Upper Darby
Cobbs Creek
Walnut St.
SEPTA MARKET-FRANKFORD LINE
Drexel Univ.
Drexel Hill
Hospital of the Univ. of Penn. Cedar Avenue
University of Pennsylvania
State Rd.
Garrett Rd.
Lansdowne Ave.
East Lansdowne
Elwyn Line
Rolling Green Golf Course
D1 Trolley Line
D2 Trolley Line
Lansdowne
Baltimore Ave.
SEPTA
ANGORA
49TH ST
Schuylkill Expwy
FERNWOOD-YEADON
LANSDOWNE
Yeadon
E. Springfield Rd.
Clifton Heights
GLADSTONE
Mercy Fitzgerald Hospital
Woodland Ave.
Lindbergh Blvd.
Schuylkill River
Springfield
CLIFTON-ALDAN
S. 63rd St.
Springfield Country Club
Baltimore Pike
PRIMOS
Oak Ave.
Springfield Rd.
MacDade Blvd.
Darby
Main St.
Collingdale
SEPTA Newark Line
Passyunk Ave.
Scott Arboretum of Swarthmore College
SECANE
PHILADELPHIA
Elwyn Line
DELAWARE COUNTY
MacDade Blvd.
DARBY
Island Ave.
Swarthmore College
SEPTA
MORTON
Chester Pike
CURTIS PARK
Colwyn
Passyunk
SWARTHMORE
Kedron Ave.
Sharon Hill
SHARON HILL
Penrose Plaza Shopping Ctr.
PHILADELPHIA COUNTY
MacDade Mall
Glenolden
FOLCROFT
Eastwick
Tastykake Headquarters
Swarthmore
Penrose Ave
Norwood
GLENOLDEN
Folcroft
EASTWICK
SEPTA Airport Line
Folsom
Morton Ave.
NORWOOD
PROSPECT PARK-MOORE
Ridley Park
Prospect Park
John Heinz Natl. Wildlife Refuge
Enterprise Ave.
AIRPORT TERMINALS
Woodlyn
Newark Line
RIDLEY PARK
CRUM LYNNE
Fort Mifflin
Philadelphia International Airport
Industrial Hwy.
Red Bank Battlefield Park
Widener Univ.
Eddystone Crossings
SEPTA
Eddystone
EDDYSTONE
Little Tinicum Island
RiverWinds Golf & Tennis Club
Chester
Delaware River
PENNSYLVANIA
NEW JERSEY
Paulsboro
GLOUCESTER COUNTY
Gibbstown
West Debtford Township
Mantua Grove Rd.
Greenwich Township
Berkley Rd.
Cohawkin Rd.
Democrat Rd.
Kings Rd.
Mantua Rd.
New Jersey Tpke.
476
1
320
420
13
3
76
291
95
295
130
44
653
Phoenixville
King of Prussia
Willow Grove
Levittown
Abington
Bensalem
Plymouth Meeting
Norristown
Frazer
Radnor
PENN.
Burlington
Malvern
Wayne
Ardmore
Exton
PHILADELPHIA
Moorestown
Broomall
West Chester
Drexel Hill
Media
Pennsauken
Camden
Springfield
Cherry Hill
Mount Laurel
Upland
Gloucester City
Haddonfield
Marlton
Chester
Woodbury
Lindenwold
Pine Hill
DEL.
Deptford
Berlin
Wilmington
Swedesboro
Washington Twp.
Glassboro
Woolwich Township
Pennsville
Pilesgrove
Franklinville
NEW JERSEY
Salem
Vineland
Shaner Philadelphia Airport Portfolio
1 Residence Inn Philadelphia Airport Philadelphia, PA
2 SpringHill Suites Philadelphia Airport Ridley Park, PA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Hospitality – Various
% of Pool by IPB:	4.5%	Net Rentable Area (Rooms):	251
Loan Purpose:	Refinance	Location(2):	Various, PA
Borrowers:	Shaner Ridley Hotel, LLC and Shaner Ward 40 Hotel, LLC	Year Built / Renovated(2):	Various / Various
Borrower Sponsors:	Lance T. Shaner and Lance T. Shaner Revocable Trust under agreement dated December 5, 2012	Occupancy / ADR / RevPAR:	83.0% / $158.61 / $131.67
Interest Rate:	7.60550%	Occupancy / ADR / RevPAR Date:	6/30/2025
Note Date:	7/17/2025	4th Most Recent NOI (As of)(3):	$4,410,500 (12/31/2022)
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of)(3):	$4,883,950 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,801,936 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,822,866 (TTM 6/30/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	83.0% / $158.61 / $131.67
Amortization Type:	Interest Only	UW Revenues:	$12,722,316
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$7,965,065
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,757,251
Additional Debt(1):	Yes	UW NCF:	$4,248,358
Additional Debt Balance(1):	$10,000,000	Appraised Value / Per Room:	$57,800,000 / $230,279
Additional Debt Type(1):	Mezzanine	Appraisal Date:	5/19/2025

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap		Mortgage Loan	Total Loan
Taxes:	$0	$55,581	N/A	Cut-off Date Loan / Room:	$131,474	$171,315
Insurance:	$956	$478	N/A	Maturity Date Loan / Room:	$131,474	$171,315
FF&E Reserve:	$0	$42,408	N/A	Cut-off Date LTV:	57.1%	74.4%
PIP Reserve:	$1,500,000	Springing(5)	N/A	Maturity Date LTV:	57.1%	74.4%
				UW NCF DSCR:	1.67x	1.10x
				UW NOI Debt Yield:	14.4%	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	73.3%	Loan Payoff	$41,183,584	91.4%
Mezzanine Loan(1)	10,000,000	22.2	Closing Costs(6)	2,352,326	5.2
Borrower Sponsor Equity	2,036,866	4.5	Upfront Reserves	1,500,956	3.3

Total Sources	$45,036,866	100.0%	Total Uses	$45,036,866	100.0%
(1)	Concurrently with the origination of the Shaner Philadelphia Airport Portfolio (as defined below), Barclays funded a five-year mezzanine loan totaling $10,000,000. For a full description, see “Subordinate and Mezzanine Debt” below.
(2)	See the “Portfolio Summary” table below for details regarding the individual properties.
(3)	The increase in 3rd Most Recent NOI from 4th Most Recent NOI is primarily due to ADR increasing from $145.64 to $157.06 and 2022 financials reflecting a partial month of results for July 2022, which is the month the Borrower Sponsor acquired the Shaner Philadelphia Airport Portfolio Property (as defined below).
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	On each payment date commencing on January 6, 2027 and through January 6, 2029, the borrowers are required to deposit a monthly PIP Reserve of $25,000; on each payment date thereafter, the borrowers are required to deposit a monthly PIP Reserve of $48,447.
(6)	Closing Costs include an interest rate buydown of $1,307,200.

The Loan. The Shaner Philadelphia Airport Portfolio mortgage loan (the “Shaner Philadelphia Airport Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $33,000,000 and is secured by the borrowers’ fee interests in two hospitality properties located in Philadelphia and Ridley Park, Pennsylvania (collectively, the “Shaner Philadelphia Airport Portfolio Properties”). Partial releases are not permitted under the Shaner Philadelphia Airport Portfolio Mortgage Loan documents. The Shaner Philadelphia Airport Portfolio Mortgage Loan accrues interest at a fixed rate of 7.60550% per annum. The Shaner Philadelphia Airport Portfolio Mortgage Loan has a 5-year term, is interest-only

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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for the entire term, and accrues on an Actual/360 basis. The scheduled maturity date of the Shaner Philadelphia Airport Portfolio Mortgage Loan is August 6, 2030.

The Shaner Philadelphia Airport Portfolio mezzanine loan (the “Shaner Philadelphia Airport Portfolio Mezzanine Loan”) has an outstanding principal balance of $10,000,000 as of the Cut-off Date and, together with the Shaner Philadelphia Airport Portfolio Mortgage Loan, has an aggregate outstanding principal balance of $43,000,000 (the “Shaner Philadelphia Airport Portfolio Total Debt”). The Shaner Philadelphia Airport Portfolio Mezzanine Loan is coterminous with the Shaner Philadelphia Airport Portfolio Mortgage Loan and accrues interest at a fixed rate at 13.00000% per annum on an Actual/360 basis.

The Properties. The Shaner Philadelphia Airport Portfolio Properties are comprised of one extended-stay hotel and one select service hotel located in Philadelphia and Ridley Park, Pennsylvania totaling 251 rooms, the Residence Inn Philadelphia Airport (the “Residence Inn Philadelphia Airport Property”) and the SpringHill Suites Philadelphia Airport (the “SpringHill Suites Philadelphia Airport Property”).

The following table presents certain information relating to the Shaner Philadelphia Airport Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	City, State(1)	# of Rooms	Allocated Cut-off Date Loan Amount	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
Residence Inn Philadelphia Airport 3701 Island Avenue, Philadelphia, PA 19153	2016 / 2022-2024	Philadelphia, PA	121	$22,152,249	67.1%	$38,800,000	$3,204,712	67.4%
SpringHill Suites Philadelphia Airport 201 Industrial Highway, Ridley Park, PA 19078	2010 / 2019-2020	Ridley Park, PA	130	$10,847,751	32.9%	$19,000,000	$1,552,539	32.6%
Total			251	$33,000,000	100.0%	$57,800,000	$4,757,251	100.0%
(1)	Source: Appraisal.

Residence Inn Philadelphia Airport Property

The Residence Inn Philadelphia Airport Property is a 121-room extended stay hotel located in Philadelphia, Pennsylvania, approximately 1 mile north of the Philadelphia International Airport. The Residence Inn Philadelphia Airport Property was originally built in 2016 and has received repairs totaling approximately $255,000 since the borrower acquired the property in 2022 and through 2024. Upon origination of the Shaner Philadelphia Airport Portfolio Mortgage Loan, $1,500,000 was reserved for future PIP costs expected at the Residence Inn Philadelphia Airport Property that are required to take place before year-end 2026. Renovations under the future PIP reserve at the Residence Inn Philadelphia Airport Property are expected to include improvements to guestroom furniture, fixtures & equipment, exterior signage and public spaces. Amenities at the Residence Inn Philadelphia Airport include a dining area offering free hot breakfast, a lobby bar, an indoor pool, a fitness room, a guest laundry room and an airport shuttle, which runs upon request and is free of charge. The Residence Inn Philadelphia Airport Property is comprised of 97 king studio rooms, 20 one-bedroom queen/queen suites and 4 one-bedroom king suites, and offers 122 surface parking spaces. The Residence Inn Philadelphia Airport Property is subject to a franchise agreement with Marriott International, Inc. that is scheduled to expire on April 1, 2036.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the performance of the Residence Inn Philadelphia Airport Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Residence Inn Philadelphia Airport			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	92.0%	$162.82	$149.73	67.5%	$135.06	$91.12	136.3%	120.6%	164.3%
2024	86.8%	$169.75	$147.33	70.1%	$136.11	$95.44	123.8%	124.7%	154.4%
TTM(4)	87.2%	$174.71	$152.38	71.6%	$140.78	$100.81	121.8%	124.1%	151.2%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Residence Inn Philadelphia Airport Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Embassy Suites Philadelphia Airport, Sheraton Suites Philadelphia Airport, Sonesta Select Philadelphia Airport, aloft Philadelphia Airport, Candlewood Suites Chester – Philadelphia and Home2 Suites by Hilton Ridley Park Philadelphia Airport South.
(4)	TTM represents the trailing 12-month period ending March 2025.

SpringHill Suites Philadelphia Airport Property

The SpringHill Suites Philadelphia Airport Property is a 130-room select service hotel located in Ridley Park, Pennsylvania, approximately 4 miles west of the Philadelphia International Airport. The SpringHill Suites Philadelphia Airport Property was originally built in 2010 and underwent a soft goods renovation to the guestrooms and public areas throughout 2019 and 2020. The SpringHill Suites Philadelphia Airport Property has since received further repairs totaling approximately $900,000, $140,000 of which was part of a required change-of ownership PIP, since the borrower acquired the property in 2022. An additional future PP is expected to take place prior to October 2030, which is in-line with the franchise expiration date. As such, on a monthly basis beginning on the payment date in January 2027, the borrowers are required to deposit an amount equal to (i) $25,000 through and including January 2029 and (ii) $48,447 thereafter, which in total would collect approximately $1.5 million through the September 2030 payment date. If a PIP budget is received the monthly payment will be revised accordingly such that 100% of the expected PIP cost is reserved for. Amenities at the SpringHill Suites Philadelphia Airport Property include a dining area offering free hot breakfast, a lobby bar, an indoor pool, a fitness room, a guest laundry room and an airport shuttle, which runs upon request and is free of charge. The SpringHill Suites Philadelphia Airport Property is comprised of 80 king guestrooms and 50 queen/queen guestrooms, and offers 172 surface parking spaces. The SpringHill Suites Philadelphia Airport Property is subject to a franchise agreement with Marriott International, Inc. that is scheduled to expire on September 6, 2030.

The following table presents certain information relating to the performance of the SpringHill Suites Philadelphia Airport Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	SpringHill Suites Philadelphia Airport			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	77.7%	$137.62	$106.88	67.5%	$129.85	$87.70	115.0%	106.0%	121.9%
2024	75.4%	$143.52	$108.27	64.3%	$128.84	$82.80	117.4%	111.4%	130.8%
TTM(4)	77.2%	$145.97	$112.73	67.4%	$132.56	$89.30	114.6%	110.1%	126.2%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting and third-party market research provider with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Philadelphia Airport Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Inn Philadelphia-International, La Quinta Inn & Suites Philadelphia Airport, Delta Hotel Philadelphia Airport, Sonesta Select Philadelphia Airport, Fairfield Inn Philadelphia Airport and Home2 Suites by Hilton Ridley Park Philadelphia Airport South.
(4)	TTM represents the trailing 12-month period ending March 2025.

The Market. The Shaner Philadelphia Airport Portfolio Properties are located in Philadelphia and Delaware counties within Philadelphia and Ridley Park, Pennsylvania. Philadelphia is the most populous city in Pennsylvania, with Philadelphia County recording a year-end 2024 population of approximately 1,555,200 per the appraisal. Demand for lodging at the Shaner Philadelphia Airport Portfolio Properties is primarily driven by proximity to the Philadelphia International Airport. The Residence Inn Philadelphia Airport Property and the SpringHill Suites Airport Property are located approximately 1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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mile north and 4 miles west of the Philadelphia International Airport, respectively, and are readily accessible via the Interstate 95 highway. The Philadelphia International Airport is among the largest airports in the United States, recording approximately 31 million in passenger traffic as of year-end 2024. Philadelphia is a popular destination for tourism and leisure purposes due to its significant historic landmarks, such as Independence Hall and the Liberty Bell, as well as its popular sporting event stadiums including Citizen’s Bank Park and Lincoln Financial Field. Additionally, Philadelphia will hold a number of events in 2026 including the FIFA World Cup 26, the MLB All Star Game and America’s 250th Anniversary celebration.

The overall Philadelphia market demonstrated positive employment, income and population growth year-over-year 2023 to 2024, with total employment growing 1.3% from 2,713,140 to 2,749,430, average household income growing 3.7% from $209,177 to $217,009 and population growing 0.6% from 5,546,580 to 5,578,780. Unemployment as of year-end 2024 was 4.5% in Philadelphia County, with the largest employers being government affiliates, such as the Federal Government, the City of Philadelphia and the School District of Pennsylvania, as well as universities including the University of Pennsylvania and Temple University.

The supply of lodging facilities in the Philadelphia market is not forecasted to change significantly, with one upscale hotel currently in the early stages of development. According to the appraisal, the newly constructed hotel is not anticipated to be directly competitive with the Shaner Philadelphia Airport Portfolio Properties.

The following table presents certain information relating to the primary hotel competition for the Residence Inn Philadelphia Airport Property:

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Residence Inn Philadelphia Airport	2016 / 2022-2024	121	58%	30%	12%	86.8%(2)	$174.03(2)	$151.07(2)
Embassy Suites by Hilton Philadelphia Airport	1990 / 2016	263	50%	30%	20%	65%-70%	$160-$170	$110-$115
Sheraton Suites Philadelphia Airport	1985 / 2017	250	50%	30%	20%	65%-70%	$130-$140	$85-$90
Sonesta Select Philadelphia Airport	1991 / 2023	152	40%	50%	10%	60%-65%	$130-$140	$85-$90
Aloft Philadelphia Airport	2008 / 2016	136	60%	35%	5%	70%-75%	$125-$130	$90-$95
Candlewood Suites Philadelphia - Airport Area	2019 / NAP	89	55%	40%	5%	85%-90%	$95-$100	$85-$90
Home2 Suites by Hilton Ridley Park Philadelphia Airport South	2019 / NAP	113	60%	35%	5%	80%-85%	$140-$150	$115-$120
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR for the Residence Inn Philadelphia Airport Property are based on the operating statement provided by the borrower sponsor as of June 30, 2025. The variances between underwriting and third-party market research provider with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Philadelphia Airport Property are attributable to differing reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the primary hotel competition for the SpringHill Suites Philadelphia Airport Property:

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
SpringHill Suites Philadelphia Airport	2010 / 2019-2020	130	35%	44%	21%	78.8%(2)	$144.25(2)	$113.62(2)
Hampton by Hilton Philadelphia-International Airport	1998 / 2025	151	50%	40%	10%	70%-75%	$140-$150	$105-$110
La Quinta Inn & Suites by Wyndham Philadelphia Airport	1989 / 2015	150	40%	55%	5%	60%-65%	$105-$110	$65-$70
Delta Hotels Philadelphia Airport	1991 / 2020	348	60%	25%	15%	55%-60%	$120-$125	$70-$75
Sonesta Select Philadelphia Airport	1991 / 2023	152	40%	50%	10%	60%-65%	$130-$140	$85-$90
Fairfield by Marriott Philadelphia Airport	1999 / 2019	109	45%	50%	5%	65%-70%	$130-$140	$95-$100
Home2 Suites by Hilton Ridley Park Philadelphia Airport South	2019 / NAP	113	60%	35%	5%	80%-85%	$140-$150	$115-$120
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR for the Residence Inn Philadelphia Airport Property are based on the operating statement provided by the borrower sponsor as of June 30, 2025. The variances between underwriting and third-party market research provider with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Philadelphia Airport Property are attributable to differing reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 6 – Shaner Philadelphia Airport Portfolio

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Shaner Philadelphia Airport Portfolio:

Operating History and Underwritten Net Cash Flow
	2022(1)	2023(1)	2024	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	78.5%	82.8%	81.2%	83.0%	83.0%
ADR	$145.64	$157.06	$158.70	$158.61	$158.61
RevPAR	$114.39	$114.39	$128.87	$131.67	$131.67
Room Revenue	$10,479,410	$11,909,824	$11,806,377	$12,063,259	$12,063,259	$48,061	94.8%
Food and Beverage Revenue	106,060	137,775	126,893	134,469	134,469	536	1.1%
Other Revenue	243,281	535,794	524,320	524,588	524,588	2,090	4.1%
Total Revenue	$10,828,751	$12,583,393	$12,457,591	$12,722,316	$12,722,316	$50,687	100.0%
Room Expense	2,705,014	3,059,659	2,960,453	3,084,865	3,084,865	12,290	25.6%
Food and Beverage Expense	57,455	62,105	65,148	77,930	77,930	310	58.0%
Other Expenses	93,136	145,018	119,469	127,197	127,197	507	24.2%
Total Departmental Expenses	$2,855,605	$3,266,782	$3,145,070	$3,289,992	$3,289,992	$13,108	25.9%
Gross Operating Profit	$7,973,146	$9,316,611	$9,312,522	$9,432,324	$9,432,324	$37,579	74.1%
Management Fees	324,863	377,533	373,756	381,598	381,598	1,520	3.0%
Real Estate Taxes	340,261	309,608	509,283	614,095	666,967	2,657	5.2%
Property Insurance	175,142	313,884	246,925	164,074	176,818	704	1.4%
Other Expenses	2,722,380	3,431,636	3,380,622	3,449,691	3,449,691	13,744	27.1%
Total Other Expenses	$3,562,646	$4,432,661	$4,510,586	$4,609,458	$4,675,073	$18,626	36.7%
Net Operating Income	$4,410,500	$4,883,950	$4,801,936	$4,822,866	$4,757,251	$18,953	37.4%
FF&E Reserves(5)	433,150	503,336	498,304	508,893	508,893	2,027	4.0%
Net Cash Flow	$3,977,350	$4,380,614	$4,303,632	$4,313,974	$4,248,358	$16,926	33.4%
(1)	The increase in 2023 Net Operating Income from 2022 Net Operating Income is primarily due to ADR increasing from $145.64 to $157.06 and 2022 financials reflecting a partial month of results for July 2022, which is the month the Sponsor acquired the Shaner Philadelphia Airport Portfolio Property.
(2)	The TTM column reflects the trailing 12 months ending June 30, 2025.
(3)	Per Room values are based on 251 rooms.
(4)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(5)	FF&E Reserves are assumed and were underwritten to 4% of total revenues.

Environmental. According to Phase I environmental assessments dated May 29, 2025 and June 10, 2025, there was no evidence of any recognized environmental conditions at the Shaner Philadelphia Airport Portfolio Properties.

The Borrowers. The borrowers for the Shaner Philadelphia Airport Portfolio Mortgage Loan are Shaner Ridley Hotel, LLC and Shaner Ward 40 Hotel, LLC, each a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shaner Philadelphia Airport Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Lance T. Shaner and Lance T. Shaner Revocable Trust under agreement dated December 5, 2012. Lance Shaner is the chairman and CEO of Shaner Hotel Group, a company founded in 1979 specializing in hospitality property development, ownership and operation. Shaner Hotel Group currently manages over 60 hotels across 15 states and four countries for a variety of individual owners, banks, real estate funds and other institutional partners. Under Lance Shaner’s leadership, Shaner Hotel Group has completed over $2 billion in transactions and has grown its team to over 4,000 employees.

Property Management. The Shaner Philadelphia Airport Portfolio Properties are managed by Shaner Hotel Holdings Limited Partnership, an affiliate of the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 6 – Shaner Philadelphia Airport Portfolio

Escrows and Reserves. At origination, the borrower reserved (i) approximately $956 for upfront insurance premiums and (ii) $1,500,000 for an outstanding PIP reserve at the Residence Inn Philadelphia Airport Property.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $55,581.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $478.

FF&E Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to 1/12th of the greater of (i) 4% of the projected annual gross income from operations of the Shaner Philadelphia Airport Portfolio and (ii) the amount required by the franchisors pursuant to the franchise agreements. This amount is initially equal to approximately $42,408.

PIP Reserve – For the SpringHill Suites Philadelphia Airport Property, on a monthly basis beginning on the payment date in January 2027, the borrowers are required to deposit an amount equal to (i) $25,000 through and including January 2029 and (ii) $48,447 thereafter. The guarantors have provided a guaranty of completion for the PIP work and the Shaner Philadelphia Airport Portfolio Mortgage Loan is recourse for failure to complete the PIP up to the cost of the PIP.

Lockbox / Cash Management. The Shaner Philadelphia Airport Portfolio Mortgage Loan is structured with a hard lockbox for each property and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrowers, unless a Trigger Period (as defined below) is continuing, in which case such funds are required to be swept into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, required reserves and operating expenses, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Shaner Philadelphia Airport Portfolio Mortgage Loan and disbursed in accordance with the terms of the Shaner Philadelphia Airport Portfolio Mortgage Loan documents.

A “Trigger Period” means a period occurring upon the earliest of (i) an event of default or a mezzanine loan event of default, (ii) the debt service coverage ratio based on the Shaner Philadelphia Airport Portfolio Total Debt being less than 1.05x (which equates to 1.59x on solely the Shaner Philadelphia Airport Portfolio Mortgage Loan), (iii) the occurrence of any bankruptcy action of the borrower or (iv) a PIP Trigger Event (as defined below). A Trigger Period will expire upon, with respect to clause (i), the cure of such event of default, with respect to clause (ii), the debt service coverage ratio based on the Shaner Philadelphia Airport Portfolio Total Debt being greater than or equal to 1.10x (which equates to 1.67x on solely the Shaner Philadelphia Airport Portfolio Mortgage Loan) for two consecutive calendar quarters, and with respect to clause (iv), a PIP Trigger Event Cure (as defined below).

A “PIP Trigger Event” will occur upon (i) the expiration or termination of any franchise agreement for any reason or (ii) the borrower’s failure to complete any necessary work under a PIP or any other capital improvement plan on or prior to the deadline for each item as required by any franchise agreement.

A “PIP Trigger Event Cure” will occur upon, with respect to clause (i) above of a PIP Trigger Event, the borrower renewing the existing franchise agreement or entering a new franchise agreement with a term expiring no earlier than August 6, 2035 and acceptable to the lender in all respects with delivery of a comfort letter and, with respect to clause (ii) above of a PIP Trigger Event, the borrower completing the PIP in a manner satisfactory to the applicable franchisor and the lender and there being no event of default under the applicable franchise agreement.

Subordinate and Mezzanine Debt. The Shaner Philadelphia Airport Portfolio Mezzanine Loan has an outstanding principal balance of $10,000,000 as of the cut-off date, accrues interest at a rate of 13.00000% per annum and is coterminous with the Shaner Philadelphia Airport Portfolio Mortgage Loan. The Shaner Philadelphia Airport Portfolio Mezzanine Loan is secured by the borrower sponsors’ direct equity interests in the borrowers and is interest-only for the entire term.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 7 – Hunter Michigan & Indiana Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 7 – Hunter Michigan & Indiana Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 7 – Hunter Michigan & Indiana Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$29,650,000	Title:	Fee
Cut-off Date Principal Balance:	$29,650,000	Property Type – Subtype(2):	Multifamily – Various
% of IPB:	4.0%	Net Rentable Area (Units):	452
Loan Purpose:	Refinance	Location(2):	Various
Borrowers:	Hunter College Towne Properties LLC, Hunter Regency Court Owner LLC and Hunter River Walk LLC	Year Built / Renovated(2):	Various / NAP
Borrower Sponsors:	Samuel Okner, Atied Associates, LLC and Debra J. Okner Real Estate Trust	Occupancy:	93.6%
Interest Rate:	6.80000%	Occupancy Date:	5/29/2025
Note Date:	6/24/2025	4th Most Recent NOI (As of)(3):	$2,761,437 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(3):	$2,520,263 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,555,789 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,588,721 (TTM 3/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	88.2%
Amortization Type:	Interest Only	UW Revenues:	$6,208,484
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$3,212,237
Lockbox / Cash Management:	Springing	UW NOI(4):	$2,996,248
Additional Debt:	No	UW NCF:	$2,881,588
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$49,600,000 / $109,735
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$65,597
Taxes:	$467,324	$77,888	N/A	Maturity Date Loan / Unit:	$65,597
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.8%
Replacement Reserve:	$0	$9,555	N/A	Maturity Date LTV:	59.8%
Lease Sweep Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.41x
Deferred Maintenance:	$52,526	$0	N/A	UW NOI Debt Yield:	10.1%
Environmental Reserve:	$13,250	$0	N/A

Sources and Uses
Sources	Proceeds	% of	Uses	Proceeds	% of Total
Mortgage Loan	$29,650,000	100.0%	Loan Payoff	$25,872,352	87.3%
			Return of Equity	2,653,300	8.9
			Closing Costs(5)	591,248	2.0
			Upfront Reserves	533,100	1.8
Total Sources	$29,650,000	100.0%	Total Uses	$29,650,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Please refer to “The Properties” section for more details.
(3)	The decrease from 4th Most Recent NOI to 3rd Most Recent NOI was due to the College Towne Property (as defined below) transitioning from student housing to traditional multifamily. During such period occupancy decreased from 90.5% to 79.4%.
(4)	The increase from Most Recent NOI to UW NOI is primarily attributed to lower vacancy. Throughout 2024, the College Town Property occupancy was lower due to the transition from student housing to traditional multifamily, which impacted the Most Recent NOI and lowered occupancy across the Hunter Michigan & Indiana Portfolio (as defined below). Given the current occupancy is 85.3% as of May 29, 2025 compared to occupancy below 80% each of the prior two years, the UW NOI reflected the positive leasing updates.
(5)	Closing Costs include an interest rate buydown of $403,240.

The Loan. The Hunter Michigan & Indiana Portfolio mortgage loan (the “Hunter Michigan & Indiana Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $29,650,000 and is secured by the borrowers’ fee interests in three multifamily properties located in Indiana and Michigan (the “Regency Court Property,” the “River Walk Property” and the “College Towne Property,” and together, the “Hunter Michigan & Indiana Portfolio Properties”). The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 7 – Hunter Michigan & Indiana Portfolio

Hunter Michigan & Indiana Portfolio Mortgage Loan accrues interest at a fixed rate of 6.80000% per annum. The Hunter Michigan & Indiana Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Properties. The Hunter Michigan & Indiana Portfolio Properties are comprised of three multifamily properties totaling 452 units. Each property is located within three miles from a major university. Two of the Hunter Michigan & Indiana Portfolio Properties are operated as student housing and the College Towne Property is operated as a traditional multifamily property. The borrower sponsors acquired the Hunter Michigan & Indiana Portfolio Properties from 2012 through 2021 for a total of approximately $39.5 million. As of May 29, 2025, the Hunter Michigan & Indiana Properties had an overall occupancy rate of 93.6%. All the units are market-rate units with no affordability restrictions. The Hunter Michigan & Indiana Portfolio Properties have maintained an occupancy rate of at least 89.8% as of the end of each year since 2022. The Hunter Michigan & Indiana Portfolio Mortgage Loan documents do not permit partial releases.

The following table presents certain information relating to the Hunter Michigan & Indiana Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value(1)	UW NOI	% of UW NOI
Regency Court	Bloomington, IN	1997 / NAP	124	97.6%	$12,050,000	40.6%	$20,400,000	41.1%	$1,175,930	39.2%
River Walk	Lafayette, IN	2000 / NAP	192	96.9%	$10,600,000	35.8%	$18,200,000	36.7%	$1,131,971	37.8%
College Towne	Lansing, MI	2002 / NAP	136	85.3%	$7,000,000	23.6%	$11,000,000	22.2%	$688,347	23.0%
Total/Wtd. Avg.			452	93.6%	$29,650,000	100.0%	$49,600,000	100.0%	$2,996,248	100.0%
(1)	Source: Appraisals.
(2)	Based on the occupancy in the underwritten rent roll dated May 29, 2025.

The Regency Court Property. The Regency Court Property is a 124-unit student housing property located in Bloomington, Indiana. The Regency Court Property is located just over a mile from the center of Bloomington which is adjacent to Indiana University. Indiana University has a population of approximately 36,833 undergraduate students with approximately 11,800 students living in campus affiliated housing. The remaining students require student housing off campus. Units at the Regency Court Property feature balconies, central air conditioning and heating, dishwashers and washers and dryers. Occupancy has remained above 96% each year since 2022.

Regency Court Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1BR / 1BA	40	32.3%	95.0%	648	$832	$1.28	$847	$1.31
2BR / 2.5BA	18	14.5%	100.0%	1,066	$1,147	$1.08	$1,177	$1.10
3BR / 3.5BA	31	25.0%	96.8%	2,005	$1,544	$0.77	$1,573	$0.78
4BR / 4.5BA	28	22.6%	100.0%	1,575	$1,640	$1.04	$1,675	$1.06
5BR / 5.5BA	7	5.6%	100.0%	2,195	$2,179	$0.99	$2,250	$1.03
Total/Wtd. Avg.	124	100.0%	97.6%	1,345	$1,314	$1.05	$1,343	$1.07
(1)	Based on the underwritten rent roll dated May 29, 2025.
(2)	Source: Appraisal.

The River Walk Property. The River Walk Property is a 192-unit student housing property located in Lafayette, Indiana. The River Walk Property is located approximately two miles from Purdue University which has a population of approximately 44,000 undergraduate students. Amenities at the River Walk Property include a fitness center, clubhouse and units with balconies, central air conditioning and heating, dishwashers and washers and dryers. Occupancy has remained above 96% each year since 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 7 – Hunter Michigan & Indiana Portfolio
River Walk Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
1BR / 1BA	48	25.0%	91.7%	651	$843	$1.31	$874	$1.34
2BR / 2BA	120	62.5%	98.3%	810	$886	$1.09	$923	$1.14
3BR / 3BA	24	12.5%	100.0%	1,000	$1,029	$1.03	$1,059	$1.06
Total/Wtd. Avg.	192	100.0%	96.9%	794	$893	$1.14	$928	$1.18
(1)	Based on the underwritten rent roll dated May 29, 2025.
(2)	Source: Appraisal.

The College Towne Property. The College Towne Property is a 136-unit garden-style multifamily building located in Lansing, Michigan. The amenities offerings at the College Towne Property, which are located across the street at another property owned by the borrower sponsor, include a conference room, fitness center, hot tub, sauna, swimming pool, study lounge and dog park. Units feature balconies, central air conditioning and heating, dishwashers and washers and dryers. The College Towne Property, which operated as a student housing property prior to the COVID-19 pandemic, is located approximately 3 miles from the Michigan State University campus. Due to collection issues at the onset of the pandemic, the borrower sponsor transitioned the College Towne Property to traditional multifamily shortly after acquisition. Occupancy dipped from 90.5% in 2022 to below 80% in 2023 and 2024 as the College Towne Property was phasing out of student housing into traditional multifamily. However, the College Towne Property is currently 85.3% leased and across the 20 vacant units from the May 2025 rent roll, there are 11 recently signed leases that would increase occupancy to 93.4%, which is not reflected in the underwriting.

39 units are affiliated with a charitable organization, Catholic Charities of Ingham, Eaton & Clinton Counties, which provides housing for immigrants to the United States and assists them with job placement. The organization provides rental assistance to such tenants until the tenant stabilizes, which typically lasts for about eight months to one year. The 39 units receiving rental assistance are rented at market rate.

College Towne Property Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupancy(1)	Average Unit Size(1)	Average Rent Per Unit(1)	Average Rent Per SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)
3BR / 3BA	36	26.5%	83.3%	1,300	$1,426	$1.10	$1,430	$1.10
4BR / 2BA	95	69.9%	85.3%	1,422	$1,558	$1.10	$1,546	$1.08
4BR / 3BA	5	3.7%	100.0%	1,500	$1,720	$1.15	$1,683	$1.12
Total/Wtd. Avg.	136	100.0%	85.3%	1,393	$1,529	$1.10	$1,520	$1.09
(1)	Based on the underwritten rent roll dated May 29, 2025.
(2)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated May 13, 2025 through June 6, 2025, there was no evidence of any recognized environmental conditions at the Hunter Michigan & Indiana Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 7 – Hunter Michigan & Indiana Portfolio

The following table presents certain information relating to the historical and current occupancy of the residential units of the Hunter Michigan & Indiana Portfolio Properties:

Historical and Current Occupancy(1)
Property Name	2022	2023	2024	Current(2)
River Walk	97.1%	97.9%	98.6%	96.9%
Regency Court	97.3%	96.6%	97.6%	97.6%
College Towne(3)	90.5%	79.4%	70.3%	85.3%
Portfolio Total	95.1%	92.0%	89.8%	93.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 29, 2025.
(3)	The College Towne Property transitioned from student housing to traditional multifamily which resulted in lower occupancy levels in 2023 and 2024, but is currently 85.3% occupied. Additionally, across the 20 vacant units from the May 2025 rent roll, there are 11 recently signed leases that would increase occupancy to 93.4% which is not currently reflected in the underwriting.

The following table presents certain information relating to the operating history and underwritten cash flows of the Hunter Michigan & Indiana Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022(1)	2023(1)	2024(1)	TTM(2)(3)	Underwritten(3)	Per Unit	%(4)
Gross Potential Rent	$6,031,065	$6,129,638	$6,281,031	$6,391,975	$6,510,344	$14,403	92.5%
Other Income	336,293	353,414	421,008	436,821	526,183	$1,164	7.5
Gross Potential Income	$6,367,358	$6,483,052	$6,702,039	$6,828,796	$7,036,528	$15,568	100.0%
(Vacancy/Collection Loss)	(509,555)	(767,358)	(955,149)	(1,020,276)	(828,044)	($1,832)	(11.8)
Effective Gross Income	$5,857,803	$5,715,694	$5,746,890	$5,808,520	$6,208,484	$13,736	88.2%

Management Fee	175,734	171,471	172,407	174,256	186,255	$412	3.0
Taxes	1,140,742	1,124,425	1,031,062	1,038,982	1,025,541	$2,269	16.5
Insurance	165,720	172,428	203,940	208,104	201,983	$447	3.3
Other Expenses	1,614,169	1,727,106	1,783,693	1,798,458	1,798,458	$3,979	29.0
Total Expenses	$3,096,366	$3,195,431	$3,191,102	$3,219,799	$3,212,237	$7,107	51.7%

Net Operating Income	$2,761,437	$2,520,263	$2,555,789	$2,588,721	$2,996,248	$6,629	48.3%
Total TI/LC, Capex/RR	0	0	0	0	114,660	$254	1.8
Net Cash Flow	$2,761,437	$2,520,263	$2,555,789	$2,588,721	$2,881,588	$6,375	46.4%
(1)	The decrease in Net Operating Income from 2022 to 2023 and 2024 was due to the College Town Property transitioning from student housing to traditional multifamily. During such time period occupancy decreased from 90.5% in 2022 to 79.4% and 70.3% in 2023 and 2024, respectively.
(2)	Based on the trailing twelve-month period through March 31, 2025.
(3)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributed to lower vacancy. Throughout 2024, the College Town Property occupancy was lower due to the transition from student housing to traditional multifamily, which impacted the TTM Net Operating Income and lowered occupancy across the Hunter Michigan & Indiana Portfolio. Given the current occupancy is 85.3% compared to occupancy below 80% each of the prior two years, the UW NOI reflected the positive leasing updates.
(4)	% column represents percent of Gross Potential Income for revenue fields and represents percent of Effective Gross Income for the remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Hunter Michigan & Indiana Portfolio

The Markets. The following table presents certain information relating to comparable multifamily rental properties to the Hunter Michigan & Indiana Portfolio Properties:

Comparable Multifamily Rental Summary(1)
Property Address	Vacancy Rate	Unit Mix	Unit Size Range (SF)	Unit Rent Range	Average Rent	Rent per SF Range	Average Rent per SF
Bloomington Market (Regency Court)
Regency Court(2) 1616 South Henderson Street Bloomington, IN 47401	2.4%	1BR 2BR 3BR 4BR 5 BR	648 1,066 1,710 – 2,015 1,575 2,195	$832 $1,147 $1,544 $1,640 $2,179	$832 $1,147 $1,544 $1,640 $2,179	$1.28 $1.08 $0.77 $1.04 $0.99	$1.28 $1.08 $0.77 $1.04 $0.99
Bloomington Market Comparables	5.6%	1BR 2BR 3BR 4BR 5BR	544 – 832 799 – 1,200 1,080 – 2,000 1,300 – 2,000 NAP	$638 - $1,775 $974 - $2,228 $1,195 - $3,042 $1,400 - $4,028 NAP	$1,107 $1,309 $1,722 $2,854 NAP	$1.06 - $2.45 $1.06 - $2.14 $0.85 - $2.36 $1.05 - $2.66 NAP	$1.69 $1.37 $1.37 $1.83 NAP
Lafayette Market (River Walk)
River Walk(2) 1714 North 9th Street Lafayette, IN 47904	3.1%	1BR 2BR 3BR	646 – 702 810 – 825 1,000	$843 $886 $1,029	$843 $886 $1,029	$1.31 $1.09 $1.03	$1.31 $1.09 $1.03
Lafayette Market Comparables	5.7%	1BR 2BR 3BR	458 – 816 626 – 1,197 1,265 – 1,512	$771 - $2,150 $931 - $3,050 $1,200 - $4,350	$1,032 $1,344 $1,883	$1.12 - $2.97 $0.92 - $2.90 $0.83 - $3.07	$1.57 $1.57 $1.37
Lansing Market (College Towne)
College Towne(2) 4915 Belle Chase Boulevard Lansing, MI 48910	14.7%	3BR 4BR	1,300 1,420 – 1,500	$1,426 $1,558 - $1,720	$1,426 $1,566	$1.10 $1.10	$1.10 $1.10
Lansing Market Comparables	5.1%	3BR 4BR	805 – 2,000 1,143 - 1,344	$1,164 - $2,190 $1,499 - $2,000	$1,582 $1,750	$0.95 - $1.81 $1.31 - $1.49	NAV
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Information for the Hunter Michigan & Indiana Portfolio Properties was obtained from the underwritten rent rolls dated May 29, 2025.

The following table presents certain 2024 demographic information for the Hunter Michigan & Indiana Portfolio Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Regency Court	Bloomington, IN	19,329	79,835	109,557	$48,327	$74,205	$87,594
River Walk	Lafayette, IN	11,320	83,389	NAV	$52,604	$66,557	NAV
College Towne	Lansing, MI	4,854	51,343	178,346	$55,589	$72,306	$78,685
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 7 – Hunter Michigan & Indiana Portfolio

The Borrowers. The borrowers are Hunter College Towne Properties LLC, a Michigan limited liability company, Hunter Regency Court Owner LLC, an Indiana Limited liability company and Hunter River Walk LLC, an Indiana limited liability company, each with one independent director in its organizational structure. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Hunter Michigan & Indiana Portfolio Mortgage Loan. The Hunter Michigan & Indiana Portfolio Mortgage Loan will be recourse to the borrowers and the borrower sponsor in an amount equal to 20.0% of the Hunter Michigan & Indiana Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Samuel Okner, Atied Associates, LLC and Debra J. Okner Real Estate Trust. Samuel Okner is the president of Hunter Properties Management, Inc. (“Hunter Properties”). Hunter Properties is a real estate investment and development firm founded in 1973 and headquartered in Evanston, Illinois. Hunter Properties acquires, manages, develops and manages over 3,900 apartment units in the Midwest including over 1,200 units in Lafayette and West Lafayette, Indiana over 1,500 units in Bloomington, Indiana and over 800 units in Lansing, Michigan. Samuel Okner disclosed a personal Chapter 7 bankruptcy in 2005 and settled in 2011. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for additional information regarding the borrower sponsor.

Property Management. The Hunter Michigan & Indiana Portfolio Properties are managed by Sam Okner & Associates, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $467,324 for taxes, (ii) $52,526 for deferred maintenance and (iii) $13,250 into an environmental reserve for radon testing.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $77,888.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments in the event that the blanket policy is not acceptable to the lender.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $9,555 for replacement reserves (approximately $254 per unit annually).

Lease Sweep Reserves – On a monthly basis during the continuance of a Lease Sweep Deposit Period, the borrowers are required to escrow $60,000 which would be held by the lender as additional collateral.

A “Leasing Trigger Event” means a period of time commencing on August 1 of each calendar year if, as of such date, the borrowers have failed to provide the lender with either (i) evidence that (a) with respect to the College Towne Property, 85% or more of the total number of units with leases expiring in July or August of the current year are preleased with respect to the immediately succeeding academic year at Michigan State University with rental rates equal to or exceeding the rental rates of such units as of the closing date, (b) with respect to the River Walk Property, 90% or more of the total number of units with leases are preleased with respect to the immediately succeeding academic year at Purdue University with rental rates equal to or exceeding the rental rates of such units as of the closing date, (c) with respect to the Regency Court Property, 90% or more of the total number of units with leases are preleased with respect to the immediately succeeding academic year at Indiana University with rental rates equal to or exceeding the rental rates of such units as of the closing date or (ii) 90% or more of the total number of units are currently leased.

A “Lease Sweep Deposit Period” means a period of time (a) commencing upon the occurrence of a Leasing Trigger Event and (b) expiring upon the occurrence of a Leasing Trigger Event Cure (as defined below).

A “Leasing Trigger Event Cure” means (a) if between July 1 and August 31 of each academic year, the borrowers have provided the lender with evidence that (i) with respect to the College Towne Property, 90% of more of the total number of units with leases expiring in July or August of the current year are preleased with respect to the immediately succeeding academic year at Michigan State University at rental rates equal or exceeding the rental rates of such units as of the closing date, (ii) with respect to the River Walk Property and Regency Court Property, 90% of more of the total number of units are preleased with respect to the immediately succeeding academic year at each respective university at rental rates equal or exceeding the rental rates of such units as of the closing date, or (b) if between September 1 and June 30 of an academic year, the borrowers have provided the lender with evidence that 90% or more of the total number of units at all Hunter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Hunter Michigan & Indiana Portfolio

Michigan & Indiana Portfolio Properties (in the aggregate) are leased with respect to the then current academic year at rental rates equal to or exceeding the rental rates of such units as of the closing date.

Lockbox / Cash Management. The Hunter Michigan & Indiana Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Hunter Michigan & Indiana Portfolio Mortgage Loan requires that upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish and maintain a lockbox account. During a Trigger Period, the borrowers are required to, and are required to cause the property manager to, deposit all rents and other revenue from the Hunter Michigan & Indiana Portfolio Properties into the lockbox account, and funds deposited into the lockbox account are to be swept on a daily basis into a cash management account, and disbursed in accordance with the Hunter Michigan & Indiana Portfolio Mortgage Loan documents. After the occurrence of an event of default under the Hunter Michigan & Indiana Portfolio Mortgage Loan documents, all funds in the lockbox account will be swept by the lender on each business day and applied at the lender’s discretion.

A “Trigger Period” will commence upon the earliest of: (i) the occurrence of an event of default under the Hunter Michigan & Indiana Portfolio Mortgage Loan documents and (ii) the date on which the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.20x for one calendar quarter (“DSCR Trigger”). A Trigger Period will expire upon, with respect to clause (i), the cure of such event of default and with respect to clause (ii), the NCF DSCR being greater than or equal to 1.25x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 8 – Home Depot Jamaica

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Home Depot Jamaica

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Home Depot Jamaica
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$29,000,000	Property Type – Subtype:	Retail - Single Tenant
% of IPB:	3.9%	Net Rentable Area (SF):	105,196
Loan Purpose:	Refinance	Location:	Jamaica, NY
Borrower:	168th Street Jamaica LLC	Year Built / Renovated:	2007 / NAP
Borrower Sponsor:	The 2020 Mattone Family Irrevocable Grantor Trust II	Occupancy:	100.0%
Interest Rate:	6.60500%	Occupancy Date:	7/29/2025
Note Date:	7/29/2025	4th Most Recent NOI (As of):	$2,450,540 (12/31/2022)
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of):	$2,489,518 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,478,781 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(2):	$2,447,759 (TTM 5/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$3,516,123
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$801,454
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$2,714,669
Additional Debt:	No	UW NCF:	$2,714,669
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$48,100,000 / $457
Additional Debt Type:	N/A	Appraisal Date:	6/11/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$276
Taxes:	$4,813	$2,406	N/A	Maturity Date Loan / SF:	$276
Insurance:	$53,458	$4,455	N/A	Cut-off Date LTV:	60.3%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	60.3%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.40x
Other:	$0	$58,028	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,000,000	100.0%	Loan Payoff	$22,907,475	79.0%
			Return of Equity	5,257,523	18.1
			Closing Costs	776,732	2.7
			Reserves	58,271	0.2
Total Sources	$29,000,000	100.0%	Total Uses	$29,000,000	100.0%
(1)	See “Escrows and Reserves” section below.
(2)	The increase in UW NOI from Most Recent NOI is driven by underwriting a February 2026 rent step, which has increased rent by $317,047 from in-place.

The Loan. The Home Depot Jamaica mortgage loan (the “Home Depot Jamaica Mortgage Loan”) is secured by the borrower’s fee and leasehold interests in a 105,196 square foot single tenant retail property, located in Jamaica, New York (the “Home Depot Jamaica Property”). The Home Depot Jamaica Mortgage Loan accrues interest at a rate of 6.60500% per annum. The Home Depot Jamaica Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Home Depot Jamaica Property is a 105,196 square foot single-tenant retail building located in Jamaica, New York. The collateral consists of nine contiguous parcels. The Home Depot Jamaica Property is situated on a 3.04-acre site, with six parcels totaling 2.31 of the acres being owned in fee and three parcels totaling 0.73 acres that are ground leased from third parties. The leasehold parcels are located under the Home Depot parking garage, loading docks and access drives. The leasehold parcels are encumbered by three unsubordinated ground leases to unaffiliated owners through November 30, 2029 with four, five-year renewal options followed by one, four-year renewal option, resulting in a fully extended ground lease expiration date of November 30, 2053. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus. Home Depot U.S.A., Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Home Depot Jamaica

(“Home Depot”) owns the 105,196 square foot retail building and leases the ground making up the nine parcels through June 28, 2030. Home Depot has four renewal options remaining (5-year/5-year/5-year/8-year) resulting in a fully extended lease expiration date of June 17, 2053. The Home Depot ground lease is triple-net, with the tenant being responsible for taxes, insurance, utilities and repairs and maintenance. The Home Depot Jamaica Property has 25 ground level parking spaces and 225 roof deck parking spaces for an aggregate of 250 spaces (2.4 per 1,000 square feet).

Major Tenant. The Home Depot Jamaica Property was 100.0% occupied as of July 29, 2025 by Home Depot. Home Depot (NYSE: HD; Moody’s/S&P/Fitch: A2/A/A) is the world’s largest home improvement retailer with approximately 475,000 associates and 2,300 stores in the United States, Canada and Mexico. Home Depot offers various products including building materials, home improvement supplies, hardware, electrical products, kitchen and bath products, flooring and paint products, appliances and indoor and outdoor garden products. Home Depot has been a tenant at the Home Depot Jamaica Property since its construction in 2007, and the improvements were constructed by Home Depot for approximately $25 million. Home Depot leases the ground, which is structured as absolute triple net, with the tenant being responsible for all operating expenses, real estate taxes, insurance, utilities and repairs and maintenance. Home Depot recently extended its lease through June 28, 2030 and has a 10% rent increase effective February 1, 2026. Home Depot has four renewal options remaining (5-year/5-year/5-year/8-year). Home Depot is not required to report sales under its lease, however, according to a third-party research provider, the Home Depot at the Home Depot Jamaica Property ranks 13th among the 96 stores located in New York.

Environmental. According to the Phase I environmental reports dated June 20, 2025, there were no recognized environmental conditions identified at the Home Depot Jamaica Property.

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of the underwritten rent roll dated July 29, 2025.

Major Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Base Rent	Exp. Date(4)
Home Depot	A2 / A / A	105,196	100.0%	$33.15	$3,487,247	100.0%	6/28/2030
Major Tenants		105,196	100.0%	$33.15	$3,487,247	100.0%

Other Tenants		0	0.00%	$0	$0	0.0%
Occupied Collateral Total		105,196	100.0%	$33.15	$3,487,247	100.0%
Vacant Space		0	0.0%

Collateral Total		105,196	100.0%

(1)	Based on the underwritten rent roll dated July 29, 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF and Base Rent includes contractual rent steps through February 2026.
(4)	Home Depot has three, five-year renewal options followed by one, eight-year renewal option, resulting in a fully extended lease expiration date of June 17, 2053.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Home Depot Jamaica
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Rent Expiring(2)	% of UW Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Rent Expiring(2)	Cumulative % of UW Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030(3)	1	105,196	100.0%	$3,487,247	100.0%	105,196	100.0%	$3,487,247	100.0%
2031	0	0	0.0%	$0	0.0%	105,196	100.0%	$3,487,247	100.0%
2032	0	0	0.0%	$0	0.0%	105,196	100.0%	$3,487,247	100.0%
2033	0	0	0.0%	$0	0.0%	105,196	100.0%	$3,487,247	100.0%
2034	0	0	0.0%	$0	0.0%	105,196	100.0%	$3,487,247	100.0%
2035	0	0	0.0%	$0	0.0%	105,196	100.0%	$3,487,247	100.0%
2036 & Beyond	0	0	0.0%	$0	0.0%	105,196	100.0%	$3,487,247	100.0%
Total	1	105,196	100.0%	$3,487,247	100.0%
(1)	Based on the underwritten rent roll dated July 29, 2025.
(2)	UW Rent Expiring and Cumulative UW Rent Expiring includes contractual rent steps through February 2026.
(3)	Home Depot has three, five-year renewal options followed by one, eight-year renewal option, resulting in a fully extended lease expiration date of June 17, 2053.

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 5/30/2025	Underwritten(1)	Per Square Foot	%(2)
Base Rent(1)	$3,170,200	$3,170,200	$3,170,200	$3,170,200	$3,487,247	$33.15	99.2%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,170,200	$3,170,200	$3,170,200	$3,170,200	$3,487,247	$33.15	99.2%
Total Reimbursements	30,338	31,811	30,715	29,906	28,876	0.27	0.8
Net Rental Income	$3,200,538	$3,202,011	$3,200,915	$3,200,106	$3,516,123	$33.42	100.0%
Other Income	0	0	0	0	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	0	0	0.00	0.0
Effective Gross Income	$3,200,538	$3,202,011	$3,200,915	$3,200,106	$3,516,123	$33.42	100.0%

Total Expenses	$749,998	$712,493	$722,134	$752,346	$801,454	$7.62	22.8%

Net Operating Income	$2,450,540	$2,489,518	$2,478,781	$2,447,759	$2,714,669	$25.81	77.2%

Total TI/LC, Capex/RR	0	0	0	0	0	0.00	0.0

Net Cash Flow	$2,450,540	$2,489,518	$2,478,781	$2,447,759	$2,714,669	$25.81	77.2%
(1)	Underwritten Base Rent includes Home Depot’s contractual rent step in February 2026, which increases rent by $317,047 from in-place.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Home Depot Jamaica Property is located in downtown Jamaica, New York, which is within the southeastern section of Queens in New York City. Queens is the largest borough of New York City in terms of size and second largest in terms of population. According to the appraisal, Jamaica has recently been a focal point for developers, as the area is situated by express subway lines and the John F. Kennedy Airport AirTrain. Additionally, Jamaica’s business center is bisected by the main line tracks of the Long Island Railroad.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Home Depot Jamaica

According to the appraisal, the Home Depot Jamaica Property is located within the Metropolitan New York - NY retail market and South Queens retail submarket. The Metropolitan New York – NY retail market had a vacancy rate of 3.9% and NNN asking rents of $47.33 per square foot as of the first quarter of 2025. The South Queens retail submarket had a vacancy rate of 5.6% and NNN asking rents of $42.94 per square foot as of the first quarter of 2025. The 2024 population for the 11433 zip code was 39,919 and average household income was $96,012.

Comparable Leases(1)
Property	Year Built	Tenant GLA (square feet)	Tenant	Proximity (miles)	Base Rent PSF
Home Depot Jamaica Jamaica, NY	2007	105,196	Home Depot	N/A	$33.15
61-01 Junction Boulevard Rego Park, NY	2008	60,000	Burlington	6.6 miles	$62.00
2784 Linden Avenue Brooklyn, NY	1990	69,178	Food Bazaar	15.4 miles	$45.00
92-59 59th Avenue Elmhurst, NY	2004	60,670	Burlington	6.8 miles	$44.80
72-11 Roosevelt Avenue Jackson Heights, NY	Under Construction	42,485	Confidential	10.7 miles	$47.08
22-11 31st Street Astoria, NY	2023	46,351	Target	10.7 miles	$33.78
625 Atlantic Avenue Brooklyn, NY	1995	40,213	Dave & Buster’s	12.3 miles	$45.00
10-04 Borden Avenue Long Island City, NY	2024	10,223	iFly	11.8 miles	$56.25
159-02 Jamaica Avenue Jamaica, NY	2002	7,715	JD Sports	0.8 miles	$77.25
(1)	Source: Appraisal.

The Borrower. The borrower is 168th Street Jamaica LLC, a New York limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Home Depot Jamaica Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is The 2020 Mattone Family Irrevocable Grantor Trust II. The trustees of The 2020 Mattone Family Irrevocable Grantor Trust II are Michael X. Mattone and Christopher Todd. Michael X. Mattone is chief executive officer of Mattone Investors LLC. Mattone Investors LLC is a New York-based real estate group that has been engaged in the ownership, management and development of commercial real estate in the New York Metropolitan area for over 60 years. Mattone Investors owns more than 40 properties exceeding two million square feet, the majority of which are in Brooklyn, Queens and Nassau counties. Asset types include retail, office, high-rise residential, single-family developments, parking garages, theaters and specialty use buildings. Michael X. Mattone has an active litigation matter pertaining to a retail property that he owned. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for additional information regarding the borrower sponsor.

Property Management. The Home Depot Jamaica Property is managed by Brick Management, LLC, a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited approximately $4,813 for real estate taxes and $53,458 for insurance premiums.

Tax Escrows – On each monthly payment date, the borrower is required to escrow a tax deposit with respect to the portion of the Home Depot Jamaica Property that is part of the Lot 9 tax parcel, which is currently approximately $2,406. On each payment date following the occurrence of a Tax Escrow Trigger Event (as defined below), the borrower is required to escrow 1/12th of annual estimated real estate taxes on each monthly payment date. A “Tax Escrow Trigger Event” will occur upon (i) the cancellation, termination or expiration of the Home Depot lease or the Home Depot lease otherwise ceasing to be in full force and effect, (ii) a continuing monetary or other material event of default by Home Depot under its lease, (iii) Home Depot no longer being obligated under its lease to maintain and pay taxes directly to the relevant governmental authority, (iv) Home Depot failing to pay taxes directly to the applicable governmental authority when required under its lease and/or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(v) Home Depot and/or the borrower failing to deliver to the lender evidence of the payment of taxes on or prior to the applicable due date for such taxes.

Insurance Escrows – In the event that the borrower does not maintain an acceptable blanket policy and upon the occurrence of an Insurance Escrow Trigger Event (as defined below), the borrower is required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis, which is currently $4,455. An “Insurance Escrow Trigger Event” will occur upon (i) the cancellation, termination or expiration of the Home Depot lease or the Home Depot lease otherwise ceasing to be in full force and effect, (ii) a continuing or other material event of default by Home Depot under its lease, (iii) Home Depot no longer being obligated under its lease to maintain property insurance coverage and pay insurance premiums directly to the relevant insurance provider(s), (iv) Home Depot failing to pay insurance premiums directly to the relevant insurance provider(s) and/or (v) Home Depot and/or the borrower failing to deliver to the lender evidence of the payment of insurance premiums on or prior to the applicable due date for such insurance premiums. Notwithstanding the foregoing, at all times during the term of the Loan and irrespective of whether or not an Insurance Escrow Trigger Event has occurred, the borrower will be required to make the Monthly Insurance Premium Deposit on each Payment Date with respect to any insurance policies that are maintained by the borrower.

Replacement Reserve – Upon the occurrence of a Replacement Reserve Trigger Event (as defined below), the borrower will be required to make monthly payments of $1,315. A “Replacement Reserve Trigger Event” will occur upon (i) the cancellation, termination or expiration of the Home Depot lease or the Home Depot lease ceasing to be in full force and effect, (ii) a continuing monetary or other material (as determined by Lender in its reasonable discretion) event of default by Home Depot under its lease and/or (iii) Home Depot no longer being obligated to maintain and repair its improvements under the Home Depot lease.

TI/LC Reserve – Upon the occurrence of a Rollover Reserve Trigger Event (as defined below), the borrower will be required to make monthly payments of $4,383.17. A “Rollover Reserve Trigger Event” will occur upon (i) the cancellation, termination or expiration of the Home Depot lease or the Home Depot lease ceasing to be in full force and effect or (ii) a continuing monetary or other material (as determined by Lender in its reasonable discretion) event of default by Home Depot under its lease.

Ground Rent Reserve – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated amount that will be payable for ground rent, which is currently $58,028.

Lockbox / Cash Management. The Home Depot Jamaica Mortgage Loan is structured with a hard lockbox and springing cash management. All rents from the Home Depot Jamaica Property are required to be deposited directly to the lockbox account and, so long as a Trigger Period (as defined below) is not occurring, funds in the lockbox account will be transferred to the borrower’s operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Home Depot Jamaica Mortgage Loan documents.

A “Trigger Period” means (A) a period commencing on the earliest of (i) an event of default, (ii) a net operating income debt service coverage ratio of less than 1.10x for one calendar quarter, (iii) the occurrence of a Major Tenant Trigger Event (as defined below) or (iv) a Low DSCR Period (as defined below); and (B) expiring upon with regard to (w) clause (i), the cure of such event of default, (x) clause (ii), the date that the net operating income debt service coverage ratio being greater than or equal to 1.15x for two consecutive calendar quarters, (y) clause (iii), the occurrence of a Major Tenant Trigger Event Cure (as defined below) or (z) the cure of such Low DSCR Period.

A “Major Tenant Trigger Event” will occur upon any of the following: (i) the borrower failing to satisfy the Major Tenant Renewal Criteria (as defined below) on or before the date the Major Tenant (as defined below) is required to deliver notice of its lease renewal or extension under the terms of its lease (September 28, 2029 in the case of Home Depot, which is nine months prior to Home Depot’s lease expiration date); (ii) the Major Tenant providing notice of its intent to terminate its lease; (iii) the Major Tenant ceasing to conduct regular business in its premises for any reason other than temporary closure for remodeling lasting no longer than 120 days; (iv) the Major Tenant subleasing all or substantially all of its space; (v) the bankruptcy or insolvency of the Major Tenant; (vi) Major Tenant being in default (after any applicable cure period) under its lease; (vii) the occurrence of a Downgrade Trigger Event (as defined below); (viii) the improvements being damaged or destroyed in a casualty event or being voluntarily razed or destroyed by the Major Tenant and the Major Tenant failing to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(A) commence and/or complete the rebuilding or restoration of the improvements within a commercially reasonable time thereafter or (B) commence and/or complete the construction of similar improvements on the premises within a commercially reasonable time thereafter.

A “Major Tenant Trigger Event Cure” will mean, with respect to clauses (i) and (ii) above, the satisfaction of the Major Tenant Renewal Criteria or Major Tenant Replacement Lease Criteria (as defined below); with respect to clause (iii) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria or (B) the Major Tenant resuming occupancy of its premises and the lender receiving an updated estoppel certificate from the Major Tenant that it deems acceptable in accordance with the Home Depot Jamaica Mortgage Loan Documents; with respect to clause (iv) above, the satisfaction of the Major Tenant Replacement Lease Criteria; with respect to clause (v) above, either (A) satisfaction of the Major Tenant Replacement Lease Criteria or (B) the borrower providing the lender with satisfactory evidence that the assets of the Major Tenant or its parent company or lease guarantor are no longer subject to bankruptcy or insolvency; with respect to clause (vi) above, either (A) the satisfaction of the Major Tenant Replacement Lease Criteria or (B) the borrower providing satisfactory evidence of the cure of such event of default; with respect to clause (vii) the cure of such Downgrade Trigger Event and with respect to clause (viii) above the completion of the rebuilding and restoration of such improvements and receipt of evidence that the Major Tenant’s lease is in full force and effect.

With regard to a Major Tenant Trigger Event commencing solely due to clauses (iii), (iv) and (vii) above, the applicable Major Tenant Trigger Event will be deemed cured to the extent that there is deposited in the excess cash reserve fund an amount equal to the product of (a) $25 per square foot and (b) the square footage of the applicable Major Tenant premises.

A “Major Tenant” is (i) Home Depot or (ii) a lease or leases entered into with one or more new tenants at the Home Depot Jamaica Property approved by the lender and leasing all or part of the space presently occupied by Home Depot.

The “Major Tenant Renewal Criteria” will mean that the lender has received (i) evidence reasonably satisfactory to the lender that the Major Tenant has renewed its lease for a term not less than five years and otherwise in accordance with the requirements set forth in the Home Depot Jamaica Mortgage Loan agreement and (ii) an updated tenant estoppel is received confirming, among other things, (A) such renewal and reflecting the terms of the renewal, (B) that the Major Tenant’s lease is in full force and effect, (C) that the Major Tenant is in physical occupancy of the space under its lease, is open for business and is paying full contractual rent and (D) that there is no event of default under the Major Tenant’s lease.

A ”Major Tenant Replacement Lease Criteria” will mean that (i) the borrower has entered into a lease with a Major Tenant for a term of no less than five years, (ii) the Major Tenant will be in physical occupancy of the space, open for business and paying full contractual rent and (iii) the borrower shall provide to the lender (A) a copy of the Major Tenant’s replacement lease, (B) a tenant estoppel certificate confirming, among other things, that the requirements in clause (ii) are fulfilled, (C) a subordination, non-disturbance and attornment agreement, (D) satisfactory evidence that the borrower has performed and paid all tenant improvements and (E) an updated rent roll.

A ”Downgrade Trigger Event” will occur when the senior unsecured credit rating of the Major Tenant or its parent company or the guarantor under the Major Tenant lease is downgraded below “BBB-” by S&P or its functional equivalent by any other rating agency. The Downgrade Trigger Event will be cured upon the senior unsecured rating equaling or exceeding “BBB-” by S&P or its functional equivalent by any other rating agency.

A “Low DSCR Period” will commence upon the last day of any two consecutive calendar quarters during which the debt service coverage ratio is less than 1.10x and will end upon the last day of any two consecutive calendar quarters thereafter during which the debt service coverage ratio is greater than or equal to 1.15x.

Subordinate and Mezzanine Debt. None.

Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Home Depot Jamaica Property consists of nine parcels, three of which are leasehold interests. The leasehold parcels total 0.73 acres (approximately 24.0% of the total site area). The portion of the collateral located on the leasehold parcels include the Home Depot parking garage, loading docks and access drives. The leasehold parcels are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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encumbered by three, unsubordinated ground leases with third party lessors that were executed in 2004. The ground leases are independent of each other with unaffiliated owners and currently have a term through November 30, 2029 at fixed rent. The ground leases have four, five-year renewal options followed by one, four-year renewal option remaining with a fully extended maturity date on November 30, 2053. Each renewal option is exercisable by the lessee or the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$28,200,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,200,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	3.8%	Net Rentable Area (SF):	209,088
Loan Purpose:	Refinance	Location:	Poinciana, FL
Borrower:	PLPOINCIANA LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	John Strzalka, Jason Glaser, Marc Lewin and Spencer Enslein	Occupancy(3):	98.5%
Interest Rate:	6.66500%	Occupancy Date(3):	6/1/2025
Note Date:	6/3/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.3%
Amortization Type:	Interest Only	UW Revenues:	$5,658,192
Call Protection:	L(12),YM1(41),O(7)	UW Expenses:	$1,390,067
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,268,126
Additional Debt(1):	Yes	UW NCF:	$4,162,599
Additional Debt Balance(1):	$20,000,000	Appraised Value / Per SF(5):	$69,500,000 / $332
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	10/19/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$231
Taxes:	$22,183	$5,546	N/A	Maturity Date Loan / SF:	$231
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	$1,666	N/A	Maturity Date LTV:	69.4%
TI/LC Reserve:	$0	$8,712	$470,500	UW NCF DSCR:	1.28x
Unfunded Obligations Reserve(3):	$2,463,619	$0	N/A	UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$48,200,000	98.7%	Loan Payoff	$42,607,152	87.3%
Principal’s New Cash Contribution	621,766	1.3	Closing Costs	3,728,811	7.6
			Upfront Reserves	2,485,802	5.1
Total Sources	$48,821,766	100.0%	Total Uses	$48,821,766	100.0%
(1)	The Poinciana Lakes Plaza mortgage loan is part of The Poinciana Lakes Plaza whole loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $48,200,000. The Financial Information in the chart above is based solely on the aggregate outstanding principal balance of the Poinciana Lakes Plaza whole loan as of the Cut-off Date.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	All tenants are expected to take occupancy by September 2025 (the “Outside Commencement Date”), which is being factored into Occupancy. An unfunded obligations reserve of $2,463,619 was established at loan origination for all outstanding obligations, including for gap rent (through the Outside Commencement Date), free rent and any outstanding TI allowances / leasing commissions.
(4)	Historical NOIs are not available due to the Poinciana Lakes Plaza Property’s (as defined below) recent construction and delivery in June 2024.
(5)	The Appraised Value represents the “As Stabilized” value of the Poinciana Lakes Plaza property which assumes all tenants take occupancy at the Poinciana Lakes Plaza property. The appraisal also concluded to an “As Is” value of $65,200,000 as of April 19, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As-Is” value are 73.9% and 73.9%, respectively.

The Loan. The Poinciana Lakes Plaza mortgage loan (the “Poinciana Lakes Plaza Mortgage Loan”) is secured by a first lien mortgage encumbering the borrower’s fee interest in a 209,088 square foot retail property located in Poinciana, Florida (the “Poinciana Lakes Plaza Property”). The Poinciana Lakes Plaza whole loan (the “Poinciana Lakes Plaza Whole Loan”) is evidenced by a controlling A-1 promissory note with an original principal balance of $28,200,000 and a non-controlling A-2 promissory note with an original principal balance of $20,000,000.

The Poinciana Lakes Plaza Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on June 3, 2025 and accrues interest at a fixed rate of 6.66500% per annum on an Actual/360 basis. The Poinciana Lakes Plaza Whole Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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requires monthly payments of interest-only for the entire loan term. The Poinciana Lakes Plaza Whole Loan proceeds were used to refinance existing debt on the Poinciana Lakes Plaza Property, pay origination costs and fund upfront reserves.

The Poinciana Lakes Plaza Whole Loan had an initial term of 60 months and has a remaining term of 57 months as of the Cut-off Date. The scheduled maturity date of the Poinciana Lakes Plaza Whole Loan is the payment date in June 2030. Voluntary prepayment of the Poinciana Lakes Plaza Whole Loan in whole (or in part) is permitted on or after the payment date occurring in December 2029 without a payment of a yield maintenance premium.

The Poinciana Lakes Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C37 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Poinciana Lakes Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,200,000	$28,200,000	BBCMS 2025-5C37	Yes
A-2	$20,000,000	$20,000,000	Benchmark 2025-V16	No
Whole Loan	$48,200,000	$48,200,000

The Property. The Poinciana Lakes Plaza Property consists of a 209,088 square foot grocery-anchored retail center located at 4690 Marigold Avenue, Poinciana, Florida, that was delivered in June 2024. As of June 1, 2025, the Poinciana Lakes Plaza Property was 98.5% leased and is anchored by Sprouts Farmers Market (11.1% of NRA), which hosted its grand opening at the Poinciana Lakes Plaza Property on April 11, 2025. In addition to Sprouts Farmers Market, the largest tenants at the Poinciana Lakes Plaza Property are Crunch Fitness (16.7% of NRA), Burlington (12.0% of NRA), Ross Dress For Less (10.5% of NRA), and TJ Maxx (11.5% of NRA). The Poinciana Lakes Plaza Property was developed in three phases, which began in late-2022 and were completed in mid-2024. Two additional outparcel tenants, Outback Steakhouse (2.4% of NRA) and First Watch (2.0% of NRA), are part of the collateral. The borrower sponsors report a current cost basis of $66.3 million ($317 PSF / 72.70% LTC), net of outparcel sales.

Major Tenants.

Crunch Fitness (35,000 square feet; 16.7% of NRA; 14.5% of underwritten base rent): Crunch Fitness is a gym chain founded in 1989 by Doug Levine. The company is known for its diverse fitness offerings, including group fitness classes, personal training, and cardio and strength training equipment. Currently, Crunch Fitness has over 400 gyms worldwide and is located in 41 states, the District of Columbia, Australia, Canada, Costa Rica, Portugal, Puerto Rico, and Spain. Crunch Fitness is primarily a franchise model and is headquartered in New York.

Sprouts Farmers Market (23,256 square feet; 11.1% of NRA; 14.2% of underwritten base rent): Sprouts Farmers Market (NYSE: SFM) is a grocery store chain focused on fresh, natural, and organic foods. It was founded in 2002 in Chandler, Arizona, with roots that trace back to a family-owned produce stand that started in 1943. Currently, Sprouts Farmers Market has over 380 stores across the United States with approximately 31,000 team members. Sprouts Farmers Market is headquartered in Phoenix, Arizona.

Burlington (25,000 square feet; 12.0% of NRA; 7.9% of underwritten base rent): Burlington (NYSE: BURL), is a national off-price retailer offering apparel, footwear, accessories, and home goods at discounted prices. Founded in 1972, Burlington began as a single outlet store in Burlington, New Jersey. The company is headquartered in New Jersey with fiscal 2024 net sales of $10.6 billion. The Fortune 500 company, as of the end of the fourth quarter of fiscal year 2024, operated 1,108 stores in 46 states, Washington D.C. and Puerto Rico.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the largest tenants by net rentable area at the Poinciana Lakes Plaza Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Crunch Fitness	NR/NR/NR	35,000	16.7%	$19.00	$665,000	14.5%	10/31/2034
Burlington	NR/BB+/NR	25,000	12.0%	$14.50	$362,500	7.9%	2/28/2035
TJ Maxx	A2/A/NR	24,000	11.5%	$11.50	$276,000	6.0%	5/31/2034
Sprouts Farmers Market	NR/NR/NR	23,256	11.1%	$28.00	$651,168	14.2%	4/30/2040
Ross Dress For Less	A2/BBB+/NR	22,000	10.5%	$14.00	$308,000	6.7%	1/31/2036
Petco	B3/B/NR	12,500	6.0%	$18.00	$225,000	4.9%	9/30/2034
Five Below	NR/NR/NR	10,200	4.9%	$18.00	$183,600	4.0%	1/31/2035
Ulta	NR/NR/NR	9,972	4.8%	$19.95	$198,941	4.3%	5/31/2034
Rack Room Shoes	NR/NR/NR	6,000	2.9%	$30.00	$180,000	3.9%	7/31/2029
Outback Steakhouse	B2/BB-/NR	5,000	2.4%	$34.00	$170,000	3.7%	6/30/2037
Major Tenants Subtotal / Wtd. Avg.		172,928	82.7%	$18.62	$3,220,209	70.1%
Non Major Tenants Collateral Total / Wtd. Avg.		32,960	15.8%	$41.66	$1,373,124	29.9%
Occupied Collateral Total / Wtd. Avg.		205,888	98.5%	$22.31	$4,593,333	100.0%
Vacant Space		3,200	1.5%
Collateral Total		209,088	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2025, inclusive of contractual rent steps through July 31, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Poinciana Lakes Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	3,200	1.5%	NAP	NAP	3,200	1.5%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	3,200	1.5%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	3,200	1.5%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	3,200	1.5%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	3,200	1.5%	$0	0.0%
2029	2	9,200	4.4%	$276,000	6.0%	12,400	5.9%	$276,000	6.0%
2030	1	1,600	0.8%	$59,200	1.3%	14,000	6.7%	$335,200	7.3%
2031	0	0	0.0%	$0	0.0%	14,000	6.7%	$335,200	7.3%
2032	2	3,200	1.5%	$116,928	2.5%	17,200	8.2%	$452,128	9.8%
2033	0	0	0.0%	$0	0.0%	17,200	8.2%	$452,128	9.8%
2034	4	81,472	39.0%	$1,364,941	29.7%	98,672	47.2%	$1,817,069	39.6%
2035	11	55,960	26.8%	$1,409,596	30.7%	154,632	74.0%	$3,226,665	70.2%
2036 & Thereafter	4	54,456	26.0%	$1,366,668	29.8%	209,088	100.0%	$4,593,333	100.0%
Total	24	209,088	100.0%	$4,593,333	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2025, inclusive of contractual rent steps through July 31, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental assessment dated May 5, 2025, there was no evidence of any recognized environmental conditions at the Poinciana Lakes Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the Underwritten Net Cash Flow at the Poinciana Lakes Plaza property:

Cash Flow Analysis(1)(2)
	Underwritten	U/W Per SF	%(3)
Base Rental Revenue	$4,593,333	$21.97	77.4%
Credit Tenant Rent Steps	33,019	0.16	0.6%
Total Commercial Reimbursement Revenue	1,173,080	5.61	19.8%
Market Revenue from Vacant Units	135,192	0.65	2.3%
Potential Gross Revenue	$5,934,624	$28.38	100.0%
Vacancy Loss	(276,432)	(1.32)	(4.7%)
Effective Gross Revenue	$5,658,192	$27.06	95.3%
Real Estate Taxes	701,108	3.35	12.4%
Insurance	265,853	1.27	4.7%
Repairs & Maintenance	253,360	1.21	4.5%
Management Fee	169,746	0.81	3.0%
Total Expenses	$1,390,067	$6.65	24.6%
Net Operating Income	$4,268,126	$20.41	75.4%
Replacement Reserves	19,989	0.10	0.4%
TI/LC	85,537	0.41	1.5%
Net Cash Flow	$4,162,599	$19.91	73.6%
(1)	Based on the underwritten rent roll dated June 1, 2025, inclusive of contractual rent steps through July 31, 2026.
(2)	Historical NOIs are not available due to the Poinciana Lakes Plaza Property’s recent construction and delivery in June 2024.
(3)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.

The Market. The Poinciana Lakes Plaza Property is located in the Osceola County submarket within the Orlando Market. According to the appraisal, the Osceola County submarket had a 2025 Q1 TTM vacancy rate of 2.0% and NNN rent of $28.82 per SF. The Orlando Market had a vacancy rate of 3.5% and NNN rent of $22.96 per SF during the same period.

The following table presents certain information regarding competitive sales of the Poinciana Lakes Plaza Property:

Competitive Sales(1)
Property Name	Location	Sale Date	SF	Year Built	Occupancy	Sale Price	Price PSF	Adj Price PSF	NOI PSF	Cap Rate
Poinciana Lakes Plaza	Poinciana, FL	NAP	209,088(2)	2024	98.5%(2)	NAP	NAP	NAP	$21.33	6.5%
WaterStar Orlando	Kissimmee, FL	March 2023	79,680	2023	91.0%	$28,440,000	$356.93	$321.23	$22.20	6.2%
Wesley Chapel	Lutz, FL	July 2023	189,262	2019	100.0%	$49,600,000	$262.07	$301.38	$20.97	8.0%
Sprouts-Burlington	Palm Harbor, FL	December 2023	57,669	1997	100.0%	$10,892,300	$188.88	$254.98	$13.50	7.2%
Shoppes of Lake Mary	Lake Mary, FL	February 2024	73,234	2000	97.0%	$26,100,000	$356.39	$338.57	$23.66	6.6%
Lee Vista Promenade Shopping Center	Orlando, FL	July 2024	313,981	2016	97.0%	$68,500,000	$218.17	$250.89	$14.84	6.8%
Market Square	Tallahassee, FL	March 2025	71,782	2022	100.0%	$26,795,900	$373.30	$335.97	$31.27	8.4%
Total / Average(3)					97.5%	$35,054,700	$292.62	$300.50	$21.07	7.2%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2025.
(3)	Excludes the Poinciana Lakes Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Poinciana Lakes Plaza

Appraisal. According to the appraisal, the Poinciana Lakes Plaza Property had an “as-is” appraised value of $65,200,000 as of April 19, 2025. The table below shows the appraisal’s concluded “as-stabilized” appraised value, which assumes that all tenants at the Poinciana Lakes Plaza Property take occupancy:

Appraisal Valuation Summary
Property	Appraised Value	Capitalization Rate
Poinciana Lakes Plaza	$69,500,000	6.50%

The Borrower. The borrower for the Poinciana Lakes Plaza Whole Loan is PLPOINCIANA LLC, a Florida limited liability company and a single purpose bankruptcy-remote entity, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Poinciana Lakes Plaza Whole Loan.

The Borrower Sponsors. The borrower sponsors are John Strzalka, Jason Glaser, Marc Lewin and Spencer Enslein, each a Principal of Trade Consulting International Inc., which is a vertically integrated commercial real estate company that focuses on the acquisition, management, leasing and development of retail properties and was founded in 1994 in Miami, FL.

Property Management. The Poinciana Lakes Plaza Property is managed by Trade Consulting International, Inc., d/b/a TCII Property Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At loan origination, the borrower deposited approximately: (i) $22,183 into a tax reserve and (ii) $2,463,619 into an unfunded obligations reserve in connection with certain outstanding tenant improvement allowances, leasing commissions, free rent and gap rent.

Tax Reserve – On each payment date, the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $5,546).

Insurance Reserve – On each payment date, the borrower is required to fund 1/12th of the insurance premiums for policies required under the Poinciana Lakes Plaza Whole Loan documents that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Poinciana Lakes Plaza Whole Loan documents, there is no continuing event of default in relation to the Poinciana Lakes Plaza Whole Loan and the borrower provides timely evidence of the payment of the insurance premiums pursuant to the Poinciana Lakes Plaza Whole Loan documents.

Capital Expenditures Reserve – On each payment date, the borrower is required to fund a capital expenditure reserve in the amount of approximately $1,666.

TI/LC Reserve – On each payment date, if and to the extent the amount contained in the tenant improvements and leasing commission account is less than $470,500 (excluding any lease termination proceeds), the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of approximately $8,712.

Critical Tenant Reserve – To the extent a Poinciana Lakes Plaza Trigger Period (as defined below) occurs as a result of a Critical Tenant Trigger Event (as defined below), excess cash flow is required to be deposited into a critical tenant reserve in accordance with the Poinciana Lakes Plaza Whole Loan documents.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant (as defined below) or the guarantor under its Critical Tenant lease or on the date any such Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors, and (b) ending on the earlier of (1) the dismissal of any bankruptcy case against any Critical Tenant or the guarantor under its Critical Tenant lease, the Critical Tenant and its lease guarantor is no longer deemed legally insolvent and any general assignment for the benefit of creditors is legally withdrawn, without, in either case, any negative impact on the applicable Critical Tenant lease, the Critical Tenant is paying normal monthly rent and is otherwise in compliance with its lease, and has provided an updated estoppel, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel or (3) the applicable lease is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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terminated and the entirety of the applicable leased premises are leased to one or more approved substitute leases; (ii)(a) commencing when any Critical Tenant has not given notice to renew its lease as of the date required under its lease, and (b) ending on the earlier of (1) such Critical Tenant enters a renewal or extension of its lease pursuant to the existing terms and is in occupancy of all or substantially all of its applicable space and is paying full monthly rent, is open for business and has provided an updated estoppel or (2) the entirety of the applicable leased premises are leased to one or more approved substitute leases; (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice or there is otherwise written evidence (including from publicly available information) of an intent to terminate its lease or vacate a portion of its leased premises, (2) “goes dark”, discontinues its operations or business in or vacates a portion of its leased premises (excluding any temporary discontinuance of its business), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its business and operations in all or substantially all of its applicable space, is paying full monthly rent and has provided an updated estoppel or (2) the entirety of the applicable leased premises are leased to one or more approved substitute leases; or (iv)(a) the occurrence of an event of default by the borrower, as landlord or a Critical Tenant under any lease beyond any applicable cure or grace period, which event of default would allow the borrower or the related Critical Tenant to terminate its Critical Tenant lease and (b) ending on the date such event of default has been cured or the applicable lease is terminated and the entirety of the related space is subject to one or more approved substitute leases.

A “Critical Tenant” means (i) Crunch Fitness (as defined below), (ii) Sprouts (as defined below) and (iii) any successor tenant which takes occupancy of all or a portion of the leased premises currently occupied by either Crunch Fitness or Sprouts pursuant to a replacement lease.

“Crunch Fitness” means CR Fitness Poinciana, LLC, a Florida limited liability company, d/b/a Crunch Poinciana, together with its successors and assigns under the related Critical Tenant lease.

“Sprouts” means SFM, LLC, a Delaware limited liability company, together with its successors and assigns under the related Critical Tenant lease.

Lockbox / Cash Management. The Poinciana Lakes Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver within 5 business days following the loan origination date tenant direction letters instructing all tenants of the Poinciana Lakes Plaza Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Poinciana Lakes Plaza Property and all other money received by the borrower or the property manager with respect to the Poinciana Lakes Plaza Property (other than tenant security deposits) to be deposited into such lockbox account or the cash management account (to the extent there is a continuing Poinciana Lakes Plaza Trigger Period by the end of the first business day of receipt thereof. On each business day that no Poinciana Lakes Plaza Trigger Period or event of default under the Poinciana Lakes Plaza Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Poinciana Lakes Plaza Trigger Period or event of default under the Poinciana Lakes Plaza Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Poinciana Lakes Plaza Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the Poinciana Lakes Plaza Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Poinciana Lakes Plaza Whole Loan.

A “Poinciana Lakes Plaza Trigger Period” means each period commencing (a) when the debt service coverage ratio (as calculated under the Poinciana Lakes Plaza Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 1.20x and the borrower has not timely made the cash deposit into the excess cash flow reserve account or delivered the letter of credit to the lender, in each case, as described in the Poinciana Lakes Plaza Whole Loan documents, and ending upon the earlier to occur of (y) the debt service coverage ratio (as calculated under the Poinciana Lakes Plaza Whole Loan documents), determined as of the first day of any two consecutive fiscal quarters thereafter is equal to or greater than 1.20x or (z) an appropriate deposit of cash is made to the excess cash flow reserve account or a letter of credit is deposited with the lender as permitted pursuant to the Poinciana Lakes Plaza Whole Loan documents, (b) if the financial reports required under the Poinciana Lakes Plaza Whole Loan documents are not delivered to the lender as and when required (subject, in any event, to a notice and cure period as specified in the Poinciana Lakes Plaza Whole Loan documents) and ending when such reports are delivered and they indicate, in fact, that no Poinciana Lakes Plaza Trigger Period is ongoing pursuant to subsection (a) immediately above, and (c) upon the occurrence of a Critical Tenant Trigger Event and ending upon the satisfaction of the applicable conditions as described in the definition of “Critical Tenant Trigger Event” above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Secured Subordinate Debt. Not Permitted.

Partial Release. The Poinciana Lakes Plaza Whole Loan documents permit the borrower, on any date after the six-month anniversary of the date on which the entire Poinciana Lakes Plaza Whole Loan (including any subordinated interest therein) has been securitized, to obtain the release of one or more of the Poinciana Lakes Plaza Release Parcels (as defined below) from the lien of the Poinciana Lakes Plaza Whole Loan (each such event, a “Partial Release Event”) provided that no event of default has occurred and is continuing and upon the satisfaction of certain conditions set forth in the Poinciana Lakes Plaza Whole Loan documents, including, without limitation, the following: (a) to the extent the Partial Release Event is to be completed prior to the payment date occurring in December 2029, the borrower prepays the Poinciana Lakes Plaza Whole Loan in an amount equal to the greater of (x) 115% of the allocated loan amount for the applicable Poinciana Lakes Plaza Release Parcel and (y) 100% of the net sales proceeds for such Poinciana Lakes Plaza Release Parcel, together with any applicable yield maintenance premium; (b) the borrower will be required to provide not less than 30 days’ nor more than 90 days’ prior written notice to the lender; (c) the borrower will be required to submit to the lender, not less than 10 business days prior to the date of the proposed Partial Release Event, a prepared partial release instrument with respect to the applicable Poinciana Lakes Plaza Release Parcel; (d) the debt yield (as calculated under the Poinciana Lakes Plaza Whole Loan documents) and the debt service coverage ratio (as calculated under the Poinciana Lakes Plaza Whole Loan documents) for the remaining property (in either case, excluding any net operating income attributable to the applicable Poinciana Lakes Plaza Release Parcel) is equal to or greater than (i) with respect to the debt yield, the greater of (x) 8.82% and (y) the debt yield immediately prior to the proposed Partial Release Event and (ii) with respect to the debt service coverage ratio, the greater of (x) 1.31x and (y) the debt service coverage ratio immediately prior to the proposed Partial Release Event; (e) the borrower will be required to deliver a REMIC opinion; (f) the lender receives a rating agency confirmation from any applicable rating agency; (g) the lender has received a copy of the proposed deed conveying all of the borrower’s right, title and interest in and to the applicable Poinciana Lakes Plaza Release Parcel to the grantee thereof, and an acknowledgment by a title insurance company acknowledging receipt of such deed and agreeing to record such deed; and (h) the Partial Release Event will not (i) deny the remaining Poinciana Lakes Plaza Property access to public streets, road or utilities, (ii) unreasonably divide any portion or tract of the remaining Poinciana Lakes Plaza Property into strips or parcels, or (iii) otherwise have a material adverse effect on the remaining Poinciana Lakes Plaza Property as determined pursuant to prudent lender standards.

A “Poinciana Lakes Plaza Release Parcel” means each of the following lots: (i) Lot 3 (currently occupied by the tenant doing business as First Watch), (ii) Lot 5 (currently occupied by the tenant doing business as Outback Steakhouse), and (iii) Lot 6 (currently occupied by the tenants doing business as TD Bank, Jersey Mikes and MD Now).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Shaw Park Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Shaw Park Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Shaw Park Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 Capital	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$27,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,423,159	Property Type – Subtype:	Office – Suburban
% of IPB:	3.7%	Net Rentable Area (SF):	277,927
Loan Purpose:	Refinance	Location:	Clayton, MO
Borrower:	Shaw Park Property LLC	Year Built / Renovated:	2000 / 2023
Borrower Sponsor:	Tryperion RE Fund III, LP	Occupancy:	96.3%
Interest Rate:	6.90000%	Occupancy Date:	3/12/2025
Note Date:	5/5/2025	4th Most Recent NOI (As of)(4):	$5,599,087 (12/31/2022)
Maturity Date:	5/5/2030	3rd Most Recent NOI (As of)(4):	$4,834,964 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of)(4):	$5,801,145 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$5,910,276 (TTM 1/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$10,987,592
Call Protection:	L(28),DorYM1(25),O(7)	UW Expenses:	$3,536,705
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$7,450,887
Additional Debt(1):	Yes	UW NCF:	$7,084,024
Additional Debt Balance(1):	$27,423,159	Appraised Value / Per SF:	$83,800,000 / $302
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/6/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$197
Taxes:	$741,556	$123,593	N/A	Maturity Date Loan / SF:	$187
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.4%
Replacement Reserves(2):	$0	Springing	N/A	Maturity Date LTV:	62.1%
TI/LC Reserves(2):	$0	Springing	N/A	UW NCF DSCR:	1.63x
Other Reserves(3):	$1,081,445	$0	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$55,000,000	97.5%	Loan Payoff	$52,003,395	92.2%
Borrower Equity	1,432,612	2.5	Closing Costs	2,606,216	4.6
			Upfront Reserves	1,823,001	3.2
Total Sources	$56,432,612	100.0%	Total Uses	$56,432,612	100.0%
(1)	The Shaw Park Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,846,318 (the “Shaw Park Plaza Whole Loan”). The Financial Information in the chart above reflects the Shaw Park Plaza Whole Loan.
(2)	The mortgage loan documents do not require the borrower to commence making replacement reserve monthly deposits of $7,875 and TI/LC reserve of $34,741 until June 5, 2027.
(3)	Other Reserves include (i) upfront rent replication reserve deposits of approximately $248,565 and $76,507 for the Sunstar and BellRing leases, respectively, and (ii) an upfront outstanding TI/LC reserve deposit of approximately $756,374.
(4)	The decrease in the 3rd Most Recent NOI from the 4th Most Recent NOI and increase in the 2nd Most Recent NOI from the 3rd Most Recent NOI can be attributed to fluctuations in occupancy at the Shaw Park Plaza Property (as defined below) during the respective periods.
(5)	The increase in the UW NOI from Most Recent NOI can be attributed to the borrower sponsor’s $15.8 million investment in the Shaw Park Plaza Property, which contributed to the lease up of 134,473 SF.

The Loan. The Shaw Park Plaza mortgage loan (the “Shaw Park Plaza Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 277,927 square foot office building located in Clayton, Missouri (the “Shaw Park Plaza Property”). The Shaw Park Plaza Whole Loan consists of four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,846,318 and accrues interest at a rate of 6.90000% per annum. The Shaw Park Plaza Whole Loan was co-originated by 3650 Capital SCF LOE I(A), LLC (“3650 Capital”) and Bank of Montreal (“BMO”). The Shaw Park Plaza Whole Loan has a five-year term and amortizes on a 30-year schedule. The scheduled maturity date of the Shaw Park Plaza Whole Loan is May 5, 2030. The Shaw Park Plaza Mortgage Loan is evidenced by the controlling Note A-1 contributed by 3650 Capital, with an original principal balance of $27,500,000. The Shaw Park Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C37 securitization

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Shaw Park Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,500,000	$27,423,159	BBCMS 2025-5C37	Yes
A-2	12,500,000	12,465,072	Benchmark 2025-V16	No
A-3	10,000,000	9,972,058	BMO 2025-5C11	No
A-4	5,000,000	4,986,029	WFCM 2025-5C5	No
Total	$55,000,000	$54,846,318

The Property. The Shaw Park Plaza Property is a Class A, 277,927 square foot, 15-story office building situated on a 0.82-acre site located in Clayton, MO. The Shaw Park Plaza Property was constructed in 2000, renovated in 2023 and is located within a submarket for office leasing in the St. Louis MSA (as defined below). The Shaw Park Plaza Property was purchased by the borrower sponsor in July 2021 for $61.5 million ($221 PSF) and has a total cost basis of $79.9 million ($287 PSF). At the time of acquisition, the Shaw Park Plaza Property had a physical occupancy of 94.5% but two of the largest tenants, Rubin Brown (NRA 62,959 SF) and UBS (NRA 23,636 SF), had provided notice of intent to vacate upon lease expirations on May 31, 2022 and August 31, 2023, respectively, which reduced effective occupancy to 63.3%. The borrower sponsor has since invested $12.6 million in leasing expenditures to backfill vacancies and renew existing tenants, resulting in a 96.3% occupancy comprised of 22 tenants as of March 12, 2025. Four of the five largest tenants have been in occupancy at the Shaw Park Plaza Property for more than 10 years (Benjamin Edwards, Spencer Fane, Belden Inc., and Viner Finance, which together account for 49.3% of total underwritten base rent and 46.3% of NRA), and two of which have been at the Shaw Park Plaza Property for over 20 years. Since acquisition, the borrower sponsor has spent an additional $3.3 million on renovations, including common area and lobby upgrades, as well as the addition of an 8,000 square foot lifestyle-focused amenity space on the first floor. The first-floor amenity space contains a fitness center, tenant lounge, conference rooms, café, and mini c-store. The Shaw Park Plaza Property is served by 963 multi-level garage parking spaces at a parking ratio of approximately 3.46 spaces per 1,000 square feet of net rentable area.

Major Tenants.

Benjamin F. Edwards & Co. Inc. (47,844 square feet; 17.2% of total net rentable area; 17.8% of underwritten base rent). Benjamin F. Edwards & Co. Inc. (“Benjamin Edwards”) is a 137-year-old national wealth management firm, headquartered at the Shaw Park Plaza Property. Benjamin Edwards operates 94 locations across over 30 states with more than 700 employees and $42 billion assets under management. Benjamin Edwards manages both a traditional full-service brokerage firm as well as an independent advisory arm, Edwards Wealth Management, launched in 2019. Benjamin Edwards has been a tenant at the Shaw Park Plaza Property since 2010 and currently occupies six suites at the Shaw Park Plaza Property ranging from 1,134 square feet to 16,262 square feet, which are co-terminus and expire on January 31, 2033.

Moneta Group, LLC (47,140 square feet; 17.0% of total net rentable area; 18.0% of underwritten base rent). Moneta Group, LLC (“Moneta Group”) is one of the Midwest’s largest independent registered investment advisors with more than $37.4 billion in assets under management and approximately 500 employees. Moneta Group provides a full spectrum of financial planning services. Moneta Group has been a tenant at the Shaw Park Plaza Property since 2016 and currently occupies two suites. Moneta Group’s lease for suite 1000 (26,629 square feet; $37.23 per square foot) expires on November 30, 2034 and its lease for suite 500 (20,511 square feet; $36.00 per square foot) expires on December 31, 2027.

Spencer Fane LLP (39,250 square feet; 14.1% of total net rentable area; 16.2% of underwritten base rent). Spencer Fane LLP (“Spencer Fane”) is a law firm based in Kansas City, MO with 30 offices across the United States. Spencer Fane has been a tenant at the Shaw Park Plaza Property since 2002 and currently occupies two suites on leases that are co-terminus and expire on November 30, 2034.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information with respect to the historical and current occupancy of the Shaw Park Plaza Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
93.6%	80.7%	90.3%	96.3%
(1)	Historical occupancies are as of December 31st of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of March 12, 2025.

The following table presents certain information relating to the major tenants at the Shaw Park Plaza Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Benjamin Edwards	NR/NR/NR	47,844	17.2%	$35.71	$1,708,306	17.8%	1/31/2033
Moneta Group	NR/NR/NR	47,140	17.0	$36.69	1,729,794	18.0	Various(3)
Spencer Fane	NR/NR/NR	39,250	14.1	$39.54	1,551,757	16.2	11/30/2034
Belden Inc	Ba2/BB/NR	21,813	7.8	$38.00	828,894	8.6	8/31/2034
Viner Finance, Inc. (Oppenheimer)	NR/NR/NR	19,716	7.1	$32.50	640,770	6.7	4/30/2028
U.S. Bank National Association	A2/A+/A+	17,447	6.3	$19.00	331,493	3.5	9/11/2034
SIG Parent Holdings, LLC (Sunstar)	NR/NR/NR	16,397	5.9	$38.75	635,384	6.6	9/30/2035
Jackson Lewis P.C.	NR/NR/NR	9,967	3.6	$36.98	368,530	3.8	4/30/2033
Paycom Payroll, LLC	NR/NR/NR	8,532	3.1	$39.46	336,673	3.5	4/30/2029
RBC Capital Markets LLC	A2/AA-/AA-	7,794	2.8	$36.50	284,481	3.0	2/28/2030
Major Tenants		235,900	84.9%	$35.68	$8,416,081	87.7%
Other Tenants		31,735	11.4%	$37.04	$1,175,353	12.3%
Occupied Collateral Total		267,635	96.3%	$35.84	$9,591,434	100.0%
Vacant Space		10,292	3.7%
Collateral Total		277,927	100.0%
(1)	Based on the underwritten rent roll dated March 12, 2025.
(2)	Certain ratings are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The Moneta Group currently occupies two suites at the Shaw Park Plaza Property, SPP001 500 and SPP001 1000, with leases set to expire on December 31, 2027 and November 30, 2034, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 10 – Shaw Park Plaza

The following table presents certain information relating to the major tenants at the Shaw Park Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	10,292	3.7%	NAP	NA	P	10,292	3.7%	NAP	NAP
MTM	1	948	0.3	$0	0.0%		11,240	4.0%	$0	0.0%
2025	1	0	0.0	0	0.0		11,240	4.0%	$0	0.0%
2026	2	6,367	2.3	233,107	2.4		17,607	6.3%	$233,107	2.4%
2027	4	23,713	8.5	864,875	9.0		41,320	14.9%	$1,097,982	11.4%
2028	2	22,263	8.0	738,193	7.7		63,583	22.9%	$1,836,174	19.1%
2029	3	18,279	6.6	702,040	7.3		81,862	29.5%	$2,538,214	26.5%
2030	2	13,532	4.9	514,001	5.4		95,394	34.3%	$3,052,215	31.8%
2031	1	3,186	1.1	123,458	1.3		98,580	35.5%	$3,175,673	33.1%
2032	0	0	0.0	0	0.0		98,580	35.5%	$3,175,673	33.1%
2033	2	57,811	20.8	2,076,836	21.7		156,391	56.3%	$5,252,509	54.8%
2034	4	105,139	37.8	3,703,541	38.6		261,530	94.1%	$8,956,050	93.4%
2035 & Beyond	1	16,397	5.9	635,384	6.6		277,927	100.0%	$9,591,434	100.0%
Total	23	277,927	100.0%	$9,591,434	100.0%
(1)	Based on the underwritten rent roll dated March 12, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to the historical and underwritten cash flows of the Shaw Park Plaza Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM(2)	Underwritten	Per Square Foot	%(3)
In-Place Rent	$9,221,997	$8,949,193	$9,426,794	$9,483,344	$9,591,434	$34.51	83.2%
Rent Steps(4)	0	0	0	0	470,285	1.69	4.1
Gross Up Vacancy	0	0	0	0	391,096	1.41	3.4
Rent Abatement	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$9,221,997	$8,949,193	$9,426,794	$9,483,344	$10,452,815	37.61	90.7%
Total Reimbursements	423,435	420,602	291,026	296,579	249,686	0.90	2.2
Other Income	763,490	495,461	678,357	711,310	822,526	2.96	7.1
Net Rental Income	$10,408,922	$9,865,256	$10,396,177	$10,491,233	$11,525,028	41.47	100.0%
(Vacancy/Credit Loss)	(1,268,190)	(1,369,197)	(1,168,374)	(1,127,331)	(537,435)	(1.93)	(4.7)
Effective Gross Income	$9,140,732	$8,496,059	$9,227,803	$9,363,902	$10,987,592	39.53	95.3%
Total Expenses	$3,541,645	$3,661,095	$3,426,659	$3,453,626	$3,536,705	12.73	32.2%
Net Operating Income(5)(6)	$5,599,087	$4,834,964	$5,801,145	$5,910,276	$7,450,887	26.81	67.8%
Capital Expenditures	0	0	0	0	88,937	0.32	0.8
TI/LC	0	0	0	0	277,927	1.00	2.5
Net Cash Flow	$5,599,087	$4,834,964	$5,801,145	$5,910,276	$7,084,024	25.49	64.5%
(1)	Based on the underwritten rent roll dated March 12, 2025.
(2)	TTM represents the trailing 12-month period ending January 31, 2025.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rent Steps are underwritten through January 1, 2026. On September 12, 2025, U.S. Bank National Association’s (17,447 SF) rent increases from its initial $19.00 PSF to $38.76 PSF.
(5)	The decrease in the 2023 Net Operating Income from the 2022 Net Operating Income and increase in the 2024 Net Operating Income from the 2023 Net Operating Income can be attributed to fluctuations in occupancy at the Shaw Park Plaza Property during the respective periods.
(6)	The increase in Underwritten Net Operating Income from TTM Net Operating Income can be attributed to the borrower sponsor’s investment into the Shaw Park Plaza Property, which contributed to lease up and in-place rental rate increases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 10 – Shaw Park Plaza

Environmental. According to a Phase I environmental report dated February 13, 2025, there are no recognized environmental conditions or recommendations for further action at the Shaw Park Plaza Property.

The Market. The Shaw Park Plaza Property is located in Clayton, Missouri, and forms part of the St. Louis metropolitan statistical area (the “St. Louis MSA”). The St. Louis MSA has an estimated 2024 population of 2,824,501. Major employers in the St. Louis MSA include BJC Healthcare, Washington University in St. Louis, Walmart, Inc., Boeing Defense, Space & Security and SSM Health.

The Shaw Park Plaza Property is located at the intersection of Forsyth and North Brentwood Boulevards in the city of Clayton. Clayton is home to four Fortune 500 companies which include Centene, Emerson Electric, Graybar Electric, and Olin Corp.

According to appraisal, the Shaw Park Plaza Property is located in the Clayton office submarket within the St. Louis office market. As of the second quarter of 2025, the Clayton office submarket had an inventory of 11.7 million square feet within 174 buildings, with a vacancy rate of 11.7%. The submarket experienced a positive net absorption of 16,428 square feet and the asking rental rate stood at $29.28 per square foot.

According to the appraisal, the Shaw Park Plaza Property is a trophy property and only comparable to a handful of office buildings in the Clayton office submarket that are considered to be in its peer group and are the most desirable assets in the submarket. According to the appraisal, vacancy rates among peer properties as of the third quarter of 2024 ranged from 0.0% to 6.5%, with a weighted average of 2.1%, and rents ranged from $40.00 PSF to $50.00 PSF, with a weighted average of $44.89 PSF. The Shaw Park Plaza Property is anticipated to perform in line with its competitors.

The following table presents competitive properties to the Shaw Park Plaza Property:

Competitive Office Properties(1)
Property Name	City	Total NRA (SF)	Year Built / Renovated	Occupancy	Rent PSF	Lease Structure
Shaw Park Plaza	Clayton, MO	277,927(2)	2000 / 2023	96.3%(2)	$35.84(2)	Full Service
Centene Plaza Building C	Clayton, MO	604,508	2019 / NAP	93.5%	$45.00	Full Service
Centene Plaza Building B	Clayton, MO	465,654	2010 / NAP	100.0%	$45.00	Full Service
The Plaza in Clayton	Clayton, MO	306,382	2001 / 2023	100.0%	$40.00	Full Service
Emerson Tower	Clayton, MO	235,000	2023 / NAP	100.0%	$50.00	Full Service
Commerce Bank Tower	Clayton, MO	282,000	2023 / NAP	100.0%	$45.50	Full Service
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated March 12, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 10 – Shaw Park Plaza

The following table presents recent leasing data at comparable properties to the Shaw Park Plaza Property:

Comparable Office Leases(1)
Property Name / Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/Term (Yrs.)	Lease Size (SF)	Base Rent PSF	TIs (PSF) / Free Rent (mos.)	Reimb.	Escalations
Shaw Park Plaza	2000 / 2023	277,927(2)	Benjamin F. Edwards & Co. Inc.(2)	Various / 22.7(2)	47,844(2)	$35.71(2)	NAP / NAP	FSG	2.00%
The Plaza in Clayton	2001 / 2023	340,528	Moneta	Oct-24 / 17	81,831	$39.25	$100.00 / 18	FSG	2.00%
The Plaza in Clayton	2001 / 2023	340,528	Focus Partners	Aug-24 / 13	49,271	$36.50	As-Is / 8	FSG	2.00%
Emerson Tower	2023 / NAP	218,740	Emerson	Feb-24 / 16	104,158	$45.00	NAP / 7	FSG	2.25%
The Plaza in Clayton	2001 / 2023	340,528	Wells Fargo	Jan-24 / 11	9,984	$37.00	$60.00 / 6	FSG	2.00%
Centene Plaza C	2019 / NAP	662,500	Equifax	Jul-23 / 11	71,793	$42.50	$55.00 / 12	FSG	2.00%
Commerce Bank Tower	2022 / NAP	265,000	Eagle Private Capital	Mar-23 / 11	6,799	$41.50	$78.00 / 0	FSG	None
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated March 12, 2025.

The Borrower. The borrower is Shaw Park Property LLC, a special-purpose Delaware limited liability company with one independent director. A non-consolidation opinion was delivered in connection with the origination of the Shaw Park Plaza Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Tryperion RE Fund III, LP, a Delaware limited partnership and a private real estate investment firm. Tryperion RE Fund III, LP is a subsidiary of Tryperion Partners (“Tryperion”). Founded in 2013 by Jeffrey Karsh, Tryperion specializes in value-driven real estate strategies across the capital stack and property type. As Managing Partner of Tryperion, Mr. Karsh oversees all investment activities and asset management initiatives, leads capital raising activities and investor relations efforts, and directs overall corporate operations. Under Mr. Karsh’s leadership, Tryperion has grown to over $2 billion of invested and/or managed assets across the United States.

Property Management. The Shaw Park Plaza Property is managed by CBRE, Inc., a third-party property management company.

Escrows and Reserves. At origination of the Shaw Park Plaza Whole Loan, the borrowers deposited approximately (i) $741,556 into a real estate tax reserve account, (ii) $248,565 into a Sunstar rent replication reserve account, (iii) $76,507 into a BellRing rent replication reserve account and (iv) $756,374 into outstanding rollover reserve account.

Tax Escrow – The borrower is required to deposit into a real estate tax reserve account, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $123,593 per month).

Insurance Escrow – The borrower is required to deposit into an insurance reserve account, on a monthly basis, 1/12th of the amount which will be payable for the renewal of the coverage afforded by such policies; provided that such monthly deposits will be waived so long as there is no event of default and the borrower maintains a blanket insurance policy acceptable to the lender. The borrower currently maintains a blanket insurance policy and such monthly deposits are waived.

Replacement Reserve – Commencing on June 5, 2027, provided that no event of default is continuing, the borrower will be required to deposit into a replacement reserve, on a monthly basis, an amount equal to $7,875 per month.

Leasing Reserve – Commencing on June 5, 2027, provided that no event of default is continuing, the borrower will be required to deposit into a leasing reserve, on a monthly basis, an amount equal to $34,741 per month for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 10 – Shaw Park Plaza

Lockbox / Cash Management. The Shaw Park Plaza Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to (a) establish a lender-controlled lockbox account for the Shaw Park Plaza Property, (b) cause all rents to be transmitted directly by tenants of the Shaw Park Plaza Property into such account and (c) deliver a notice to all tenants at the Shaw Park Plaza Property directing them to remit rent and all other sums due under the applicable lease directly to the lockbox account. During a Cash Trap Event Period (as defined below), the funds deposited into the lockbox account are required to be transferred on a daily basis into an eligible account at the cash management account and disbursed in accordance with the Shaw Park Plaza Whole Loan documents.

Notwithstanding the foregoing, the lender may not commence a Cash Trap Event Period during a period that would otherwise be triggered solely due to a Low Debt Yield Trigger Event (as defined below) (provided no other Cash Trap Event Period is continuing) if and for so long as the following conditions are satisfied: (A) (i) the borrower has deposited (and maintains on deposit) with the lender cash in an amount that, if applied to reduce the then outstanding principal balance of the Shaw Park Plaza Whole Loan, would result in the debt yield equaling or exceeding 10.0% (the “Low Debt Yield Cure Deposit”), which cash will be held by the lender in accordance with the provisions of the Shaw Park Plaza Whole Loan documents, or (ii) the borrower has delivered (and maintains with the lender) a letter of credit in a face amount equal to the Low Debt Yield Cure Deposit amount, which letter of credit will be held and applied by the lender in accordance with the Shaw Park Plaza Whole Loan documents, (B) such Low Debt Yield Cure Deposit or letter of credit remains on deposit with the lender until the termination of the applicable Cash Trap Event Period in accordance with the Shaw Park Plaza Whole Loan documents, at which time any remaining cash deposit or letter of credit will be returned to the borrower, (C) for the avoidance of doubt, without releasing any such cash previously deposited or such letter of credit previously delivered to the lender, in the event the Debt Yield Cure Deposit amount exceeds the amount of cash or the face amount of the letter of credit then on deposit with the lender (as determined by the lender based on the most recent quarterly debt yield calculation), and the borrower wishes to maintain the suspension of the Cash Trap Event Period, the borrower will, within ten business days of written notice from lender, deposit additional cash or deliver a replacement or supplemental letter of credit in an amount sufficient to cover the then-existing shortfall, provided that any such deposit will not count toward the borrower’s maximum of three permitted Low Debt Yield Cure Deposits during the term of the Shaw Park Plaza Whole Loan and (D) the borrower grants to the lender a security interest in such cash deposit or letter of credit, as applicable, and all proceeds thereof, as additional security for the Shaw Park Plaza Whole Loan.

A “Cash Trap Event Period” means a period (A) commencing upon the earlier of (i) the occurrence of an event of default, or (ii) the debt yield being less than 10.0% (a “Low Debt Yield Trigger Event”) and (B) terminating upon, (a) with respect to clause (i), the lender’s acceptance of the cure (if applicable) of such event of default, or (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 10.0% for two (2) consecutive calendar quarters (provided that, in each instance, no other Cash Trap Event Period has occurred and is continuing during and at the time of the expiration of such Cash Trap Event Period).

Current Mezzanine or Subordinate Indebtedness. None.

Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 11 – 16542 & 16550 Ventura Blvd
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 Capital	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,010,000	Title:	Fee
Cut-off Date Principal Balance:	$26,010,000	Property Type – Subtype:	Office – Medical
% of IPB:	3.5%	Net Rentable Area (SF):	100,038
Loan Purpose:	Refinance	Location:	Encino, CA
Borrower:	Diamond Capital Group, LP	Year Built / Renovated:	1959, 1966 / 2019
Borrower Sponsor:	Albert Taban	Occupancy:	91.2%
Interest Rate:	6.34000%	Occupancy Date:	5/1/2025
Note Date:	8/5/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/5/2030	3rd Most Recent NOI (As of):	$2,076,054 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,086,073 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$2,268,530 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	92.0%
Amortization Type:	Interest Only	UW Revenues:	$4,701,008
Call Protection:	L(25),DorYM3(28),O(7)	UW Expenses:	$1,642,511
Lockbox / Cash Management:	Springing	UW NOI(3):	$3,058,497
Additional Debt:	No	UW NCF:	$2,978,451
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,250,000 / $402
Additional Debt Type:	N/A	Appraisal Date:	5/19/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$260
Taxes:	$229,308	$32,758	N/A	Maturity Date Loan / SF:	$260
Insurance:	$1,486	Springing	N/A	Cut-off Date LTV:	64.6%
Replacement Reserves:	$0	$1,667	$63,512	Maturity Date LTV:	64.6%
TI/LC Reserves:	$400,000	Springing	$400,000	UW NCF DSCR:	1.78x
Deferred Maintenance:	$3,300	$0	N/A	UW NOI Debt Yield:	11.8%
Free Rent Reserve:	$337,356	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,010,000	97.9%	Loan Payoff	$25,345,718	95.4%
Sponsor Equity	565,037	2.1	Upfront Reserves	971,450	3.7
			Closing Costs	257,869	1.0
Total Sources	$26,575,037	100.0%	Total Uses	$26,575,037	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The 4th Most Recent NOI is not available because the lender did not require financials prior to 2023, as the 16542 & 16550 Ventura Blvd Property’s (as defined below) two former largest tenants vacated by 2021. Since 2021, the borrower sponsor has re-tenanted 37,983 SF of vacant space at the 16542 & 16550 Ventura Blvd Property with 11 new medical tenants (26.8% of NRA), four office tenants (7.2% of NRA) and two retail tenants (4.0% of NRA).
(3)	The increase in the UW NOI from the Most Recent NOI can be attributed to the increase in occupancy at the 16542 & 16550 Ventura Blvd Property in 2025.

The Loan. The 16542 & 16550 Ventura Blvd mortgage loan (the “16542 & 16550 Ventura Blvd Mortgage Loan”) is secured by the borrower’s fee interest in a 100,038 square foot medical office building located in Encino, California (the “16542 & 16550 Ventura Blvd Property”). The 16542 & 16550 Ventura Blvd Mortgage Loan was originated on August 5, 2025 by 3650 Capital SCF LOE I(A), LLC (“3650 Capital”) and has an aggregate outstanding principal balance as of the Cut-off Date of $26,010,000 and accrues interest at a rate of 6.34000% per annum. The 16542 & 16550 Ventura Blvd Mortgage Loan has a 5-year term and is interest-only for the entire term. The scheduled maturity date of the 16542 & 16550 Ventura Blvd Mortgage Loan is August 5, 2030.

The Property. The 16542 & 16550 Ventura Blvd Property is a 100,038 square foot medical office property located within the Encino area of the San Fernando Valley of the City of Los Angeles. The 16542 & 16550 Ventura Blvd Property is comprised of two neighboring buildings, 16550 Ventura Boulevard and 16542 Ventura Boulevard, built in 1959 and 1966,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 11 – 16542 & 16550 Ventura Blvd

respectively, and each most recently renovated in 2019. The 16542 Ventura Boulevard building is a five-story structure and 16550 Ventura Boulevard building is a four-story structure. The 16542 & 16550 Ventura Blvd Property features 433 parking spaces, providing a parking ratio of approximately 4.33 spaces per 1,000 square feet of building area. The 16542 & 16550 Ventura Blvd Property contains 73,783 square feet of medical office space (73.8% of NRA), 17,890 square feet of general office space (17.9% of NRA), and 8,365 square feet of retail space (8.4% of NRA), and was 91.2% occupied as of May 1, 2025.

Major Tenants.

Victor Alexandroff, A Professional Law Corporation (6,416 square feet; 6.4% of NRA; 5.3% of UW Base Rent). Victor Alexandroff, A Professional Law Corporation (“ALG”), is a personal injury law firm based in California, with offices in Encino, Los Angeles, and Victorville. ALG specializes in injury cases such as automobile accidents, rideshare incidents, and workplace incidents, and has secured over $400 million in verdicts and settlements. Victor Alexandroff is ALG’s founder and managing attorney. Victor brings decades of litigation and trial experience, representing injured parties throughout California, and is fully dedicated to personal injury law. In late 2023, ALG was involved in one of California’s Top 10 verdicts. The case yielded a $107 million verdict, where Victor Alexandroff was among the lead attorneys. ALG has been a tenant at the 16542 & 16550 Ventura Blvd Property since 2010, with its lease set expire on January 31, 2030.

Cardiovascular Consultants Med (5,815 square feet; 5.8% of NRA; 6.5% of UW Base Rent). Cardiovascular Consultants Med (“CCM”) is a 12-physician cardiology practice that was formed in 1958 and has four locations across the Los Angeles area, including its office at the 16542 & 16550 Ventura Blvd Property. CCM offers a range of cardiac care services, including treatment for various heart conditions and rehabilitation support. CCM has been a tenant at the 16542 & 16550 Ventura Blvd Property since 2014. CCM has been a tenant at the 16542 & 16550 Ventura Blvd Property since 2014, with its lease set expire on July 31, 2030.

Family Urgent Care and Industrial Medical Clinic (5,388 square feet; 5.4% of NRA; 5.2% of UW Base Rent). Family Urgent Care & Industrial Medical Clinic (“Urgent Care”) is a full-service, walk-in clinic offering medical treatment care to all ages for illness and injury. Urgent Care’s team of board-certified specialists, orthopedic surgeons and family practitioners provide evaluation and treatment for a variety of medical problems and injuries. Urgent Care has been a tenant at the 16542 & 16550 Ventura Blvd Property since 2021, with its lease set expire on April 30, 2032.

The following table presents certain information with respect to the historical and current occupancy of the 16542 & 16550 Ventura Blvd Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
74.2%	73.1%	79.1%	91.2%
(1)	Historical occupancies are as of December 31st of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of May 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 11 – 16542 & 16550 Ventura Blvd

The following table presents certain information relating to the major tenants at the 16542 & 16550 Ventura Blvd Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/ S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Victor Alexandroff, A Professional Law Corporation	NR/NR/NR	6,416	6.4%	$30.90	$198,254	5.3%	1/31/2030
Cardiovascular Consultants Med	NR/NR/NR	5,815	5.8	$41.41	240,799	6.5	7/31/2030
Family Urgent Care and Industrial Medical Clinic	NR/NR/NR	5,388	5.4	$35.79	192,843	5.2	4/30/2032
Hashemi Ophthalmology, PC	NR/NR/NR	3,812	3.8	$33.99	129,570	3.5	9/30/2034
Dr. Stephanie J. Martin	NR/NR/NR	3,544	3.5	$41.87	148,387	4.0	3/31/2029
T5 Construction Group	NR/NR/NR	3,208	3.2	$38.63	123,909	3.3	5/31/2030
Arkady Kagan, M.D.	NR/NR/NR	3,047	3.0	$34.23	104,310	2.8	1/31/2036
Southern California Allergy	NR/NR/NR	3,018	3.0	$45.65	137,772	3.7	3/31/2027
Cardiac PET Partners, APC	NR/NR/NR	2,998	3.0	$45.25	135,646	3.7	3/31/2029
Ara's Shawarma	NR/NR/NR	2,835	2.8	$50.40	142,884	3.9	7/31/2032
Major Tenants		40,081	40.1%	$38.78	$1,554,374	41.9%
Other Tenants		51,122	51.1%	$42.16	2,155,286	58.1%
Occupied Collateral Total		91,203	91.2%	$40.67	$3,709,660	100.0%
Vacant Space		8,835	8.8%
Collateral Total		100,038	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes $97,065 of rent steps through June 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 11 – 16542 & 16550 Ventura Blvd

The following table presents certain information relating to the major tenants at the 16542 & 16550 Ventura Blvd Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	8,835	8.8%	NAP	NA	P	8,835	8.8%	NAP	NAP
MTM	0	0	0.0	$0	0.0%		8,835	8.8%	$0	0.0%
2025	3	4,495	4.5	162,844	4.4		13,330	13.3%	$162,844	4.4%
2026	2	1,321	1.3	40,678	1.1		14,651	14.6%	$203,521	5.5%
2027	7	10,698	10.7	417,234	11.2		25,349	25.3%	$620,755	16.7%
2028	7	8,580	8.6	319,330	8.6		33,929	33.9%	$940,085	25.3%
2029	7	15,378	15.4	784,249	21.1		49,307	49.3%	$1,724,335	46.5%
2030	8	20,518	20.5	773,814	20.9		69,825	69.8%	$2,498,148	67.3%
2031	2	3,687	3.7	182,241	4.9		73,512	73.5%	$2,680,389	72.3%
2032	5	11,756	11.8	512,011	13.8		85,268	85.2%	$3,192,400	86.1%
2033	0	0	0.0	0	0.0		85,268	85.2%	$3,192,400	86.1%
2034	5	9,283	9.3	319,459	8.6		94,551	94.5%	$3,511,859	94.7%
2035 & Beyond	2	5,487	5.5	197,801	5.3		100,038	100.0%	$3,709,660	100.0%
Total	48	100,038	100.0%	$3,709,660	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes $97,065 of rent steps through June 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 11 – 16542 & 16550 Ventura Blvd

The following table presents certain information relating to the historical and underwritten cash flows of the 16542 & 16550 Ventura Blvd Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	TTM(2)(3)	Underwritten(3)	Per Square Foot	%(4)
In-Place Rent	$3,045,366	$3,069,605	$3,166,449	$3,612,595	$36.11	71.5%
Rent Steps(5)	0	0	0	97,065	0.97	1.9
Gross Up Vacancy	0	0	0	353,400	3.53	7.0
Rent Abatement	(102,431)	(61,179)	(63,922)	0	0.00	0.0
Gross Potential Rent	$2,942,935	$3,008,426	$3,102,527	$4,063,060	40.62	80.4%
Total Reimbursements	320,285	373,645	314,013	361,720	3.62	7.2
Other Income	396,241	382,128	442,149	629,628	6.29	12.5
Net Rental Income	$3,659,461	$3,764,200	$3,858,689	$5,054,408	50.52	100.0%
(Vacancy/Credit Loss)	0	0	0	(353,400)	-3.53	(7.0)
Effective Gross Income	$3,659,461	$3,764,200	$3,858,689	$4,701,008	46.99	93.0%
Total Expenses	$1,583,407	$1,678,127	$1,590,159	$1,642,511	16.42	35.0%
Net Operating Income	$2,076,054	$2,086,073	$2,268,530	$3,058,497	30.57	65.0%
Capital Expenditures	0	0	0	20,008	0.20	0.4
TI/LC	0	0	0	60,038	0.60	1.3
Net Cash Flow	$2,076,054	$2,086,073	$2,268,530	$2,978,451	29.77	63.4%
(1)	Based on the underwritten rent roll dated May 1, 2025.
(2)	TTM represents the trailing 12-month period ending May 31, 2025.
(3)	The increase from TTM Net Operating Income to Underwritten Net Operating Income can be attributed to the increase in occupancy at the 16542 & 16550 Ventura Blvd Property in 2025.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Underwritten Rent Steps are underwritten through June 1, 2026.

Environmental. According to a Phase I environmental report dated May 20, 2025, there are no recognized environmental conditions or recommendations for further action at the 16542 & 16550 Ventura Blvd Property.

The Market. The 16542 & 16550 Ventura Blvd Property is located in Encino, California and forms part of the Los Angeles-Long Beach-Glendale metro area (the “Los Angeles MSA”). Major employers with the Los Angeles MSA include Cedars-Sinai Medical Center, Los Angeles International Airport (LAX), University of California Los Angeles, VXI Global Solutions and The Walt Disney Co. According to the appraisal, the 16542 & 16550 Ventura Blvd Property is located in the Encino office submarket of the Los Angeles office market.

As of the first quarter of 2025, the Los Angeles office market had inventory of approximately 467 million square feet, with a medical office vacancy rate of 8.1%. The overall rental rate in the market stood at $40.83 per square foot and the medical office rent per square foot stood at $41.74.

As of the first quarter of 2025, the Encino office submarket had an inventory of approximately 5.3 million square feet, with an office vacancy rate of 14.7% and a medical office vacancy rate of 8.8%. There were no completions or deliveries reported over the past five years. The overall rental rate in the submarket stood at $33.05 per square foot and the medical office rental rate stood at $37.72 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 11 – 16542 & 16550 Ventura Blvd

The following table presents recent leasing data at comparable properties to the 16542 & 16550 Ventura Blvd Property:

Comparable Office Leases(1)
Property Name / Location	Year Built / Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
16542 & 16550 Ventura Blvd Encino, CA	1959, 1966 / 2019	91.2%(2)	100,038(2)	Victor Alexandroff, A Professional Law Corporation(2)	Dec-10 / 20.0(2)	6,416(2)	$30.00(2)	-
Ventura Woodley Building, Encino, CA	1969 / 2001	99.0%	130,000	Medical	Oct-24 / 5.0	1,878	$40.20	Full Service
16260 Ventura Boulevard, Encino, CA	1964 / 2015	90.0%	60,529	Medical	Oct-23 / 5.3	2,415	$37.80	Full Service
Ventura Libbit Building, Encino, CA	1980	94.0%	331,703	Medical	Apr-25 / 5.0	1,450	$40.20	Full Service
16500 Ventura, Encino, CA	1985	100.0%	28,545	Medical	Jan-25 / 3.0	1,408	$45.00	Full Service
West Valley Medical, Encino, CA	1952 / 2002	89.0%	103,189	Children's Hospital Los	Jan-25 / 2.2	2,800	$46.80	Full Service
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated May 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 12 – Residence Inn Chesapeake & Springhill Suites Norfolk
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Hospitality – Various
% of Pool by IPB:	3.5%	Net Rentable Area (Rooms):	252
Loan Purpose:	Refinance	Location(3):	Various, VA
Borrowers:	GHP Holdco, LLC and NMA Holdco, LLC	Year Built / Renovated(3):	Various / 2019-2024
Borrower Sponsor:	Neel Desai	Occupancy / ADR / RevPAR:	80.6% / $137.45 / $110.79
Interest Rate:	7.52000%	Occupancy / ADR / RevPAR Date:	4/30/2025
Note Date:	7/23/2025	4th Most Recent NOI (As of):	$3,011,921 (12/31/2022)
Maturity Date:	8/6/2030	3rd Most Recent NOI (As of):	$3,458,968 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,965,820 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,904,897 (TTM 4/30/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	80.6% / $137.47 / $110.81
Amortization Type:	Interest Only	UW Revenues:	$10,603,441
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$6,845,792
Lockbox / Cash Management:	Springing	UW NOI:	$3,757,649
Additional Debt:	No	UW NCF:	$3,333,511
Additional Debt Balance:	N/A	Appraised Value / Per Room(2):	$45,000,000 / $178,571
Additional Debt Type:	N/A	Appraisal Date(2):	5/1/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$103,175
Taxes:	$135,250	$38,643	N/A	Maturity Date Loan / Room:	$103,175
Insurance:	$41,261	$20,631	N/A	Cut-off Date LTV:	57.8%
FF&E Reserves(1):	$0	4% of Gross Revenue	N/A	Maturity Date LTV:	57.8%
PIP Reserve(2):	$5,894,625	Springing	N/A	UW NCF DSCR:	1.68x
Seasonality Reserve:	$220,000	Springing	N/A	UW NOI Debt Yield:	14.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	91.4%	Loan Payoff	$19,198,387	67.5%
Existing Reserves	2,153,559	7.6	Upfront Reserves	6,291,136	22.1
Sponsor Equity	281,216	1.0	Closing Costs	2,945,252	10.4
Total Sources	$28,434,775	100.0%	Total Uses	$28,434,775	100.0%
(1)	The borrower is required to deposit on each monthly payment date, an amount equal to 1/12th of 4% of the greater of (i) gross revenues for the Residence Inn Chesapeake & Springhill Suites Norfolk Properties (as defined below) or (ii) the projected gross revenues for the Residence Inn Chesapeake & Springhill Suites Norfolk Properties according to the most recently submitted annual budget.
(2)	Appraised Value represents the “Prospective Market Value Upon Completion”, which assumes that the scheduled 2026 PIP has been completed. At origination, the borrower reserved $5,894,625, which is equal to 110% of the estimated cost of the 2026 PIP. The appraisal concluded to an “as-is” appraised value of $38,000,000 as of May 16, 2025, which results in a Cut-off Date LTV of 68.4% and a Maturity Date LTV of 68.4% for the Residence Inn Chesapeake & Springhill Suites Norfolk Mortgage Loan (as defined below). The borrower sponsor’s failure to complete the Chesapeake 2026 PIP (as defined below) and the Norfolk 2026 PIP (as defined below) and obtain a renewal of the related franchise agreement triggers full recourse for the full outstanding principal balance of the Residence Inn Chesapeake & Springhill Suites Norfolk Mortgage Loan.
(3)	See “Portfolio Summary” below.

The Loan. The Residence Inn Chesapeake & Springhill Suites Norfolk mortgage loan (the “Residence Inn Chesapeake & Springhill Suites Norfolk Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $26,000,000 and is secured by the borrowers’ fee interests in a hospitality property located in Chesapeake, Virginia (the “Residence Inn Chesapeake Property”) and a hospitality property located in Norfolk, Virginia (the “Springhill Suites Norfolk Property”, and together with the Residence Inn Chesapeake Property, the “Residence Inn Chesapeake & Springhill Suites Norfolk Properties”). The Residence Inn Chesapeake & Springhill Suites Norfolk Mortgage Loan has a 5-year term that is interest only for its entire term and accrues at a fixed rate of 7.52000% per annum on an Actual/360 basis. The scheduled maturity date of the Residence Inn Chesapeake & Springhill Suites Norfolk Mortgage Loan is August 6, 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 12 – Residence Inn Chesapeake & Springhill Suites Norfolk

The Properties. The Residence Inn Chesapeake & Springhill Suites Norfolk Properties are comprised of one extended stay hotel located in Chesapeake, Virginia, and one limited service hotel located in Norfolk, Virginia, totaling 252 rooms. Individual property releases are not permitted under the Residence Inn Chesapeake & Springhill Suites Norfolk Mortgage Loan documents.

The following table presents certain information relating to the Residence Inn Chesapeake & Springhill Suites Norfolk Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	# of Rooms	Loan Amount	% of Portfolio	Appraised Value(1)	UW NOI %
Residence Inn Chesapeake	Chesapeake, VA	2005 / 2019-2024	121	$16,640,000	64.0%	$29,500,000	68.7%
Springhill Suites Norfolk	Norfolk, VA	2004 / 2019-2024	131	$9,360,000	36.0%	$15,500,000	31.3%
Total			252	$26,000,000	100.0%	$45,000,000	100.0%
(1)	The Appraised Value represents the “Prospective Market Value Upon Completion”, which assumes that the scheduled 2026 PIP has been completed.

Residence Inn Chesapeake Property

The Residence Inn Chesapeake Property is a 121-key, 5-story, extended stay hotel built in 2005 and renovated from 2019 to 2024. It has convenient access to Interstate 64 and Interstate 464 and is located 12.0 miles away from the Norfolk International Airport. The Residence Inn Chesapeake Property is situated on a 3.00-acre site with 188 parking spaces (approximately 1.55 spaces per room). Amenities include complimentary breakfast, fitness center, indoor pool, a guest laundry room, sundry shop and a meeting space. The Residence Inn Chesapeake Property has 29 king rooms, 31 queen/queen rooms, and 61 suites. The Residence Inn Chesapeake Property is subject to a franchise agreement with Marriott International, Inc. (“Marriott”) with a current expiration date of August 31, 2026, that is scheduled to extend to June 30, 2040, based on the borrower sponsor’s completion of the PIP by April 28, 2026 (the “Chesapeake 2026 PIP”).

From 2019 to 2024, the borrower sponsor invested approximately $2,683,000 ($22,173 per key) into the Residence Inn Chesapeake Property for repairs and improvements, including new furniture and fixtures, HVAC equipment, and dishwasher/kitchen equipment, with approximately $1,841,000 ($15,219 per key) going towards a soft goods renovation in 2022-2023. Per the Chesapeake 2026 PIP, the borrower sponsor is expected to spend approximately $2,191,000 ($18,104 per key) on upgrades to the exterior, lobby areas, guest rooms, hotel amenities, corridors/stairwells, and exterior signage.

The following table presents certain information relating to the Residence Inn Chesapeake Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Residence Inn Chesapeake(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	79.5%	$126.85	$100.84	81.0%	$143.99	$116.60	101.9%	113.5%	115.6%
2024	79.4%	$128.09	$101.65	87.5%	$150.99	$132.08	110.2%	117.9%	129.9%
TTM(4)	79.4%	$126.97	$100.84	86.7%	$151.60	$131.41	109.1%	119.4%	130.3%
(1)	Data provided by a third-party market research report.
(2)	The competitive set includes Homewood Suites by Hilton Chesapeake Greenbrier, Staybridge Suites Chesapeake – Virginia Beach, Hyatt Place Chesapeake Greenbrier, and Springhill Suites Chesapeake Greenbrier.
(3)	The variances between underwriting, the appraisal and third-party market research report data with respect to Occupancy, ADR and RevPAR at the Residence Inn Chesapeake Property are attributable to differing reporting methodologies and/or timing differences.
(4)	TTM represents the trailing 12-month period ending April 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 12 – Residence Inn Chesapeake & Springhill Suites Norfolk

Springhill Suites Norfolk Property

The Springhill Suites Norfolk Property is a 131-key, 6-story, limited service hotel built in 2004 and renovated from 2019 to 2024. It is located near the intersection of Interstate 64 and Interstate 464 and 7.0 miles away from the Norfolk International Airport. The Springhill Suites Norfolk Property is situated on a 3.25-acre site with 159 parking spaces (approximately 1.21 spaces per room). Amenities include complimentary breakfast, fitness center, indoor pool, business center a guest laundry room, sundry shop and 3,104 square feet of meeting space. The Springhill Suites Norfolk Property has 83 king rooms, 41 queen/queen rooms, and 7 double/double rooms. The Springhill Suites Norfolk Property is subject to a franchise agreement with Marriott that is scheduled to extend to June 30, 2040 based on the borrower sponsor’s completion of the PIP by April 28, 2026 (the “Norfolk 2026 PIP”). In addition to the PIP required for renewal, the Springhill Suites Norfolk Property is also required to complete an additional PIP to make upgrades to the building exterior, swimming pool, meeting spaces and retail spaces, among other things, by February 28, 2030, which is expected to be funded using ongoing FF&E reserves.

From 2019 to 2024, the borrower sponsor invested approximately $2.545,000 ($19,425 per key) into the Springhill Suites Norfolk Property for repairs and improvements, including new furniture and fixtures, HVAC equipment, roof repairs and pool repairs, with approximately $1,453,000 ($11,089 per key) going towards a soft goods renovation in 2022-2023. Per the latest Norfolk 2026 PIP, the borrower sponsor is expected to spend approximately $3,168,000 ($24,184 per key) on upgrades to the exterior, lobby areas, guest rooms, hotel amenities, corridors/stairwells, and exterior signage.

The following table presents certain information relating to the Springhill Suites Norfolk Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Springhill Suites Norfolk(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	63.9%	$121.95	$77.98	73.7%	$124.97	$92.16	115.3%	102.5%	118.2%
2024	63.5%	$127.34	$80.82	72.4%	$124.67	$90.31	114.1%	97.9%	111.7%
TTM(4)	62.1%	$128.86	$80.00	75.2%	$122.38	$92.04	121.1%	95.0%	115.1%
(1)	Data provided by a third-party market research report.
(2)	The competitive set includes Holiday Inn Virginia Beach Norfolk, DoubleTree by Hilton Hotel Norfolk Airport, Courtyard Virginia Beach Norfolk, Hampton Inn Norfolk/Virginia Beach, Hampton by Hilton Inn & Suites Norfolk-Airport, Holiday Inn Express & Suites Norfolk Airport.
(3)	The variances between underwriting, the appraisal and third-party market research report data with respect to Occupancy, ADR and RevPAR at the Residence Inn Chesapeake Property are attributable to differing reporting methodologies and/or timing differences.
(4)	TTM represents the trailing 12-month period ending April 2025.

The Appraisals. According to the appraisals, the Residence Inn Chesapeake Property had an “as-is” appraised value of $26,500,000 as of May 16, 2025 and a “prospective market value upon completion” appraised value of $29,500,000 as of May 1, 2026 and the Springhill Suites Norfolk Property had an “as-is” appraised value of $11,500,000 as of May 16, 2025 and a “prospective market value upon completion” appraised value of $15,500,000 as of May 1, 2026.

Property Name	As-Is Value	Prospective Market Value Upon Completion	Cap Rate
Residence Inn Chesapeake	$26,500,000	$29,500,000	9.00%
Springhill Suites Norfolk	$11,500,000	$15,500,000	9.00%
Total	$38,000,000	$45,000,000	9.00%

Environmental. According to the Phase I environmental assessments dated May 27, 2025, there was no evidence of any recognized environmental conditions at the Residence Inn Chesapeake & Springhill Suites Norfolk Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 12 – Residence Inn Chesapeake & Springhill Suites Norfolk

The Market. The Residence Inn Chesapeake & Springhill Suites Norfolk Properties are located within the Virginia Beach-Norfolk-Newport News, VA-NC metropolitan statistical area (“MSA”). The Residence Inn Chesapeake Property is located in Chesapeake, Virginia, and the Springhill Suites Norfolk Property is located in Norfolk, Virginia.

Chesapeake, Virginia

Chesapeake is home to the Naval Air Station Oceana, one of the world’s largest and most advanced air stations, and Naval Amphibious Base, the world’s largest Amphibious Forces operating base. The city’s main business sectors include the military, shipyards, agribusiness, real estate, and tourism. As of April 2025, the Chesapeake/Suffolk, VA submarket comprises approximately 6,000 hotel rooms spread across 65 properties.

Norfolk, Virginia

Norfolk has the largest concentration of military personnel outside of the Pentagon, with more than 86,000 active-duty military personnel representing all branches of the Armed Forces. The United States Navy holds the largest presence in the region with Naval Station Norfolk, the largest Naval base in the world. As of April 2025, the Norfolk/Portsmouth, VA submarket comprises approximately 5,700 hotel rooms spread across 46 properties.

The following table presents certain information relating to the competition for the Residence Inn Chesapeake Property:

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Comm	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Residence Inn Chesapeake(2)	2005	121	75%	10%	15%	87.5%	$150.99	$132.08
Homewood Suites by Hilton Chesapeake - Greenbrier	2006	100	45%	20%	35%	85 – 90%	$130 – $140	$110 – $120
Staybridge Suites Chesapeake – Virginia Beach	2008	115	45%	20%	35%	85 – 90%	$125 – $135	$105 – $115
Hyatt Place Chesapeake/Greenbrier	2008	119	60%	20%	20%	70 – 75%	$130 – $140	$90 – $100
Springhill Suites Chesapeake Greenbrier	2008	132	60%	10%	30%	75 – 80%	$110 – $120	$85 – $95
Total/Wtd. Avg.		587				81.0%	$133.19	$107.93
(1)	Source: Appraisal.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Residence Inn Chesapeake Property are attributable to differing reporting methodologies and/or timing differences.

The following table presents certain information relating to the competition for the Springhill Suites Norfolk Property:

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Comm	Meeting & Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Springhill Suites Norfolk(2)	2004	131	55%	20%	25%	72.2%	$124.67	$90.06
Holiday Inn Virginia Beach – Norfolk	1982	307	50%	35%	15%	55 – 60%	$105 – $115	$60 – $70
DoubleTree by Hilton Hotel Norfolk Airport	1985	250	50%	25%	25%	65 – 70%	$125 – $135	$85 – $95
Courtyard Virginia Beach Norfolk	1986	146	55%	20%	25%	55 – 60%	$125 – $135	$70 – $80
Hampton Inn Norfolk/Virginia Beach	1990	120	60%	10%	30%	70 – 75%	$130 – $140	$95 – $105
Hampton Inn & Suites Norfolk Airport	2007	88	60%	10%	30%	70 – 75%	$135 – $145	$100 – $110
Holiday Inn Express & Suites Norfolk Airport	2009	104	55%	15%	30%	65 – 70%	$120 – $130	$75 – $85
Total/Wtd. Avg.		1,146				64.0%	$127.00	$81.91
(1)	Source: Appraisal.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at Springhill Suites Norfolk Property are attributable to differing reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 12 – Residence Inn Chesapeake & Springhill Suites Norfolk

The following table presents certain information relating to the historical and underwritten cash flows of the Residence Inn Chesapeake & Springhill Suites Norfolk Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM 4/30/2025	Underwritten	Per Room(1)	% of Total Revenue
Occupancy	77.1%	79.5%	80.6%	80.6%
ADR	$135.09	$138.55	$137.45	$137.47
RevPAR	$104.15	$110.21	$110.79	$110.81
Room Revenue	$9,593,761	$10,179,308	$10,204,592	$10,192,567	$40,447	96.1%
Other Income(2)	362,003	408,681	410,874	410,874	1,630	3.9
Total Revenue	$9,955,764	$10,587,990	$10,615,466	$10,603,441	$42,077	100.0%
Room Expense	2,206,604	2,065,494	2,076,574	2,073,796	8,229	19.6
Other Income Expense	154,463	167,179	169,227	169,227	672	1.6
Total Departmental Expenses	$2,361,068	$2,232,673	$2,245,801	$2,243,022	$8,901	21.2%
Gross Operating Income	$7,594,696	$8,355,317	$8,369,665	$8,360,418	$33,176	78.8%
Total General Expenses	$4,135,728	$4,389,496	$4,464,767	$4,602,770	$18,265	43.4%
Net Operating Income	$3,458,968	$3,965,820	$3,904,897	$3,757,649	$14,911	35.4%
FF&E	398,231	423,520	424,619	424,138	1,683	4.0
Net Cash Flow	$3,060,737	$3,542,301	$3,480,279	$3,333,511	$13,228	31.4%
(1)	Per Room values are based on 252 rooms.
(2)	Other Income includes sundry shop, meeting room revenues, fees, and miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 13 – The Roosevelt New Orleans
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,500,000	Title(3):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$24,500,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	3.3%	Net Rentable Area (Rooms):	504
Loan Purpose:	Refinance	Location:	New Orleans, LA
Borrower:	First Class Hotels, LLC	Year Built / Renovated:	1893 / 2019
Borrower Sponsor:	AVR Enterprises LLC	Occupancy / ADR / RevPAR:	70.2% / $313.68 / $220.14
Interest Rate:	6.87000%	Occupancy / ADR / RevPAR Date:	3/31/2025
Note Date:	6/30/2025	4th Most Recent NOI (As of):	$19,739,027 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(4):	$19,034,524 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4)(5):	$17,640,551 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$20,230,238 (TTM 3/31/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	70.2% / $313.68 / $220.14
Amortization Type:	Interest Only	UW Revenues:	$66,737,231
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$46,433,563
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$20,303,668
Additional Debt(1):	Yes	UW NCF:	$16,966,806
Additional Debt Balance(1):	$105,500,000	Appraised Value / Per Room:	$243,000,000 / $482,143
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/31/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$257,937
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$257,937
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.5%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.5%
Ground Subleases Reserve:	$322,055	$0	N/A	UW NCF DSCR:	1.87x
PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	15.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$130,000,000	95.0%	Loan Payoff	$135,590,278	99.1%
Borrower Sponsor Equity	6,841,400	5.0	Closing Costs	929,067	0.7
			Reserves	322,055	0.2
Total Sources	$136,841,400	100.0%	Total Uses	$136,841,400	100.0%
(1)	The Roosevelt New Orleans Mortgage Loan (as defined below) is part of a whole loan that is comprised of six pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $130,000,000 (“The Roosevelt New Orleans Whole Loan”). The financial information presented above is based on The Roosevelt New Orleans Whole Loan.
(2)	Defeasance of The Roosevelt New Orleans Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) June 30, 2028. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2025-5C37 securitization in September 2025. The actual lockout period may be longer.
(3)	An annex portion of The Roosevelt Hotel property attached to the main structure of The Roosevelt New Orleans Property (as defined below), which includes two ballrooms, the spa, the pool and the pool bar (collectively, “The Roosevelt New Orleans Leasehold Component”) is subject to a ground lease. The Roosevelt New Orleans Whole Loan is secured by the borrower’s sub-leasehold interest in The Roosevelt New Orleans Leasehold Component and its fee simple interest in the remainder of The Roosevelt New Orleans Property.
(4)	The decline in NOI between 2023 and 2024 is primarily attributable to increase in insurance expense.
(5)	The increase in NOI between 2024 and TTM is primarily attributable to ADR increasing from $297.26 to $313.68.

The Loan. The Roosevelt New Orleans mortgage loan (“The Roosevelt New Orleans Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee and leasehold interests in a full-service hospitality property located in New Orleans, Louisiana (“The Roosevelt New Orleans Property”). The Roosevelt New Orleans Whole Loan consists of six pari passu promissory notes, has a five-year term, accrues interest at a rate of 6.87000% per annum on an Actual/360 basis and is interest-only for the entire term. The Roosevelt New Orleans Whole Loan was co-originated by Barclays and Wells Fargo Bank, N.A. (“WFBNA”). The Roosevelt New Orleans Mortgage Loan is evidenced by non-controlling Notes A-3 and A-4. The A-5-2 note is currently held by WFBNA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 13 – The Roosevelt New Orleans

The Roosevelt New Orleans Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C36 trust. The relationship between the holders of The Roosevelt New Orleans Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Roosevelt New Orleans Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2025-5C36	Yes
A-2	$20,000,000	$20,000,000	Benchmark 2025-V16	No
A-3	$19,500,000	$19,500,000	BBCMS 2025-5C37	No
A-4	$5,000,000	$5,000,000	BBCMS 2025-5C37	No
A-5-1	$29,700,000	$29,700,000	WFCM 2025-5C5	No
A-5-2(1)	$15,800,000	$15,800,000	WFBNA	No
Whole Loan	$130,000,000	$130,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Roosevelt New Orleans Property is a 504-room full-service hotel built in 1893 and most recently renovated in 2019. The Roosevelt New Orleans Property consists of a 14-story tower, which houses The Roosevelt New Orleans Property’s hotel rooms and an annex portion of The Roosevelt New Orleans Property, which includes The Roosevelt New Orleans Property’s spa, event space and rooftop pool. The borrower sponsor acquired The Roosevelt New Orleans Property in 2007. At the time of acquisition, The Roosevelt New Orleans Property had been closed since 2005 due to damage incurred during Hurricane Katrina. The borrower sponsor subsequently invested approximately $145 million to gut renovate The Roosevelt New Orleans Property and reconstruct all interior components. The Roosevelt New Orleans Property reopened under the Waldorf Astoria brand as The Roosevelt New Orleans on July 1, 2009. In 2018 the borrower sponsor invested $4.4 million in meeting space renovations and in 2019, The Roosevelt New Orleans Property underwent a $13.0 million renovation to update all guest rooms and a full corridor upgrade. In 2024, the borrower sponsor began a $5.5 million renovation intended to modernize all of the guest and service elevators in the building, and in 2025, planned a $2.75 million addition of an 8,000 SF Waldorf Astoria club lounge and renovation of Teddy’s Café.

The Roosevelt New Orleans Property includes 244 king rooms, 88 king one-bedroom suites, 135 queen rooms, one queen one-bedroom suites and 36 additional suites branded Luxury (17 rooms), Waldorf (nine rooms) Astoria (seven rooms) and presidential (three rooms). Amenities at The Roosevelt New Orleans Property include nearly 65,000 SF of meeting and event space, a rooftop pool, two full-service restaurants (Fountain Lounge and Domenica), the Sazerac Bar, the Rooftop Bar at The Roosevelt and Teddy’s café. The Roosevelt New Orleans Property also includes a full-service spa, a fitness center, a business center, a gift shop and 129 surface parking spaces. The Roosevelt New Orleans Property is managed by Waldorf Astoria Management, LLC, an affiliate of Hilton Worldwide, with a management agreement expiration date of December 31, 2032.

As of March 31, 2025, The Roosevelt New Orleans Property had a trailing 12-month occupancy of 70.2%, ADR of $313.68 and RevPAR of $220.14. Total revenue at The Roosevelt New Orleans Property is comprised of four components: rooms (60.7% of underwritten revenue), food and beverage (33.8% of underwritten revenue) and other operated departments (3.7% of underwritten revenue) and miscellaneous income (1.8% of underwritten revenue). According to the appraisal, demand segmentation for The Roosevelt New Orleans Property in 2024 was approximately 42% leisure, 33% meetings and group and 25% commercial.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 13 – The Roosevelt New Orleans

The following table presents certain information relating to the performance of The Roosevelt New Orleans Property:

Historical Occupancy, ADR, RevPAR
	The Roosevelt New Orleans(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	61.9%	$301.32	$186.62	57.3%	$274.30	$157.13	108.1%	109.9%	118.8%
2023	68.6%	$282.75	$193.85	59.7%	$267.54	$159.75	114.8%	105.7%	121.3%
2024	69.3%	$297.26	$206.00	63.1%	$277.08	$174.87	109.8%	107.3%	117.8%
(1)	Based on operating statements provided by the borrower sponsor.
(2)	Data obtained from third-party hospitality research reports.
(3)	The competitive set consists of the following hotels: JW Marriott New Orleans, The Royal Sonesta New Orleans, The Windsor Court, Westin New Orleans, InterContinental New Orleans, Hotel Monteleone and The Ritz-Carlton, New Orleans.

The Market. The Roosevelt New Orleans Property is located in New Orleans, Louisiana. According to the appraisal, New Orleans is predominately recognized as a tourist destination due to its multicultural heritage and world-famous music and cuisine. In addition to tourism, New Orleans is a significant logistics center due to its access to the Mississippi River, the Gulf of Mexico and numerous railways. Additionally, New Orleans serves as an access point for offshore drilling rigs and an administrative hub for the companies that operate them. The Roosevelt New Orleans Property is located in New Orleans CBD/French Quarter submarket of the greater New Orleans lodging market. The appraisal describes the neighborhood as being characterized by high-rise office and residential buildings, hotels, world-renowned restaurants, upscale shopping centers and retail shops, entertainment venues and tourism attractions. Notable demand drivers in the neighborhood include the Ernest N. Morial Convention Center, the Caesars Superdome and the Smoothie King Center. The Roosevelt New Orleans Property is located approximately 12 miles from Louis Armstrong International Airport.

According to the appraisal, The Roosevelt New Orleans Property competes with three hotels on a primary level and four additional hotels on a secondary level. The appraisal noted two hotels, ARRIVE by Palisociety (93 keys) and a Fairmont/Element Dual Brand hotel (466 keys), that are currently under construction in the greater New Orleans lodging market. Of the hotels currently under construction, only the Fairmont component (250 keys) is expected to have some degree of competitive interaction with The Roosevelt New Orleans Property.

According to the appraisal, estimated 2025 population and average household income within a one-, three- and five-mile radii of The Roosevelt New Orleans Property were 16,307, 164,982 and 339,847 and $92,710, $89,109 and $92,187, respectively.

The following table presents certain information relating to the primary hotel competition for The Roosevelt New Orleans Property.

Competitive Set(1)
			2024 Market Mix			2024 Operating Statistics
Property	Year Opened	Number of Rooms	Leisure	Meeting and Group	Commercial	Occupancy	ADR	RevPAR
The Roosevelt New Orleans	2009(2)	504	42%	33%	25%	70.2%(3)	$313.68(3)	$220.14(3)
Ritz-Carlton New Orleans	2000	528	35%	50%	15%	55.0%-60.0%	$375.00-$400.00	$230.00-$240.00
Windsor Court Hotel New Orleans	1984	313	50%	26%	24%	55.0%-60.0%	$450.00-$475.00	$260.00-$270.00
Hotel Monteleone New Orleans	1886	522	70%	20%	10%	60.0%-65.0%	$270.00-$280.00	$160.00-$170.00
Secondary Competition	Various	1,930	40%	40%	20%	65.0%	$223.51	$145.28
(1)	Source: Appraisal’s estimates of 2024 Occupancy, ADR and RevPAR, unless stated otherwise.
(2)	The Roosevelt New Orleans Property was originally built in 1893 but reopened in 2009 as The Roosevelt New Orleans following a gut renovation by the borrower sponsor.
(3)	Based on TTM as of March 31, 2025.

Environmental. According to the Phase I environmental site assessment dated February 13, 2025, there was no evidence of any recognized environmental conditions at The Roosevelt New Orleans Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 13 – The Roosevelt New Orleans

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Roosevelt New Orleans Property:

Operating History and Underwritten Net Cash Flow
	2022	2023(4)	2024(4)(5)	TTM(1)(5)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	61.9%	68.6%	69.3%	70.2%	70.2%
ADR	$301.32	$282.75	$297.26	$313.68	$313.68
RevPAR	$186.62	$193.85	$206.00	$220.14	$220.14
Room Revenue	$34,330,047	$35,661,070	$37,999,619	$40,497,348	$40,497,348	$80,352	60.7%
Food and Beverage Revenue	20,487,138	22,722,954	21,392,222	22,543,671	22,543,671	44,730	33.8
Other Operated Departments	2,520,957	2,560,293	2,452,356	2,477,408	2,477,408	4,915	3.7
Miscellaneous Income	1,486,642	1,498,245	1,327,284	1,218,805	1,218,805	2,418	1.8
Total Revenue	$58,824,784	$62,442,563	$63,171,481	$66,737,231	$66,737,231	$132,415	100.0%
Room Expense	$7,151,542	$7,873,924	$7,854,255	$8,072,214	$8,072,214	$16,016	19.9%
Food and Beverage Expense	10,845,102	12,334,732	12,230,144	12,578,908	12,578,908	24,958	55.8
Other Operated Departments Expense	1,665,222	1,743,906	1,830,311	1,875,856	1,875,856	3,722	75.7
Total Departmental Expenses	$19,661,865	$21,952,563	$21,914,710	$22,526,978	$22,526,978	$44,696	33.8%
Total Departmental Profit	$39,162,919	$40,490,000	$41,256,771	$44,210,253	$44,210,253	$87,719	66.2%
Undistributed Expenses	$14,595,128	$15,758,274	$16,674,129	$16,957,171	$16,957,171	$33,645	25.4
Gross Operating Profit	$24,567,791	$24,731,727	$24,582,642	$27,253,083	$27,253,083	$54,074	40.8%
Management Fee	$2,232,066	$1,924,585	$1,823,074	$1,937,379	$2,002,117	$3,972	3.0
Real Estate Taxes	1,071,340	1,129,326	1,668,824	1,645,134	1,645,134	3,264	2.5
Insurance	1,217,803	2,335,737	3,142,639	3,132,777	2,980,109	5,913	4.5
Ground Rent	307,555	307,554	307,554	307,554	322,055	639	0.5
Total Other Expenses	$4,828,764	$5,697,203	$6,942,091	$7,022,844	$6,949,414	$13,789	10.4%
Net Operating Income	$19,739,027	$19,034,524	$17,640,551	$20,230,238	$20,303,668	$40,285	30.4%
FF&E	$0	$0	$0	$0	$3,336,862	$6,621	5.0
Net Cash Flow	$19,739,027	$19,034,524	$17,640,551	$20,230,238	$16,966,806	$33,664	25.4%
(1)	TTM is as of March 31, 2025.
(2)	Per Room values are based on 504 rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Operated Departments Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(4)	Decline in NOI between 2023 and 2024 primarily attributable to increase in insurance and real estate expenses.
(5)	Increase in NOI between 2024 and TTM primarily attributable to ADR increasing from $297.26 to $313.68.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 14 – Blue Sky Portfolio – Pool B
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$20,950,000	Title:	Fee
Cut-off Date Principal Balance:	$20,950,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	2.8%	Net Rentable Area (SF):	254,225
Loan Purpose:	Acquisition	Location:	Various, Various
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Lawrence Charles Kaplan, George Thacker, Peter J. Veltri and Richard Schontz	Occupancy:	89.2%
Interest Rate:	6.60500%	Occupancy Date:	4/30/2025
Note Date:	6/27/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$1,931,280 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,952,261 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$1,834,630 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	83.9%
Amortization Type:	Interest Only	UW Revenues:	$2,943,735
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$1,140,010
Lockbox / Cash Management:	Springing	UW NOI:	$1,803,725
Additional Debt:	No	UW NCF:	$1,779,480
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$30,720,000 / $121
Additional Debt Type:	N/A	Appraisal Date:	5/15/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$82
Taxes:	$54,124	$27,062	N/A	Maturity Date Loan / SF:	$82
Insurance:	$59,516	$4,960	N/A	Cut-off Date LTV:	68.2%
Replacement Reserves:	$0	$2,119	N/A	Maturity Date LTV:	68.2%
Immediate Repair Reserve:	$33,063	$0	N/A	UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,950,000	70.0%	Purchase Price(3)	$29,362,000	98.1%
Borrower Sponsor Equity	8,987,146	30.0	Closing Costs	428,444	1.4
			Upfront Reserves	146,702	0.5
Total Sources	$29,937,146	100.0%	Total Uses	$29,937,146	100.0%
(1)	The borrowers are FultonBSH CWAR I, LLC, FultonBSH BLMT I, LLC, FultonBSH BNCO I, LLC and FultonBSH LRWY I, LLC.
(2)	4th Most Recent NOI is not available due to the borrower not being provided financials in connection with the acquisition of the Blue Sky Portfolio – Pool B Properties (as defined below).
(3)	Purchase Price includes a seller credit equal to $575,000.

The Loan. The Blue Sky Portfolio – Pool B mortgage loan (the “Blue Sky Portfolio – Pool B Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,950,000 and is secured by the borrowers’ fee interests in four self storage properties located in Arkansas, Montana, Wyoming and Colorado (the “Blue Sky Portfolio – Pool B Properties”). The Blue Sky Portfolio – Pool B Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.60500% per annum on an Actual/360 basis.

The Properties. The Blue Sky Portfolio – Pool B Properties are comprised of four self storage properties totaling 254,225 square feet of net rentable area containing an aggregate of 1,683 units. The Blue Sky Portfolio – Pool B Properties are located in Arkansas, Montana, Wyoming and Colorado. The Blue Sky Portfolio – Pool B Properties were built between 1972 and 2021. The Blue Sky Portfolio - Pool B Properties range in size from 43,678 to 93,222 square feet and contain between 311 and 517 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 14 – Blue Sky Portfolio – Pool B

The following table presents certain information relating to the Blue Sky Portfolio – Pool B Properties:

Portfolio Summary
Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built	Net Rentable Area (SF)(1)	Units(1)(2)	Appraised Value	% of UW NOI
Conway	Conway, AR	$6,900,000	32.9%	91.1%	2021	93,222	517	$9,720,000	33.7%
Billings	Billings, MT	$6,000,000	28.6%	92.9%	1972	60,825	431	$8,360,000	28.4
Laramie	Laramie, WY	$4,900,000	23.4%	88.8%	2020	56,500	424	$7,670,000	22.8
Bennett	Bennett, CO	$3,150,000	15.0%	80.6%	1994	43,678	311	$4,970,000	15.1
Total		$20,950,000	100.0%	89.2%		254,225	1,683	$30,720,000	100.0%
(1)	Occupancy, Net Rentable Area (SF) and Units are based on the underwritten rent rolls dated as of April 30, 2025.
(2)	Units include 99 parking spaces.

The Blue Sky Portfolio – Pool B Properties contain 1,683 total units, including 1,583 self storage units, 99 parking spaces and one master lease which were 88.4% occupied by unit and 89.2% occupied by square feet as of April 30, 2025. Individual mortgaged property occupancies ranged from 80.6% to 92.9% by square feet. The 1,583 self storage units are comprised of 1,457 traditional units (92.0% of total self storage units) and 126 climate-controlled units (8.0% of total self storage units). The 99 parking spaces, which are primarily used for RV parking and enclosed parking, were 79.8% occupied by units as of April 30, 2025.

The master lease is at the Bennett mortgaged property. The Bennett mortgaged property offers 46 unaffixed portable storage units that are 71.7% occupied as of April 30, 2025. Per the zoning report, the portable units are not a permitted use. At the origination of the Blue Sky Portfolio – Pool B Mortgage Loan, the borrowers entered into a master lease with a borrower affiliate at the Bennett mortgaged property at an aggregate annual rent of $70,761, which is the amount of rent currently generated by the unaffixed portable storage units. The master lease will be guaranteed by the guarantors of the Blue Sky Portfolio – Pool B Mortgage Loan. The master lease will remain in place until the earliest to occur of (i) the debt yield of the Blue Sky Portfolio – Pool B Mortgage Loan being greater than or equal to 8.75% (not taking into account any rental income from the portable self storage equipment located at the Bennett mortgaged property) and (ii) the portable units becoming a permitted use and the borrower collecting rents on such units in an amount greater than or equal to the aggregate amount of the rent being paid under the master lease on a trailing three-month basis.

The following table presents detailed information with respect to the unit mix of the Blue Sky Portfolio – Pool B Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Non-Climate Controlled Storage Units(2)	203,801	80.2%	90.6%	1,458	86.6%	89.3%
Climate Controlled Storage Units	19,700	7.7	84.6%	126	7.5	84.9%
Parking Spaces	30,724	12.1	83.1%	99	5.9	79.8%
Total / Wtd. Avg.	254,225	100.0%	89.2%	1,683	100.0%	88.4%
(1)	Based on the underwritten rent rolls dated as of April 30, 2025.
(2)	Includes the master lease, which is being counted as one unit.

Environmental. According to the Phase I environmental assessments dated May 8, 2025 and May 9, 2025, there was no evidence of any recognized environmental conditions at the Blue Sky Portfolio – Pool B Properties.

Historical and Current Occupancy(1)
2023(2)	2024(3)	Current(4)
90.7%	89.8%	88.4%
(1)	Historical Occupancies are the annual average occupancy of each respective year and based on total units.
(2)	2023 excludes the Laramie mortgaged property and is only inclusive of May 2023 to December 2023 occupancy for the other mortgaged properties.

(3)	2024 is only inclusive of April 2024 to December 2024 occupancy for the Laramie mortgaged property and is inclusive of full-year occupancy for the other mortgaged properties.
(4)	Current Occupancy is based on units and the underwritten rent rolls dated as of April 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 14 – Blue Sky Portfolio – Pool B

Operating History and Underwritten Net Cash Flow
	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent	$2,546,052	$2,637,764	$2,551,796	$3,118,593	$12.27	100.0%
Parking Income	7,258	7,369	6,071	6,071	0.02	0.2
Commercial Income(3)	131,341	149,307	153,620	160,851	0.63	5.2
Other Income	184,847	209,148	221,875	221,875	0.87	7.1
(Vacancy / Credit Loss)	0	0	0	(563,655)	(2.22)	(18.1)
Effective Gross Income	$2,869,498	$3,003,587	$2,933,362	$2,943,735	$11.58	94.4%

Total Expenses	$938,217	$1,051,326	$1,098,732	$1,140,010	$4.48	38.7%

Net Operating Income	$1,931,280	$1,952,261	$1,834,630	$1,803,725	$7.09	61.3%
Total Capex / RR	0	0	0	24,245	0.10	0.8
Net Cash Flow	$1,931,280	$1,952,261	$1,834,630	$1,779,480	$7.00	60.4%
(1)	TTM reflects the trailing 12-month period ending April 30, 2025.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Commercial income is underwritten to the actual commercial tenant rent roll of the commercial tenants located at the Billings mortgaged property.

The Markets. The Blue Sky Portfolio – Pool B Properties are located in Arkansas, Montana, Wyoming and Colorado. The Conway mortgaged property is located in Conway, Arkansas, within the Little Rock Metro market and the Faulkner/Lonoke County submarket. As of the first quarter of 2025, the Little Rock Metro market had an occupancy rate of 85.5% and the Faulkner/Lonoke County submarket had an occupancy rate of 90.3%. The Bennett mortgaged property is located within the Denver Metro market and the Aurora submarket. As of the first quarter of 2025, the Denver market had an occupancy rate of 88.0% and the Aurora submarket had an occupancy rate of 87.8%. Market and submarket information were not provided for the Billings and Laramie mortgaged properties.

The following table presents certain 2024 demographic information for the Blue Sky Portfolio – Pool B Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Conway	Conway, AR	7,792	44,036	69,794	$86,384	$83,798	$83,338
Billings	Billings, MT	12,479	61,285	106,231	$74,136	$88,708	$98,921
Laramie	Laramie, WY	2,628	26,660	33,446	$72,571	$71,064	$76,657
Bennett	Bennett, CO	2,764	4,298	7,263	$95,540	$102,358	$122,113
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 15 – Park at Sugar Creek
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,200,000	Title:	Fee
Cut-off Date Principal Balance:	$19,200,000	Property Type – Subtype:	Mixed Use – Office / Medical Office / Retail
% of IPB:	2.6%	Net Rentable Area (SF):	140,532
Loan Purpose:	Refinance	Location:	Sugar Land, TX
Borrowers:	KFLP Partnership, Ltd. and JDLP, Ltd.	Year Built / Renovated:	1985 / 2022-2025
Borrower Sponsors:	Kamran Farhadi and James R. Damavandi	Occupancy:	79.3%
Interest Rate:	6.70000%	Occupancy Date:	6/1/2025
Note Date:	8/5/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/1/2030	3rd Most Recent NOI (As of):	$1,942,068 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,125,901 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,248,102 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	81.2%
Amortization Type:	Interest Only	UW Revenues:	$3,190,892
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$1,228,392
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,962,500
Additional Debt:	No	UW NCF:	$1,829,270
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,200,000 / $222
Additional Debt Type:	N/A	Appraisal Date:	4/23/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$137
Taxes:	$278,095	$34,762	N/A	Maturity Date Loan / SF:	$137
Insurance(1):	$366,022	Springing	N/A	Cut-off Date LTV:	61.5%
Replacement Reserves:	$0	$2,342	$100,000	Maturity Date LTV:	61.5%
TI / LC Reserve(2):	$250,000	$25,000	$550,000	UW NCF DSCR:	1.40x
Deferred Maintenance:	$156,563	$0	N/A	UW NOI Debt Yield:	10.2%
Other Reserves(3):	$523,037	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,200,000	90.3%	Loan Payoff	$19,204,219	90.3%
Borrower Equity	2,073,921	9.7	Reserves	1,573,716	7.4
			Closing Costs	495,986	2.3
Total Sources	$21,273,921	100.0%	Total Uses:	$21,273,921	100.0%
(1)	The borrowers are not required to make monthly insurance deposits so long as the Park at Sugar Creek Property (as defined below) is covered under a blanket insurance policy and (i) no event of default has occurred or is continuing and (ii) the borrowers provide to the lender timely evidence of payment of all such insurance premiums.
(2)	Commencing with the payment date that occurs in October 2025, and continuing on each payment date until the balance on deposit is at least equal to $550,000, the borrowers will be required to deposit an amount equal to $25,000 and (i) on each payment during which the rollover reserve is less than $200,000, the borrowers will be required to deposit an amount equal to approximately $8,760 per month. If the balance of the rollover reserve subaccount reaches $550,000, the borrowers’ obligation to make monthly deposits will be suspended for so long as the balance of funds on deposit is equal or greater than the $200,000. To the extent a monthly deposit would cause the balance of funds on deposit to exceed $200,000, such monthly deposit will be decreased by an amount equal to such excess. From and after the re-commencement of the borrowers’ obligation to make monthly deposits into the rollover reserve subaccount (subject to clause (i) above), so long as the balance of funds on deposit in the rollover reserve subaccount is equal to or greater than the $200,000, the borrowers will not be required to make such deposits; provided, however, the borrowers will be required to resume making monthly deposits to the extent that any release of funds in the rollover reserve subaccount causes the balance of funds on deposit in the rollover reserve subaccount to fall below the $200,000.
(3)	The Other Reserves consist of approximately $523,037 for an unfunded obligations reserve, which is comprised of approximately (i) $427,429 for unpaid TI/LC costs and (ii) $95,608 for unpaid gap/free rent.

The Loan. The Park at Sugar Creek mortgage loan (the “Park at Sugar Creek Mortgage Loan”) has an outstanding principal balance as of the Cut-Off Date of $19,200,000 and is secured by a first lien mortgage on the borrowers’ fee interest in a mixed-use property located in Sugar Land, Texas (the “Park at Sugar Creek Property”). The Park at Sugar Creek Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest at a rate of 6.70000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 15 – Park at Sugar Creek

The Property. The Park at Sugar Creek Property is a 140,532 square foot mixed-use office / medical office / retail property situated on a 10.40-acre site located in Sugar Land, Texas located approximately 20 miles southeast of Downtown Houston. The Park at Sugar Creek Property features 20, single-story buildings constructed in 1985. The Park at Sugar Creek Property’s largest tenant is Memorial Hermann Hospital System and medical services at the Park at Sugar Creek Property include physical therapy and rehabilitation, imaging, and lab work. The Park at Sugar Creek Property is surrounded by additional medical services, including Memorial Hermann Sugar Land Hospital, a full service acute care facility with emergency room services. The Park at Sugar Creek Property consists of 58,591 square feet of medical space, 12,446 square feet of office space and 69,495 square feet of retail space. Since acquisition, the borrower sponsors have spent $2.0 million in capital expenditures which included TPO roofing installation, HVAC replacements and landscaping upgrades. Parking is provided via 483 spaces at a parking ratio of 3.4 spaces per 1,000 square feet of net rentable area. According to the rent roll dated June 1, 2025, the Park at Sugar Creek Property is 79.3% leased.

Major Tenants.

Memorial Hermann Hospital Systems (40,283 square feet, 28.7% of NRA, 35.4% of underwritten base rent, Moody’s: Aa3): Founded in 1907 and headquartered in Houston, Texas, Memorial Hermann Health System is a community-owned nonprofit health system and the largest not-for-profit health system in Southeast Texas. The company operates across various settings and comprises 17 hospitals, eight cancer centers, three heart and vascular institutes, and numerous other facilities. Memorial Hermann Health System works with over 6,600 affiliated physicians and 34,000 employees across more than 260 care delivery sites. The company also partners up with a variety of community partners such as Aldi Grocery Stores, Houston Food Bank, and The Women’s Resource Center, among others, to address and resolve social issues in the Houston community. Memorial Hermann Hospital System occupies two suites within the Park at Sugar Creek Property, pursuant to a lease for 38,000 square feet and a lease for 2,283 square feet, each with a lease expiration date of August 2037. Memorial Hermann Hospital System has no remaining renewal options and no termination options.

Majest Play Ground LLC (MajestKids) (10,562 square feet, 7.5% of NRA, 3.9% of underwritten base rent): MajestKids Play Ground LLC (“MajestKids”) is an indoor playground and birthday party venue located in Sugar Land, Texas, catering to infants, toddlers, and preschoolers. The facility features a colorful play structure with slides, soft building blocks, and interactive games, designed to entertain and help develop children's motor and social skills. MajestKids has been a tenant at the Park at Sugar Creek Property since 2021 under a lease that expires in July 2027, and has one, three-year renewal option remaining and no termination options.

Sugar Land MCD Associates, LP (K9 Resorts Luxury Pet Hotel) (10,062 square feet, 7.2% of NRA, 9.4% of underwritten base rent): Sugar Land MCD Associates, LP (K9 Resorts Luxury Pet Hotel) (“K9 Resorts Luxury Pet Hotel”) offers premium dog boarding and daycare services, emphasizing comfort and personalized care. Their facility features cage-free suites, supervised play areas, and amenities designed to provide a home-like environment for pets. K9 Resorts Luxury Pet Hotel has been a tenant at the Park at Sugar Creek Property since 2023 under a lease that expires in November 2033, with two, five-year renewal options remaining and no termination options.

Environmental. According to the Phase I environmental assessment dated April 24, 2025, there was no evidence of any recognized environmental conditions at the Park at Sugar Creek Property.

The following table presents certain information relating to the historical and current occupancy of Park at Sugar Creek Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
82.8%	77.7%	77.9%	79.3%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated June 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 15 – Park at Sugar Creek

The following table presents certain information relating to the largest tenants (of which, certain tenants have co-tenancy provisions) at Park at Sugar Creek Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Memorial Hermann Hospital Systems	Aa3/NR/NR	40,283	28.7%	$18.80	$757,220	35.4%	8/31/2037
Majest Play Ground LLC (MajestKids)(4)	NR/NR/NR	10,562	7.5	$8.00	84,496	3.9	7/31/2027
Sugar Land MCD Associates, LP (K9 Resorts Luxury Pet Hotel)(5)	NR/NR/NR	10,062	7.2	$20.00	201,240	9.4	11/30/2033
Gelato and Sweets, Inc.	NR/NR/NR	5,600	4.0	$20.00	112,000	5.2	12/31/2030
Core Dance Company, LLC	NR/NR/NR	4,499	3.2	$18.01	81,019	3.8	12/31/2026
Major Tenants		71,006	50.5%	$17.41	$1,235,975	57.7%
Other Tenants		40,434	28.8	22.38	904,881	42.3
Occupied Total Collateral / Wtd. Avg.		111,440	79.3%	$19.21	$2,140,856	100.0%
Vacant Space		29,092	20.7
Collateral Total		140,532	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2025, with rent steps totaling $46,221 through June 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $46,221 through June 2026.
(4)	MajestKids has one, three-year renewal option remaining.
(5)	K9 Resorts Luxury Pet Hotel has two, five-year renewal options remaining.

The following table presents certain information relating to the lease rollover schedule at Park at Sugar Creek Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	29,092	20.7%	NAP	NAP	29,092	20.7%	NAP	NA	P
2025 & MTM	0	0	0.0	0	0.0%	29,092	20.7%	$0	0.0%
2026	7	17,711	12.6	325,007	15.2	46,803	33.3%	$325,007	15.2%
2027	3	13,929	9.9	161,570	7.5	60,732	43.2%	$486,577	22.7%
2028	3	4,910	3.5	99,565	4.7	65,642	46.7%	$586,142	27.4%
2029	5	11,920	8.5	306,217	14.3	77,562	55.2%	$892,359	41.7%
2030	3	8,625	6.1	182,037	8.5	86,187	61.3%	$1,074,396	50.2%
2031	0	0	0.0	0	0.0	86,187	61.3%	$1,074,396	50.2%
2032	0	0	0.0	0	0.0	86,187	61.3%	$1,074,396	50.2%
2033	1	10,062	7.2	201,240	9.4	96,249	68.5%	$1,275,636	59.6%
2034	0	0	0.0	0	0.0	96,249	68.5%	$1,275,636	59.6%
2035	1	4,000	2.8	108,000	5.0	100,249	71.3%	$1,383,636	64.6%
2036 & Beyond	2	40,283	28.7	757,220	35.4	140,532	100.0%	$2,140,856	100.0%
Total/Wtd. Avg.	25	140,532	100.0%	$2,140,856	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2025, with rent steps totaling $46,221 through June 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling approximately $46,221 through June 2026.

The Market. The Park at Sugar Creek Property is located in Sugar Land, Texas, and forms part of the Houston-The Woodlands-Sugar Land metropolitan statistical area (the “Houston MSA”). The Houston MSA is the fifth largest in the United States by population and the fourth largest by economic output. Major employers in the Houston MSA include Amazon, H-E-B, Houston Methodist, Walmart, and Memorial Hermann Health System. The Park at Sugar Creek Property is located at the southeast corner of Parkway Boulevard and Sugar Land Parkway, just south of the Southwest Freeway in the city of Sugar Land. Sugar Land spans approximately 43.0 square miles and is located approximately 20 miles southwest of downtown Houston, with regional connectivity via IH-69, Highway 6, and US-90/South Main Street. According to the appraisal, the Park at Sugar Creek Property is considered a high-quality neighborhood shopping center and is competitive with similar retail centers in the Stafford submarket and surrounding areas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BBCMS 2025-5C37
No. 15 – Park at Sugar Creek

According to the appraisal, the Park at Sugar Creek Property is located in the Stafford retail submarket within the broader Houston retail market. As of the first quarter of 2025, the Houston retail market had inventory of approximately 447.7 million square feet across all retail types, with a vacancy rate of 5.2% and an asking rental rate of $23.97 per square feet. The Houston retail market experienced a positive net absorption of 326,000 square feet and recorded 30,000 square feet of new completions. As of the first quarter of 2025, the Stafford retail submarket reported inventory of approximately 8.3 million square feet, with a vacancy rate of 5.6% and an asking rental rate of $22.41 per square foot. The Stafford retail submarket experienced a positive net absorption of 33,000 square feet and recorded 18,000 square feet of new completions.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Park at Sugar Creek Property was 4,131, 89,615, and 300,949, respectively, and an average household income within the same radii of $184,220, $124,746, and $119,248, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Park at Sugar Creek Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements
Retail Inline	$25.00	60	3.00% Annual	$15.00
Large Retail	$15.00	84	Flat	$10.00
Retail Pad	$20.00	120	10.0% Mid-Term	$10.00
Hospital	$22.00	120	10.0% Mid-Term	$30.00
Medical Office	$27.00	60	3.00% Annual	$30.00
Office	$18.00	60	3.00% Annual	$5.00
(1)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows of the Park at Sugar Creek Property:

Operating History and Underwriting Net Cash Flow
	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,049,098	$2,183,089	$2,093,132	$2,880,025	$20.49	73.3%
Vacant Income	0	0	0	0	$0.00	0.0
Gross Potential Rent	$2,049,098	$2,183,089	$2,093,132	$2,880,025	$20.49	73.3%
Total Reimbursements	900,795	907,652	985,716	1,042,769	7.42	26.5
Other Income	7,123	9,706	7,267	7,267	0.05	0.2
Net Rental Income	$2,957,016	$3,100,447	$3,086,114	$3,930,061	$27.97	100.0%
(Vacancy/Credit Loss)	0	0	0	(739,169)	(5.26)	(18.8)
Effective Gross Income	$2,957,016	$3,100,447	$3,086,114	$3,190,892	$22.71	81.2%
Total Expenses	$1,014,948	$974,546	$838,012	$1,228,392	$8.74	38.5
Net Operating Income	$1,942,068	$2,125,901	$2,248,102	$1,962,500	13.96	61.5%
Capital Expenditures	0	0	0	28,106	0.20	0.9
TI/LC	0	0	0	105,124	0.75	3.3
Net Cash Flow	$1,942,068	$2,125,901	$2,248,102	$1,829,270	13.02	57.3%
(1)	TTM reflects the trailing 12-month period ending June 30, 2025.
(2)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Rents in Place includes (i) in-place rent totaling $1,874,635, which includes annual underwritten rents of $112,000 for Gelato and Sweets, Inc. (currently has four months of free rent, approximately $37,333 in free rent was reserved at origination) and $108,000 for Symetria Health of Texas LLC (currently has three months of free rent, approximately $27,681 in free rent was reserved at origination), (ii) contractual rent steps totaling $46,221 through June 2026 and (iii) vacancy gross up rents totaling $739,169.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Structural and Collateral Term Sheet	BBCMS 2025-5C37
Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479

Sammy Hamididdin - Director	sammy.hamididdin@barclays.com	(212) 526-4751

Walter Johnston – Director	walter.johnston@barclays.com	(212) 526-5248

Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972

Matthew Jacob – Assistant Vice President	matthew.jacob@barclays.com	(212) 526-7268

Barclays CMBS Trading
Sonya Naths - Director	sonya.naths@barclays.com	(917) 416-0219

Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780

Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780

Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295

Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343

Goldman CMBS Capital Markets and Banking
Scott Epperson – Managing Director	scott.epperson@gs.com	(212) 934-2882

Scott Walter – Managing Director	scott.walter@gs.com	(212) 357-8910

Justin Peterson – Vice President	justin.peterson@gs.com	(212) 902-4283

Societe Generale CMBS Capital Markets & Banking
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263

Justin Cappuccino - Director	justin.cappuccino@sgcib.com	(212) 278-6393

Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467

UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832

Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278

Andrew Lisa – Executive Director	andrew.lisa@ubs.com	(212) 713-3506

BMO CMBS Capital Markets and Banking
Paul Vanderslice – Managing Director	paul.vanderslice@bmo.com	(917) 996-4514

David Schell – Managing Director	david.schell@bmo.com	(347) 996-0721

Ravish Kamath – Director	ravish.kamath@bmo.com	(347) 668-1507

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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